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As filed with the Securities and Exchange Commission on September 29, 2003

Registration No. 333-107211

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

J. CREW INTERMEDIATE LLC
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

6719
(Primary standard industrial classification code number)

—
(I.R.S. Employer Identification No.)

770 Broadway
New York, NY 10003
(212) 209-2500
(Address, including zip code, and telephone number,
including area code, of principal executive offices)

Copies to:

Arlene S. Hong, Esq. Senior Vice President, General Counsel J. Crew Intermediate LLC 770 Broadway New York, NY 10003 (212) 209-2500	Paul J. Shim, Esq. Cleary, Gottlieb, Steen & Hamilton One Liberty Plaza New York, New York 10006 (212) 225-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

        Approximate date of commencement of proposed sale to the public:    As soon as practicable after the Registration Statement becomes effective and all other conditions to the exchange offer described in the enclosed prospectus have been satisfied or waived.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

16.0% Senior Discount Contingent Principal Notes due 2008	$193,346,138(3)	100%	$193,346,138	$15,641.70

(1)
Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

(2)
Calculated by multiplying 0.0000809 by the proposed maximum aggregate offering price.

(3)
Aggregate principal amount at maturity assuming no contingent principal is issued.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be amended. These securities may not be sold until the related registration statement filed with the Securities and Exchange Commission or any applicable State securities commission becomes effective. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 29, 2003

PROSPECTUS

J. CREW INTERMEDIATE LLC
Offer to Exchange
$193,346,138 aggregate principal amount of
16.0% Senior Discount Contingent Principal Notes due 2008
For
$193,346,138 aggregate principal amount of
16.0% Senior Discount Contingent Principal Notes Due 2008
Registered under the Securities Act of 1933

Terms of the Exchange Offer

  •
  We are offering to exchange $193,346,138 in aggregate principal amount at maturity of the outstanding initial notes that we sold in private and offshore offerings for new registered notes.

  •
  The exchange offer expires at 5:00 p.m., New York City time, on                        , 2003, unless extended.

  •
  Tenders of outstanding initial notes may be withdrawn at any time prior to the expiration of the exchange offer.

  •
  All outstanding notes that are validly tendered and not validly withdrawn will be exchanged.

  •
  We believe that the exchange of initial notes for exchange notes will not be a taxable exchange for U.S. federal income tax purposes.

  •
  We will not receive any proceeds from the exchange offer.

  •
  The terms of the notes to be issued are identical to the outstanding initial notes, except for the transfer restrictions and registration rights relating to the outstanding notes.

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for initial notes where such initial notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus, as amended and supplemented, available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

        We do not intend to apply for the listing of the exchange notes on any national securities exchange or for quotation through the NASDAQ system. The exchange notes are, however, expected to be eligible for trading in the Private Offerings, Resales and Trading through Automatic Linkages (PORTAL) market.

        Investing in the exchange notes involves certain risks. See "Risk Factors" beginning on page 14.

        We are not making an offer to exchange notes in any jurisdiction where the offer is not permitted.

        Neither the Securities and Exchange Commission nor any State securities commission has approved the notes to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2003.

        This document is only being, and may only be, distributed to, and is only directed at (i) persons outside the United Kingdom, and (ii) persons in the United Kingdom of the kind described in Article 43(1)(b) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 or persons to whom such document may otherwise lawfully be distributed or directed.

        The offer to exchange notes is not being made to and is not open to persons in the United Kingdom other than persons in the United Kingdom whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995.

i

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the Securities and Exchange Commission, which we refer to as either the "SEC" or the "Commission," a registration statement on Form S-4 under the Securities Act of 1933, as amended, relating to the exchange offer that includes important business and financial information about us that is not included in or delivered with this prospectus. This prospectus does not contain all of the information included in the registration statement. This information is available from us without charge to holders of the initial notes. Any statement made in this prospectus summarizing or outlining the contents of any contract, agreement or other document is qualified in its entirety by reference to such items, sections or provisions of that contract, agreement or document. If we have filed any of those contracts, agreements or other documents as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Following the exchange offer, we will commence filing periodic reports and other information with the SEC under the Securities Exchange Act of 1934, as amended.

        You may read and copy the registration statement, including the attached exhibits, and any reports, statements or other information that we file, and any reports filed by our parent company, J. Crew Group, Inc. and our wholly-owned subsidiary, J. Crew Operating Corp., at the Public Reference Room of the SEC's headquarters located at 450 Fifth Street N.W., Washington, D.C. 20549.

        You may obtain information on the operation of the Public Reference Room by calling the SEC at 800-SEC-0330. These SEC filings will also be available to the public from commercial document retrieval services and at the SEC's internet site (http//www.sec.gov).

        In addition, the annual report on Form 10-K, the quarterly reports on Form 10-Q, the current reports on Form 8-K and any amendments to such reports filed by us, J. Crew Group, Inc. and J. Crew Operating Corp. are available, free of charge, on our internet website at http://www.jcrew.com. These reports are available as soon as reasonably practicable after they are electronically filed with the SEC. The reference to our website address does not constitute incorporation by reference of the information contained in the website, and the information contained in the website is not a part of this prospectus. You may also request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Office of the General Counsel
J. Crew Intermediate LLC
770 Broadway
New York, NY 10003
(212) 209-8257

        TO OBTAIN TIMELY DELIVERY OF ANY OF OUR FILINGS, AGREEMENTS OR OTHER DOCUMENTS, YOU MUST MAKE YOUR REQUEST TO US NO LATER THAN FIVE BUSINESS DAYS BEFORE THE EXPIRATION DATE OF THE EXCHANGE OFFER.

        You should rely only on the information provided or incorporated by reference in this prospectus and the registration statement. No person has been authorized to provide you with different information. The information in this prospectus is accurate as of the date on the front cover of the prospectus. You should not assume that the information contained in this prospectus is accurate as of any other date.

ii

FORWARD-LOOKING STATEMENTS

        Certain statements in this prospectus contain "forward-looking statements." Written or oral forward-looking statements may also be included in the periodic reports of J. Crew Group, Inc., J. Crew Intermediate LLC and J. Crew Operating Corp. to the SEC on Forms 10-K, 10-Q and 8-K, in press releases and other written materials and in oral statements made by our officers, directors or employees to third parties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements, particularly statements about our plans, strategies and prospects under the headings "Prospectus Summary," "Business," "Selected Financial Information and Other Data of Holdings," "Selected Financial Information and Other Data of Operating Corp.," "Management's Discussion and Analysis of Financial Condition and Results of Operations of Holdings," "Management's Discussion and Analysis of Financial Condition and Results of Operations of Operating Corp." and "Financial Statements and Supplementary Data." Such forward-looking statements involve known and known risks, uncertainties and other important factors that could cause the actual results, our performance or achievements, or industry results, to differ materially from historical results, any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, competitive pressures in the apparel industry, changes in levels of consumer spending or preferences in apparel and acceptance by customers of our products, overall economic conditions, governmental regulations and trade restrictions, acts of war or terrorism in the United States or worldwide, political or financial instability in the countries where our goods are manufactured, postal rate increases, paper and printing costs, availability of suitable store locations at appropriate terms, the level of our indebtedness and exposure to interest rate fluctuations, and other risks and uncertainties described in this prospectus and other reports and documents filed or which may be filed, from time to time, with the Commission. See in particular the "Risk Factors" section of this prospectus. These forward-looking statements are based on current plans, estimates and projections, and therefore, these forward-looking statements are subject to change based on a number of factors, such as those outlined in this section. Forward-looking statements speak only as of the date they are made and we undertake no obligation to update publicly any of them in light of new information or future events.

        You should carefully consider the trends, risks and uncertainties described in the "Risk Factors" section of this prospectus and other information in this prospectus and reports filed with the SEC before making any investment decision with respect to the notes. If any of the trends, risks or uncertainties set forth in the "Risk Factors" section of this prospectus actually occurs or continues, our business, financial condition or operating results could be materially adversely affected. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

PRINCIPAL EXECUTIVE OFFICE

        Our headquarters are located at 770 Broadway, New York, NY 10003 and our telephone number is (212) 209-2500.

iii

PROSPECTUS SUMMARY

        The following summary highlights certain material information about the Company and this offering. It may not contain all of the information that is important to you. For a more comprehensive understanding of our company and this offering, you should read carefully this document.

        In this prospectus, unless specified otherwise, the "Company," "Intermediate," "we," "us," "our" or "our Company" refer, as the context requires, to J. Crew Intermediate LLC and its subsidiaries, "Holdings" refers to J. Crew Group, Inc., and "Operating Corp." refers to J. Crew Operating Corp.

        In this prospectus, the "notes" refer to the initial notes and the exchange notes.

J. Crew

Overview

        In this section, "we," "us" and "our" refer to Intermediate and our wholly owned subsidiaries, including Operating Corp.

        We are a nationally recognized retailer of women's and men's apparel, shoes and accessories sold under the "J. Crew" brand name. Started in 1983, we have built and reinforced our brand name and image through the circulation of catalogs that use magazine-quality photography to portray a classic American perspective and aspirational lifestyle and the operation of our stores and internet website. We believe that the "J. Crew" brand name is widely recognized for its timeless styles at price points that represent exceptional product value. We offer a full line of men's and women's clothing, including basic durables (casual weekend), workwear (casual weekday), swimwear, sport, accessories and shoes to meet our customers lifestyle needs. Many of the original items introduced by us in the early 1980s (such as the rollneck sweater, weathered chino, barn jacket and pocket tee) were instrumental in establishing the J. Crew brand and continue to be core product offerings.

        Our products are distributed exclusively through our retail and factory stores, our catalog and our internet website located at www.jcrew.com. As of August 2, 2003, we operated 155 retail stores and 42 factory outlet stores in the United States. We believe that our customer base consists primarily of college-educated, professional and upscale customers who in our experience have demonstrated strong brand loyalty and a tendency to make repeated purchases. In addition, J. Crew products are distributed through 50 freestanding and shop-in-shop stores in Japan under a licensing agreement with Itochu Corporation.

        We have three major operating divisions: J. Crew Retail, J. Crew Direct and J. Crew Factory, each of which operate under the J. Crew brand name. In fiscal 2002, products sold under the J. Crew brand contributed $732.2 million in net sales, comprised of $408.0 million from J. Crew Retail, $248.0 million from J. Crew Direct and $76.2 million from J. Crew Factory. In addition, in fiscal 2002, we generated licensing revenues of $2.3 million and shipping and handling revenues of $31.8 million. See "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Holdings."

Our Formation and Ownership

        We are a Delaware limited liability company formed on March 27, 2003. Our sole member is J. Crew Group, Inc., a New York corporation incorporated in 1988, which we refer to as Holdings. Our assets consist of the capital stock of Operating Corp., our wholly owned subsidiary through which we conduct our operations, and the $120,330,000 aggregate principal amount of outstanding 13 1/8% Senior Discount Debentures due 2008 of Holdings, which we refer to as the "senior discount debentures of Holdings," that we received in exchange for the issuance of the initial notes on May 6, 2003.

        The notes are the direct, unsecured and unconditional obligations of Intermediate. The following discussion of the operations of Holdings and Operating Corp. is provided because our ability to make payments on the notes starting on November 15, 2005 is dependent on the levels of indebtedness and the financial and operating performance of Holdings, which is in turn dependent on the levels of indebtedness and the financial and operating performance of Operating Corp.

Congress Credit Facility

        On December 23, 2002, Operating Corp. and its wholly owned subsidiaries, J. Crew Inc., Grace Holmes, Inc. and H.F.D. No. 55, Inc., as borrowers, and Holdings and J. Crew International, Inc., a wholly owned subsidiary of Holdings, as guarantors, entered into a Loan and Security Agreement with Wachovia Bank, N.A., as arranger, Congress Financial Corporation, as administrative and collateral agent, and a syndicate of lenders which provides for a maximum credit availability of up to $180.0 million. We refer to the Loan and Security Agreement, as amended, as the "Congress Credit Facility". The Congress Credit Facility provides for:

  •
  revolving loans of up to $160.0 million, including letter of credit accommodations and real property availability of $5.8 million; and

  •
  supplemental loans of up to $20.0 million each year during the period from April 15 to September 15.

        The Congress Credit Facility expires in December 2005. The total amount of availability is limited to the sum of 85% of eligible receivables, 90% of the net recovery percentage of inventories (as determined by inventory appraisal) for the period of August 1 through November 30, 85% of the net recovery percentage of inventories for the period December 1 through July 31 and the real estate availability of $5.8 million. The Congress Credit Facility was amended on February 7, 2003 to provide for an exclusion from the definition of consolidated net income of severance and other one-time employment-related charges of up to $6.7 million in the last quarter of fiscal 2002 and $3.0 million in the first quarter of fiscal 2003. The Congress Credit Facility was again amended on April 4, 2003 to (a) consent to the formation of Intermediate and the issuance of the initial notes; (b) carve-out a $9.0 million one-time charge for non-current inventory from a covenant requiring that Operating Corp. maintain a minimum level of earnings before interest, taxes, depreciation and amortization (which we refer to as the "EBITDA covenant"); (c) reduce the minimum required EBITDA covenant levels and (d) eliminate the supplemental loan availability in fiscal 2003. See "Description of Other Indebtedness—Congress Credit Facility." The borrowers' obligations under the Congress Credit Facility are unconditionally and irrevocably guaranteed by the guarantors and are secured by all of the assets of the borrowers and the guarantors, including the membership interests of Intermediate and the common stock of Operating Corp. See "Description of Other Indebtedness—Congress Credit Facility."

        As of August 2, 2003, there were $5.5 million of borrowings outstanding under the Congress Credit Facility.

New Management Team

        In January 2003, Millard S. Drexler, Jeffrey A. Pfeifle and Scott Gilbertson joined Holdings as key members of Holdings' management team. Prior to joining Holdings as Chief Executive Officer, Mr. Drexler served as Chief Executive Officer of The Gap, Inc. from 1995 until September 2002 and its President from 1987 until 1995. Mr. Pfeifle, the new President of Holdings, worked with Mr. Drexler as an Executive Vice President (product and design) of the Old Navy division of The Gap, Inc. from 1995 until 2003. Mr. Gilbertson, the new Chief Operating Officer of Holdings, was a principal of Texas Pacific Group from January 2001 to January 2003 and a founding partner of eVolution Global Partners, a private venture capital company, from March 2000 to January 2001.

TPG-MD Investment Notes Payable

        On February 4, 2003, Operating Corp. entered into a credit agreement, which we refer to as the "TPG-MD Investment Notes Payable", with TPG-MD Investment, LLC, an entity controlled by Texas Pacific Group and Millard S. Drexler. The TPG-MD Investment Notes Payable provides for:

  •
  Tranche A loan in an aggregate principal amount of $10.0 million; and

  •
  Tranche B loan in an aggregate principal amount of $10.0 million.

        The loans are due in February 2008 and bear interest at 5.0% per annum payable semi-annually in arrears on January 31 and July 31, commencing on July 31, 2003. Interest will compound and be capitalized and added to the principal amount on each interest payment date. Payment of the loans is subordinated in right of payment to the prior payment of all senior debt and on the same terms as Operating Corp.'s 10 3/8% senior subordinated notes due 2007, which we refer to as the "senior subordinated notes of Operating Corp." The loans are guaranteed by certain subsidiaries of Operating Corp.

        The lender has the right, exercisable at anytime prior to the maturity date, to exchange the principal amount of accrued and unpaid interest on the loans into shares of common stock of Holdings at an exercise price of $6.82 per share. The lender also has the right to require Operating Corp. to prepay the loans without premium or penalty under certain circumstances. See "Description of Other Indebtedness—TPG-MD Investment Notes Payable."

The Exchange Offer

        On May 6, 2003, Intermediate issued $193,346,138 aggregate principal amount at maturity of 16.0% Senior Discount Contingent Principal Notes due 2008 in exchange for $120,333,000 in aggregate principal amount, excluding accrued interest, of outstanding senior discount debentures of Holdings in private and offshore offerings. Each initial note had an initial principal amount on the date of issuance of $678, and each $1,000 in principal amount at maturity of the initial notes (not including any contingent principal and accreted interest thereon) was issued in exchange for the senior discount debentures of Holdings with a principal amount of $622. Following this exchange, there is currently $21,667,000 million in aggregate principal amount of senior discount debentures of Holdings outstanding that are held by holders other than Intermediate.

Exchange Offer and Registration Rights Agreement

        When we issued the initial notes, we entered into a Registration Rights Agreement in which we agreed, among other things, to use our best efforts to consummate an offer to exchange the initial notes for registered exchange notes on or prior to December 2, 2003.

The Exchange Offer

        Under the terms of the exchange offer, you are entitled to exchange the initial notes for registered exchange notes with substantially identical terms. You should read the discussion under the heading "Description of Exchange Notes" for further information regarding the exchange notes. As of August 2, 2003, there were $193,346,138 aggregate principal amount at maturity of the initial notes outstanding.

Resale of Exchange Notes

        We believe that you, as a holder of the initial notes, may participate in the exchange offer, and that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

  •
  you are acquiring the exchange notes in the ordinary course of your business and you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate in the distribution of the exchange notes;

  •
  you are not a broker-dealer who acquired the initial notes directly from us; and

  •
  you are not an "affiliate" of us.

        If any of the foregoing is not true and you transfer any exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from the registration requirements of the Securities Act, you may incur liability under the Securities Act. We do not assume, or indemnify you against, such liability.

        Each broker-dealer that receives exchange notes for its own account in exchange for initial notes, where such initial notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."

Consequences of Failure to Exchange Initial Notes

        If you are eligible to participate in the exchange offer but you do not exchange your initial notes for exchange notes, you will no longer be able to require us to register the initial notes under the Securities Act. In addition, you will not be able to offer or sell the initial notes unless:

  •
  the offer or sale is registered under the Securities Act; or

  •
  you offer or sell them under an exemption from the requirements of, or in a transaction not subject to, the Securities Act.

Expiration Date

        The exchange offer will expire at 5:00 p.m., New York City time, on                        , 2003, unless we decide to extend the exchange offer.

Procedures for Tendering Initial Notes

        If you wish to accept the exchange offer, you must:

  •
  complete, sign and date the letter of transmittal or a facsimile of it; and

  •
  send the letter of transmittal accompanying this prospectus and all other documents required by it, including the initial notes to be exchanged, to U.S. Bank National Association, as exchange agent. Alternatively, you can tender your initial notes by following the procedures for book-entry transfer described in this prospectus.

Guaranteed Delivery Procedures

        If you wish to tender your initial notes and you cannot get your required documents to the exchange agent by the expiration date, you may tender your initial notes according to the guaranteed delivery procedures under the heading "The Exchange Offer—Guaranteed Delivery Procedures."

Withdrawal Rights

        You may withdraw the tender of your initial notes at any time prior to 5:00 p.m., New York City time, on the expiration date. To withdraw, you must send a written or facsimile transmission notice of withdrawal to the exchange agent by 5:00 p.m., New York City time, on the expiration date. We refer you to "The Exchange Offer—Withdrawal of Tenders."

Acceptance of Initial Notes and Delivery of Exchange Notes

        If all of the conditions to the exchange offer are satisfied or waived by us prior to 5:00 p.m., New York City time, on the expiration date, we will accept any and all initial notes that are properly tendered in the exchange offer as of such time. We will deliver the exchange notes promptly after the expiration date. See "The Exchange Offer—Conditions."

Tax Considerations

        The exchange of initial notes for exchange notes will not be a taxable exchange for federal income tax purposes for U.S. holders of the initial notes. However, the exchange notes, for U.S. federal income tax purposes, will constitute contingent payment debt instruments subject to U.S. federal income tax rules applicable to contingent payment debt instruments. Under this treatment, you will be required to include amounts in income, as ordinary interest income, in advance of your receipt of cash attributable to such income. See "Certain U.S. Federal Income Tax Considerations." You should consult your tax advisor about the tax consequences of this exchange as they apply to your individual circumstances.

Exchange Agent

        U.S. Bank National Association is serving as exchange agent for the exchange offer.

Fees and Expenses

        We will bear all expenses related to consummating the exchange offer and complying with the Registration Rights Agreement. See "The Exchange Offer—Fees and Expenses."

Use of Proceeds

        We will not receive any cash proceeds from the issuance of the exchange notes. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Holdings—Liquidity and Capital Resources."

Description of Exchange Notes

Issuer

        J. Crew Intermediate LLC, a Delaware limited liability company, of which Holdings is the sole member, is the issuer.

Notes Offered

        We are offering $193,346,138 aggregate principal amount of 16.0% Senior Discount Contingent Principal Notes due 2008. The form and terms of the exchange notes are the same as the form and terms of the initial notes, except that the offering and distribution of the exchange notes have been registered under the Securities Act. Therefore, the exchange notes will not bear legends restricting their transfer and will not be entitled to registration under the Securities Act. The exchange notes will evidence the same debt as the initial notes, and both the initial notes and the exchange notes are governed by the same indenture dated May 6, 2003, which we refer to as the "Indenture."

Maturity

        May 15, 2008.

Contingent Principal

        In the event that Holdings' consolidated EBITDA, as defined in the Congress Credit Facility, exceeds $50.0 million for the immediately preceding fiscal year, on each May 15 from and after May 15, 2004 to and including May 15, 2008 (unless the notes are earlier redeemed), the aggregate accreted value or the aggregate principal amount at maturity, as applicable, of the exchange notes will be increased in an amount equal to 10% of such excess EBITDA. The aggregate contingent principal, if any, will be allocated pro rata among the exchange notes then outstanding.

Yield and Interest

        16.0% per annum, computed on a semi-annual bond equivalent basis (which is the annualized yield to maturity computed by doubling the semi-annual yield), calculated from May 6, 2003. In addition, any contingent principal will accrete or accrue, as applicable, at a rate of 16.0% per annum, computed on a semi-annual bond equivalent basis, calculated from the date of issuance of the contingent principal.

        Cash interest will not accrue and be payable on the exchange notes prior to November 15, 2005, but the accreted value will increase (representing amortization of original issue discount) between May 6, 2003 and November 15, 2005 at a rate of 16.0% per annum. Beginning on November 15, 2005, cash interest on the exchange notes, including any contingent principal and accreted or accrued interest thereon, will accrue and be payable, at a rate of 16.0% per annum, semi-annually in arrears on each May 15 and November 15, commencing on May 15, 2006.

Optional Redemption

        The exchange notes will be redeemable at our option, in whole at any time or in part from time to time at the redemption prices set forth herein, plus accrued and unpaid interest thereon to the redemption date.

Change of Control Offer

        Upon the occurrence of a change of control, as defined in "Description of Exchange Notes—Certain Definitions," each holder of the exchange notes will have the right to require us to purchase exchange notes at a purchase price equal to:

  •
  101% of the accreted value thereof as of the date of repurchase in the case of any such purchase prior to November 15, 2005; or

  •
  101% of the aggregate principal amount at maturity thereof plus accrued and unpaid interest thereon to the date of repurchase in the case of any such purchase on or after November 15, 2005.

Asset Sale Offer

        Under certain circumstances, we will be required to make an offer to purchase the maximum principal amount of exchange notes and any indebtedness having the same rights and privileges as the exchange notes, without preferences, that may be purchased out of the excess proceeds from asset sales at a purchase price equal to:

  •
  100% of the accreted value thereof in the case of any such purchase prior to November 15, 2005; or

  •
  100% of the aggregate principal amount at maturity thereof plus accrued and unpaid interest thereon to the date of repurchase in the case of any such purchase on or after November 15, 2005.

Ranking

        The exchange notes will be our direct, unsecured and unconditional obligations and will rank equally and ratably in right of payment with all of our future senior and unsecured indebtedness and will rank senior in right of payment to all of our future subordinated indebtedness.

        The exchange notes will be structurally senior to the outstanding senior discount debentures of Holdings and will be structurally subordinated to all liabilities of our subsidiaries, including the senior subordinated notes of Operating Corp., the Congress Credit Facility and the TPG-MD Investment Notes Payable.

        The following obligations are outstanding as of August 2, 2003:

  •
  $21.7 million of the senior discount debentures of Holdings held by persons other than Intermediate;

  •
  $96.1 million of liabilities of Operating Corp. and its subsidiaries;

  •
  $150 million of the senior subordinated notes of Operating Corp.;

  •
  $5.5 million of borrowings outstanding under the Congress Credit Facility ($16.6 million of availability under the Congress Credit Facility); and

  •
  $20.5 million of the TPG-MD Investment Notes Payable.

Certain Covenants

        The Indenture contains certain covenants that, among other things, limit our ability and that of our restricted subsidiaries to:

  •
  incur indebtedness and issue preferred stock;

  •
  repurchase capital stock and certain indebtedness;

  •
  engage in transactions with affiliates;

  •
  incur liens;

  •
  pay dividends or make other distributions;

  •
  make certain investments; and

  •
  sell assets.

        The Indenture will also limit our ability to engage in mergers and consolidations unless certain conditions are met.

Exchange Agent

        U.S. Bank National Association is serving as exchange agent for the exchange offer.

Governing Law

        New York law.

Risk Factors

        You should carefully consider the information under the "Risk Factors" section of this prospectus and other information in this prospectus and reports filed with the SEC before making any investment decision with respect to the notes.

SUMMARY OF FINANCIAL INFORMATION AND OTHER DATA OF HOLDINGS

        The following table sets forth summary consolidated historical financial, operating and other data of Holdings. The summary financial and operating data as of and for each of the five fiscal years ended February 1, 2003 are derived from the consolidated financial statements of Holdings, which have been audited by KPMG LLP, independent auditors. The summary financial and operating data as of August 2, 2003 and for the twenty-six weeks ended August 3, 2002 and August 2, 2003 have been derived from Holdings' unaudited condensed consolidated financial statements and include, in the opinion of the management, all adjustments necessary to present fairly the data for such periods. The results for the twenty-six weeks ended August 2, 2003 are not necessarily indicative of the results to be expected for fiscal 2003 or any future periods. You should read the data presented below in conjunction with Holdings' consolidated financial statements and the notes thereto, the other financial information, and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Holdings" included elsewhere in this prospectus.

	Fiscal Year Ended					Twenty-six Weeks Ended
	January 30, 1999	January 29, 2000	February 3, 2001(1)	February 2, 2002	February 1, 2003	August 3, 2002	August 2, 2003
	(dollars in thousands, except per square foot data)
Income Statement Data:
Revenues	$870,842	$750,696	$825,975	$777,940	$766,382	$334,685	$328,562
Gross Profit	359,126	319,503	362,066	315,569	287,682	127,985	105,062
Selling, general and administrative expenses	332,050	279,302	301,865	295,568	291,518	138,425	127,746
Income (loss) from operations	5,781	29,183	56,071	20,001	(3,836)	(10,440)	(22,684)
Net income (loss)	$(15,380)	$(6,628)	$11,929	$(11,011)	$(40,590)	$(19,223)	$(4,389)
Operating Data:
Revenues:
J. Crew Retail	$273,972	$333,575	$406,784	$397,998	$408,028	$179,790	$182,520
J. Crew Direct:
Catalog	230,752	213,308	177,535	135,353	108,531	45,619	29,663
Internet	22,000	65,249	107,225	122,844	139,456	56,456	63,486

	252,752	278,557	284,760	258,197	247,987	102,075	93,149

J. Crew Factory	96,461	101,987	96,114	85,085	76,264	36,964	36,109
J. Crew licensing	2,712	2,505	3,020	2,560	2,280	1,041	1,228
J. Crew shipping & handling fees	30,575	34,072	35,297	34,100	31,823	14,815	15,556

Total J. Crew brand	656,472	750,696	825,975	777,940	766,382	334,685	328,562
Other divisions(2)	214,370	—	—	—	—	—	—

Total	$870,842	$750,696	$825,975	$777,940	$766,382	$334,685	$328,562

Other Data:
J. Crew Direct:
Number of catalogs (in thousands)	73,440	75,479	72,522	70,762	66,008	29,840	26,275
Number of pages (in millions)	8,819	9,319	8,677	8,242	7,799	2,932	2,581
J. Crew Retail:
Sales per gross square foot(3)	$558	$571	$567	$439	$365	$166	$159
Stores open at end of period	65	81	105	136	152	146	155
Comparable store sales change(%)(3)	9.0%	1.8%	1.7%	(15.5)%	(10.4)%	(12.2)%	(4.3)%
Depreciation and amortization	$15,972	$19,241	$22,600	$31,718	$34,451	16,496	16,329
Net capital expenditures(4):
New store openings	$14,749	$13,300	$16,700	$17,572	$11,400	$10,044	$2,290
Other	21,605	27,953	25,475	25,003	9,018	5,498	2,510

Total net capital expenditures	$36,354	$41,253	$42,175	$42,575	$20,418	$15,542	$4,800

Ratio of earnings to fixed charges: (excluding preferred stock dividends of Holdings):	— (5)	— (5)	1.4	— (5)	— (5)	— (5)	— (5)

	As of
	January 30, 1999	January 29, 2000	February 3, 2001	February 2, 2002	February 1, 2003	August 2, 2003
	(dollars in thousands)
Balance Sheet Data:
Cash and cash equivalents	$9,643	$38,693	$32,930	$16,201	$18,895	$31,497
Working capital	95,710	75,929	49,482	39,164	38,015	43,029
Total assets	376,330	373,604	389,861	401,320	348,878	317,305
Total long term debt and redeemable preferred stock	340,443	365,418	371,510	417,347	463,238	389,028
Stockholders' deficit	(142,973)	(171,793)	(185,547)	(226,243)	(298,863)	(229,963)

(1)
The fiscal year 2000 consisted of 53 weeks compared to 52 weeks in Holdings normal fiscal year. The fifty-third week increased fiscal 2000 revenues by $10.8 million.

(2)
Includes revenues from our Popular Club Plan, Inc., which we refer to as "PCP," and Clifford & Wills, Inc., which we refer to as "C&W," divisions and finance charge income from PCP installment sales. PCP was sold effective October 30, 1998, and we made a decision in 1998 to exit the catalog and outlet store operations of C&W.

(3)
Includes stores that have been opened for a full 12-month period.

(4)
Capital expenditures are net of proceeds from construction allowances.

(5)
The amounts of the deficiency of the ratio of earnings to fixed charges (excluding the preferred stock dividends of Holdings) were $23.5 million, $8.7 million, $16.5 million and $44.8 million for the fiscal years 1998, 1999, 2001 and 2002, respectively, and $29.6 million and $4.4 million for the twenty-six weeks ended August 3, 2002 and August 2, 2003, respectively.

Summary of Financial Information and Other Data of Operating Corp.

        The following table sets forth summary consolidated historical financial, operating and other data of Operating Corp. The summary financial and operating data as of and for each of the five fiscal years ended February 1, 2003 are derived from the consolidated financial statements of Operating Corp., which have been audited by KPMG LLP, independent auditors. The summary financial and operating data as of August 2, 2003 and for the twenty-six weeks ended August 3, 2002 and August 2, 2003 have been derived from Operating Corp.'s unaudited condensed consolidated financial statements and include, in the opinion of the management, all adjustments necessary to present fairly the data for such periods. The results for the thirteen weeks ended August 2, 2003 are not necessarily indicative of the results to be expected for fiscal 2003 or any future periods. You should read the data presented below in conjunction with Operating Corp.'s consolidated financial statements and the notes thereto, the other financial information, and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Operating Corp." included elsewhere in this prospectus.

	Fiscal Year Ended					Twenty-six Weeks Ended
	January 30, 1999	January 29, 2000	February 3, 2001(1)	February 2, 2002	February 1, 2003	August 3, 2002	August 2, 2003
	(dollars in thousands, except per square foot data)
Income Statement Data:
Revenues	$870,842	$750,696	$825,975	$777,940	$766,382	$334,685	$328,562
Gross Profit	359,126	319,503	362,066	315,569	287,682	127,985	105,062
Selling, general and administrative expenses	331,169	278,666	301,216	294,907	291,054	137,966	127,725
Income (loss) from operations	6,662	29,819	56,720	20,662	(3,372)	(9,981)	(22,663)
Net income (loss)	$(7,671)	$1,900	$21,753	$(61)	$(8,822)	$(13,250)	$(32,693)
Operating Data:
Revenues:
J. Crew Retail	$273,972	$333,575	$406,784	$397,998	$408,028	$179,790	$182,519
J. Crew Direct:
Catalog	230,752	213,308	177,535	135,353	108,531	45,619	29,663
Internet	22,000	65,249	107,225	122,844	139,456	56,456	63,486

	252,752	278,557	284,760	258,197	247,987	102,075	93,149

J. Crew Factory	96,461	101,987	96,114	85,085	76,264	36,964	36,109
J. Crew licensing	2,712	2,505	3,020	2,560	2,280	1,041	1,228
J. Crew shipping & handling fees	30,575	34,072	35,297	34,100	31,823	14,815	15,556

Total J. Crew brand	656,472	750,696	825,975	777,940	766,382	334,685	328,561
Other divisions(2)	214,370	—	—	—	—	—	—

Total	$870,842	$750,696	$825,975	$777,940	$766,382	$334,685	$328,561

Other Data:
J. Crew Direct:
Number of catalogs (in thousands)	73,440	75,479	72,522	70,762	66,008	29,840	26,275
Number of pages (in millions)	8,819	9,319	8,677	8,242	7,799	2,932	2,581
J. Crew Retail:
Sales per gross square foot(3)	$558	$571	$567	$439	$365	$166	$159
Stores open at end of period	65	81	105	136	152	146	155
Comparable store sales change(%)(3)	9.0%	1.8%	1.7%	(15.5)%	(10.4)%	(12.2)%	(4.3)%
Depreciation and amortization	$15,972	$19,241	$22,600	$31,718	$34,451	16,496	16,329
Net capital expenditures(4):
New store openings	$14,749	$13,300	$16,700	$17,572	$11,400	$10,044	$2,290
Other	21,605	27,953	25,475	25,003	9,018	5,498	2,510

Total net capital expenditures	$36,354	$41,253	$42,175	$42,575	$20,418	$15,542	$4,800

	As of
	January 30, 1999	January 29, 2000	February 3, 2001	February 2, 2002	February 1, 2003	August 2, 2003
	(dollars in thousands)
Balance Sheet Data:
Cash and cash equivalents	$9,643	$38,693	$32,930	$16,201	$18,895	$31,497
Working capital	94,440	74,600	49,883	37,941	42,313	43,646
Total assets	370,436	363,606	373,752	381,728	342,570	309,725
Total long term debt	194,000	184,000	150,000	150,000	150,000	174,865
Stockholders' (deficit)	(4,445)	(2,545)	19,208	19,147	10,325	(31,688)

(1)
The fiscal year 2000 consisted of 53 weeks compared to 52 weeks in Operating Corp.'s normal fiscal year. The fifty-third week increased fiscal 2000 revenues by $10.8 million.

(2)
Includes revenues from our Popular Club Plan, Inc., which we refer to as "PCP," and Clifford & Wills, Inc., which we refer to as "C&W," divisions and finance charge income from PCP installment sales. PCP was sold effective October 30, 1998, and we made a decision in 1998 to exit the catalog and outlet store operations of C&W.

(3)
Includes stores that have been opened for a full 12-month period.

(4)
Capital expenditures are net of proceeds from construction allowances.

RISK FACTORS

        You should carefully consider the risks described below and other information in this prospectus before making any decision to invest in the notes.

Risks Relating to the Exchange Offer

        If you do not participate in the exchange offer, you will continue to be subject to transfer restrictions.

        If you do not exchange your initial notes for exchange notes pursuant to the exchange offer, you will continue to be subject to the restrictions on transfer of your initial notes. We do not intend to register the initial notes under the Securities Act. To the extent initial notes are tendered and accepted in the exchange offer, the trading market, if any, for the initial notes would be adversely affected. See "The Exchange Offer."

Risks Relating to this Offering

  Holding company structure limits our access to cash flow of subsidiaries.

        We are a holding company, and we do not have and may not in the future have any assets other than the capital stock of Operating Corp., which was pledged to secure Operating Corp.'s obligations under the Congress Credit Facility, and the $120,333,000 aggregate principal amount of senior discount debentures of Holdings that were exchanged for the initial notes. Our ability to pay cash interest on the notes starting on November 15, 2005, including interest accreted or accrued on any contingent principal, is dependent on the receipt, from and after such date, of funds from our direct and indirect subsidiaries.

        The indenture governing Operating Corp.'s 10 3/8% senior subordinated notes due 2007, which we refer to as the "indenture to the senior subordinated notes of Operating Corp.," imposes substantial restrictions on Operating Corp.'s ability to pay dividends to Holdings and us. Any payment of dividends will be subject to the satisfaction of certain financial conditions set forth in the indenture to the senior subordinated notes of Operating Corp. The indenture to the senior subordinates notes of Operating Corp. permits the distribution by Operating Corp. of funds in an amount sufficient to enable Holdings to make regularly scheduled payments of interest in respect of the senior discount debentures of Holdings if (i) such interest payments are made with the proceeds of such dividends, (ii) no default or event of default has occurred and is continuing under the indenture to the senior subordinated notes of Operating Corp. and (iii) immediately before and immediately after giving effect to such declaration of dividends, Operating Corp.'s fixed charge coverage ratio would have been at least 2.0 to 1.0 on a pro forma basis for its most recently ended four fiscal quarters immediately preceding the date of such dividend, as if such dividend had been incurred at the beginning of such four-quarter period). To date, Operating Corp. has declared and paid dividends in an aggregate amount of $9.3 million for the purpose of allowing Holdings to make scheduled interest payments on its senior discount debentures of Holdings. Operating Corp. will be required to declare and pay annually an aggregate amount of $18.6 million for the purpose of allowing Holdings to make such interest payments. We are entitled to receive $15.8 million of this $18.6 million payment annually from Holdings in respect of the $120,330,000 aggregate principal amount of senior discount debentures of Holdings that are held by us.

        Furthermore, in the event that Holdings' consolidated EBITDA, as defined in the Congress Credit Facility, exceeds $50.0 million for the immediately preceding fiscal year, on each May 15, including May 15, 2008, commencing on May 15, 2004, the accreted value or the principal amount at maturity, as applicable, will be increased by contingent principal in an amount equal to 10% of such excess EBITDA, and any such contingent principal will accrete or accrue cash interest at a rate of 16.0% per annum. There can be no assurance that we will have sufficient funds to pay interest on any such contingent principal.

        The ability of Holdings, Operating Corp. and its subsidiaries to comply with such conditions in the indenture to the senior subordinated notes of Operating Corp. may be affected by events that are beyond the control of Holdings and us. The breach of any such conditions could result in a default under the indenture to the senior subordinated notes of Operating Corp., the Congress Credit Facility and the TPG-MD Investment Notes Payable. In the event of any such default, the holders of the senior subordinated notes of Operating Corp., or the lenders under the Congress Credit Facility and the TPG-MD Investment Notes Payable, could elect to accelerate the maturity of all the senior subordinated notes of Operating Corp., or the loans under the Congress Credit Facility and the TPG-MD Investment Notes Payable. If the maturity of the senior subordinated notes of Operating Corp., the loans under the Congress Credit Facility or the TPG-MD Investment Notes Payable were to be accelerated, all such outstanding debt would be required to be paid in full before Operating Corp. would be permitted to distribute any assets or cash to us.

        Future borrowings by Operating Corp. can be expected to contain restrictions or prohibitions on the payment of dividends by Operating Corp. to Holdings and us. In addition, under Delaware law, a company is permitted to pay dividends on its capital stock only out of its surplus or, in the event that it has no surplus, out of its net profits for the year in which a dividend is declared or for the immediately preceding fiscal year. Surplus is defined as the excess of a company's total assets over the sum of its total liabilities plus the par value of its outstanding capital stock. In order to pay dividends in cash, Operating Corp. must have surplus or net profits equal to the full amount of the cash dividend at the time such dividend is declared. In determining Operating Corp.'s ability to pay dividends, Delaware law permits the board of directors of Operating Corp. to revalue its assets and liabilities from time to time to their fair market values in order to create a surplus. We cannot predict what the value of our subsidiaries' assets or the amounts of their liabilities will be in the future and, accordingly, there can be no assurance that we will be able to pay our debt service obligations on the notes. In addition, indebtedness outstanding under the Congress Credit Facility is secured by substantially all of the assets of Holdings and its subsidiaries (including the membership interests of Intermediate and the common stock of Operating Corp.).

  Holdings has, directly and indirectly, incurred a significant amount of indebtedness which could have important consequences to the holders of the exchange notes.

        Holdings has, directly and indirectly, incurred a significant amount of indebtedness. As of August 2, 2003, Holdings had total consolidated indebtedness of $291.5 million and a stockholders' deficit of $322.8 million. In addition, subject to the restrictions in the Congress Credit Facility, the indenture to the senior subordinated notes of Operating Corp. and the indenture governing the notes dated as of May 6, 2003, which we refer to as the "Indenture," we may incur additional senior or other indebtedness from time to time to finance acquisitions or capital expenditures or for other general corporate purposes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Holdings—Liquidity and Capital Resources."

        The level of our indebtedness could have important consequences to the holders of the exchange notes, including, but not limited to, the following:

  •
  our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired;

  •
  a significant portion of our cash flow from operations must be dedicated to the payment of principal of and interest on our indebtedness, thereby reducing the funds available for our operations;

  •
  any borrowings under our Congress Credit Facility will bear interest at variable rates, which could result in higher interest expense in the event of increases in interest rates;

  •
  the Indenture, the indenture to the senior subordinated notes of Operating Corp. and the Congress Credit Facility contain financial and restrictive covenants, the failure to comply with which may result in an event of default which, if not cured or waived, could have a material adverse effect;

  •
  the indebtedness outstanding under the Congress Credit Facility is secured by substantially all of the assets of Holdings and its subsidiaries (including the membership interests of Intermediate and the common stock of Operating Corp.) and such indebtedness, as well as the senior subordinated notes of Operating Corp., matures prior to the maturity of the notes;

  •
  we may be substantially more leveraged than certain of our competitors, which may place us at a competitive disadvantage; and

  •
  our substantial degree of leverage may limit our flexibility to adjust to changing market conditions, reduce our ability to withstand competitive pressures and make us more vulnerable to a downturn in general economic conditions or our business.

        Our ability to make scheduled payments or to refinance our debt obligations will depend upon future financial and operating performance of Operating Corp., which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond our control. There can be no assurance that Operating Corp.'s operating results, cash flow and capital resources will be sufficient for payment of our indebtedness in the future. In the absence of such operating results, cash flow and capital resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations, and there can be no assurance as to the timing of such sales or the proceeds that we could realize from such sale. If we are unable to service our indebtedness, we may take actions such as reducing or delaying planned expansion and capital expenditures, selling assets, restructuring or refinancing our indebtedness or seeking additional equity capital. There can be no assurance that any of these actions could be effected on satisfactory terms, if at all.

  The Indenture, the indenture to the senior subordinated notes of Operating Corp. and the Congress Credit Facility contain a number of restrictive covenants that may result in a default under one or more of these agreements. A default under one or more of these agreements may impact our ability to repay the notes and Operating Corp.'s ability to make payments on such other indebtedness simultaneously.

        The Indenture, the indenture to the senior subordinated notes of Operating Corp. and the Congress Credit Facility contain a number of significant covenants that, among other things, restrict our ability to dispose of assets, incur additional indebtedness, prepay other indebtedness or amend certain debt instruments (including the Indenture), pay dividends, create liens on assets, enter into sale and leaseback transactions, make investments, loans or advances, make acquisitions, engage in mergers or consolidations, change the business, make capital expenditures or engage in certain transactions with affiliates and otherwise restrict certain corporate activities. In addition, under the Congress Credit Facility, Holdings and its subsidiaries are required to maintain minimum levels of EBITDA if excess availability is less than $15.0 million for any 30 consecutive day period. See "Description of Other Indebtedness—Congress Credit Facility."

        Our ability to comply with such agreements may be affected by events beyond our control, including prevailing economic, financial and industry conditions. The breach of any of such covenants or restrictions could result in a default under the Congress Credit Facility, the indenture to the senior subordinated notes of Operating Corp. and/or the Indenture. Furthermore, the failure of Operating Corp. to make the principal payments on the senior subordinated notes of Operating Corp. or under the Congress Credit Facility or any other default under either of them which results in the acceleration of such indebtedness prior to its stated maturity would constitute an event of default under the notes if together the principal amount of any such indebtedness under which there has been a payment default and the maturity of which has been so accelerated aggregates $20 million or more. A default under the Congress Credit Facility, the indenture to the senior subordinated notes of Operating Corp. and/or the Indenture would permit the senior lenders, the holders of the senior subordinated notes of Operating Corp. and/or the notes, as the case may be, to declare all amounts borrowed thereunder to be due and payable, together with accrued and unpaid interest and additional interest, if any, and the commitments of the senior lenders to make further extensions of credit under the Congress Credit Facility could be terminated. See "Description of Exchange Notes—Events of Default and Remedies." If such other indebtedness and/or the notes were declared due and payable, we and Operating Corp. may be unable to replay the notes and such other indebtedness simultaneously. If Operating Corp. were unable to repay its indebtedness to the senior lenders under the Congress Credit Facility, such lenders could proceed against the collateral securing such indebtedness, which includes substantially all of the assets of Holdings and its subsidiaries (including the membership interests of Intermediate and the common stock of Operating Corp.).

  Our ability to make scheduled payments or to refinance our debt obligations may be affected by the levels of indebtedness and the financial and operating performance of Holdings and Operating Corp.

        Neither Holdings nor Operating Corp. are guarantors of the notes. Our structure as a holding company limits our access to the cash flow of our direct and indirect subsidiaries. Our assets currently consist of the capital stock of Operating Corp. (which was pledged to secure Operating Corp.'s obligations under the Congress Credit Facility) and the $120.3 million aggregate principal amount of senior discount debentures of Holdings that were exchanged for the initial notes. Our ability to make payments of principal and interest on the notes, including interest accreted or accrued on any contingent principal, and our ability to refinance our debt obligations is dependent on the levels of indebtedness and the financial and operating performance of Holdings, which is in turn dependent on the levels of indebtedness and the financial and operating performance of Operating Corp. As of August 2, 2003, Holdings had total consolidated indebtedness of $291.5 million and a stockholders' deficit of $322.8 million. The future financial and operating performance of Holdings and Operating Corp. will be affected by prevailing economic conditions and financial, business, and other factors, certain of which are beyond our control. There can be no assurance that the operating results, cash flow and capital resources of Holdings and Operating Corp. will be sufficient for us to make scheduled payments on the notes or to refinance our debt obligations.

  There is no active trading market for the exchange notes, and we do not intend to apply for the listing of any of the exchange notes.

        The exchange notes are new securities and therefore do not currently have a trading market. We do not intend to apply for the listing of the exchange notes on any national securities exchange or for quotation through the NASDAQ system. The exchange notes are expected to be eligible for trading in the Private Offerings, Resales and Trading through Automatic Linkages (PORTAL) market. However, we cannot assure you that an active trading market will develop for the exchange notes or that the market for the exchange notes will provide any liquidity for holders that wish to sell their exchange notes. The market for "high yield" securities, such as the exchange notes, is volatile and unpredictable, which may have an adverse effect on the liquidity of, and prices for, such securities. The trading prices of the exchange notes could fluctuate as a result of many factors, including prevailing interest rates, our operating results and the markets of similar debt securities.

  We may not be able to finance a change of control offer.

        In the event of a change of control, each holder of exchange notes will have the right to require us to repurchase all or any part of our exchange notes at the offer price specified in the Indenture. We do not have, and may not in the future have, any assets other than common stock of Operating Corp. (which was pledged to secure the obligations under the Congress Credit Facility) and the senior discount debentures of Holdings that were exchanged for the initial notes. As a result, our ability to repurchase all or any part of the exchange notes upon the occurrence of a change of control will be dependent upon the receipt of dividends or other distributions from our direct and indirect subsidiaries and the repayment of intercompany loans by Operating Corp. to us.

        The Congress Credit Facility and the senior subordinated notes of Operating Corp. restrict Operating Corp. from paying dividends and making any other distributions to Holdings and us. If Holdings does not obtain dividends from Operating Corp. to make the interest payments on the senior discount debentures of Holdings or Operating Corp. does not repay our intercompany loans to it in an amount sufficient to permit the repurchase of the exchange notes or we do not refinance the exchange notes, we will likely not have the financial resources to purchase the exchange notes upon the occurrence of a change of control. In any event, there can be no assurance that our subsidiaries will have the resources available to pay such dividend or make any such distribution.

        Furthermore, the senior subordinated notes of Operating Corp. provide that, in the event of a change of control, Operating Corp. will be required to offer to repurchase the senior subordinated notes of Operating Corp. at a specified price. Our failure to make a change of control offer when required or to purchase tendered exchange notes when tendered would constitute an event of default under the Indenture.

  You are urged to consider the U.S. federal income tax consequences of owning the exchange notes.

        As a result of their contingent principal features, the exchange notes are expected to be, and we intend to treat the exchange notes as, subject to the Treasury regulations governing contingent payment debt instruments that are not treated as publicly traded or as issued for cash. Under this treatment, for U.S. federal income tax purposes, you will be required to accrue interest with respect to the noncontingent component of the exchange notes as original issue discount, although you may not yet have received the cash attributable to that income and will be required to report interest with respect to the contingent component of the exchange notes, and pay taxes, in accordance with such regulations. A discussion of the U.S. federal income tax consequences of ownership of the exchange notes is set forth in this prospectus under the heading "Certain U.S. Federal Income Tax Considerations."

Risk Factors Relating to Us

  We must successfully gauge fashion trends and changing consumer preferences to succeed.

        We believe that our success depends in substantial part on our ability to originate and define product and fashion trends as well as to anticipate, gauge and react to changing consumer demands in a timely manner. There can be no assurance that we will be successful in this regard. We attempt to reduce the risks of changing fashion trends and product acceptance by devoting a substantial portion of our product line to basic durables which are not significantly modified from year to year. Nevertheless, if we misjudge the market for our products, we may be faced with significant excess inventories for some products and missed opportunities with others.

  The fashion and apparel industry is highly competitive.

        The fashion and apparel industry is highly competitive. We compete primarily with other catalog operations, specialty brand retailers, department stores, mass merchandisers and internet businesses that engage in the retail sale of men's and women's apparel, accessories, footwear and general merchandise. We believe that the principal bases upon which we compete are quality, design, efficient service, selection and price. However, many of our competitors are larger and have greater financial, marketing and other resources, and there can be no assurance that we will be able to compete successfully with them in the future. We have lost market share to some of our competitors in the recent past, and we may not recover that share and could also lose additional market share in the future if we do not strengthen our competitive position.

  Competition for qualified personnel is intense in the fashion and apparel industry.

        Our ability to anticipate and effectively respond to changing fashion trends depends in part on our ability to attract and retain key personnel in our design, merchandising and marketing staff. Competition for these personnel is intense, and there can be no assurance that we will be able to attract and retain a sufficient number of qualified personnel in the future. Our future performance depends, in substantial part, on the performance of our new management team established in January 2003. We rely, in particular, on the strategic guidance of Millard S. Drexler, our Chief Executive Officer, and Jeffrey A. Pfeifle, our President. The loss, for any reason, of the services of either of these individuals could have a material adverse effect on us.

  The fashion and apparel industry is cyclical and further decline in consumer spending on apparel and accessories could have an adverse effect on our results of operations.

        The industry in which we operate is cyclical. Purchases of apparel and related merchandise is sensitive to a number of factors that influence the levels of general consumer spending, including economic conditions and the level of disposable consumer income, consumer debt, interest rates and consumer confidence. The recent and current recessionary economic environment has had a negative impact on our sales and has contributed to a higher level of promotional sales activities, which have adversely affected our profitability. The war in Iraq or acts of terrorism in the United States or worldwide may prolong the current recessionary economic environment. A further decline in consumer spending on apparel and accessories could have an adverse effect on our financial condition and results of operations.

  Increase in costs of mailing, paper and printing will have an adverse effect on our results of operations.

        Postal rate increases and paper and printing costs affect the cost of our catalog and promotional mailings. We rely on discounts from the basic postal rate structure, such as discounts for bulk mailings and sorting by zip code and carrier routes. We are not a party to any long-term contracts for the supply of paper. Our cost of paper has fluctuated significantly, and our future paper costs are subject to supply and demand forces external to our business. Consequently, there can be no assurance that we will not be subject to an increase in paper costs. Future increases in postal rates or paper or printing costs would have a negative impact on our earnings to the extent that we are unable to pass such increases directly to customers or offset such increases by raising selling prices or by implementing more efficient mailings. See "Business—J. Crew Direct."

  We rely on foreign sourcing and are subject to a variety of risks associated with doing business abroad.

        In fiscal 2002, approximately 95% of our merchandise was sourced from independent foreign factories located primarily in Asia, and many of our domestic vendors import a substantial portion of their merchandise from abroad. Any event causing a sudden disruption of manufacturing or imports from China, including the imposition of additional import restrictions, could have a material adverse impact on our operations. We have no long-term merchandise supply contracts, and many of our imports are subject to existing or potential duties, tariffs or quotas that may limit the quantity of certain types of goods that may be imported into the United States from countries in those regions. We compete with other companies for production facilities and import quota capacity. Our business is also subject to a variety of other risks generally associated with doing business abroad, such as political instability, currency and exchange risks and potential local issues. Trade restrictions, including increased tariffs or quotas, against apparel and other items sold by us could increase the cost or reduce the supply of merchandise available to us and adversely affect our business, financial condition and results of operations. Our sourcing operations may also be adversely affected by political and financial instability in any country in which our goods are produced or acts of war or terrorism in the United States or worldwide to the extent these acts impact the production, shipment or receipt of merchandise. Our future performance will be subject to such factors, which are beyond our control, and there can be no assurance that such factors would not have a material adverse effect on our financial condition and results of operations. See "Business—Sourcing and Production."

        We require our licensing partner and independent manufacturers to operate in compliance with applicable laws and regulations. While our internal and vendor operating guidelines promote ethical business practices, we do not control such manufacturers or their labor practices. Violation of labor or other laws by our independent manufacturers or our licensing partner, or the divergence of an independent manufacturer's or our licensing partner's labor practices from those generally accepted as ethical in the United States, could have a material adverse effect on our financial condition and results of operations if, as a result of such violation, we were to incur substantial liability or attract negative publicity that damaged our brand.

  Success of J. Crew Retail growth strategy remains uncertain.

        We intend to expand our base of J. Crew retail stores as part of our growth strategy. There can be no assurance that this strategy will be successful. Our success depends, in part, on our ability to improve sales and margins at our stores. Actual number and type of such stores to be opened and their success will be dependent upon a number of factors, including, among other things, the ability to manage such expansion and hire and train qualified associates, the availability of suitable store locations and the negotiation of acceptable lease terms for new locations and upon lease renewals for existing locations. There can be no assurance that we will be able to open and operate new stores on a timely or profitable basis. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Holdings" and "Business—J. Crew Retail." We believe that the opening of J. Crew retail stores has diverted some revenues from the J. Crew Direct operations. There can be no assurance that future store openings will not continue to have such an effect.

  Our quarterly results of operations fluctuate significantly due to seasonality and a variety of other factors.

        We experience seasonal fluctuations in revenues and operating income, with a disproportionate amount of our revenues and a majority of our income from operations typically realized during the fourth quarter of each fiscal year. Revenues and income from operations are generally weakest during the first and second quarters of each fiscal year. Our quarterly results of operations may also fluctuate significantly as a result of a variety of other factors, including the timing of new store openings and of catalog mailings, and the revenues contributed by new stores, merchandise mix and the timing and level of markdowns. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Holdings—Seasonality."

THE EXCHANGE OFFER

        The following is a summary of the provisions of the Registration Rights Agreement dated May 6, 2003 between J. Crew Intermediate LLC and U.S. Bank National Association that we believe to be material. The Registration Rights Agreement has been filed as an exhibit to the registration statement, of which this prospectus is a part, and is available as set forth under the heading "Where You Can Find More Information."

Terms of the Exchange Offer

        In connection with the issuance of the initial notes in exchange for the outstanding senior discount debentures of Holdings, the holders of the initial notes and their respective assignees became entitled to the benefits of the Registration Rights Agreement.

        The Registration Rights Agreement requires J. Crew Intermediate LLC, the issuer, to file the registration statement, of which this prospectus is a part, for a registered exchange offer relating to an issue of new exchange notes identical in all material respects to the initial notes but containing no restrictive legends. Under the Registration Rights Agreement, the issuer is required to:

  •
  file the registration statement with the SEC not later than 120 days following the date of original issuance of the initial notes;

  •
  use its best efforts to cause the registration statement to be declared effective by the SEC not later than 180 days after the date of the issuance of the initial notes; and

  •
  use its best efforts to keep the registration statement effective for a period not less than the 20 business days (or longer, if required by applicable law), provided that the exchange offer is consummated no later than 210 days after the date of issuance of the initial notes.

The exchange offer that this prospectus describes, if commenced and consummated within the time periods described above, will satisfy those requirements under the Registration Rights Agreement.

        We will accept for exchange all initial notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will issue exchange notes for an equal principal amount of outstanding initial notes accepted in the exchange offer. This prospectus, together with the accompanying letter of transmittal, is being sent to all record holders of initial notes as of                        , 2003. The exchange offer is not conditioned upon the tender of any minimum principal amount of initial notes. Our obligation to accept initial notes for exchange is, however, subject to certain conditions as set forth herein under "—Conditions."

        Initial notes will be deemed accepted only after timely receipt by the exchange agent of certificates for the initial notes or a timely book-entry confirmation of the initial notes into the exchange agent's account at The Depository Trust Company, a properly completed and duly executed letter of transmittal of the notes and all other required documents. The exchange agent will act as agent for the tendering holders of initial notes for the purposes of receiving the exchange notes and delivering them to the holders.

        Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to other issuers, we believe that a holder of initial notes may participate in the exchange offer, and that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by each holder without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

  •
  the holder is not a broker-dealer who acquired the initial notes directly from the issuer;

  •
  the holder is not an "affiliate" of the issuer, as that term is defined in Rule 405 under the Securities Act; and

  •
  the exchange notes are acquired in the ordinary course of the holder's business and the holder is not engaged in, and does not intend to engage in, a distribution of the exchange notes and has no arrangement or understanding with any person to participate in a distribution of the exchange notes.

        By tendering the initial notes in exchange for exchange notes, each holder, other than a broker-dealer, will represent that:

  •
  any exchange notes to be received by it will be acquired in the ordinary course of its business;

  •
  it is not engaged in, and does not intend to engage in, a distribution of such exchange notes and has no arrangement or understanding with any person to participate in a distribution of the initial or the exchange notes within the meaning of the Securities Act;

  •
  it is not an affiliate, as defined in Rule 405 under the Securities Act, of the issuer, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; and

  •
  if you are a person in the United Kingdom, that acquiring, holding, managing or disposing of investments as principal or agent for the purposes of your business are ordinary activities for you.

        If a holder of initial notes is engaged in or intends to engage in a distribution of the exchange notes or has any arrangement or understanding with any person with respect to the distribution of the exchange notes to be acquired pursuant to the exchange offer, the holder may not rely on the applicable interpretations of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes with the information set forth in the Registration Rights Agreement. The accompanying letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for initial notes where such initial notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. We have agreed to make this prospectus available to any broker-dealer for a period of time not less than 180 days after the consummation of the exchange offer.

        In the event that:

  •
  because of any change in law or applicable interpretations thereof by the staff of the SEC, the issuer is not permitted to effect the exchange offer as contemplated by the Registration Rights Agreement; or

  •
  the exchange offer is not declared effective within 180 days after the date of issuance of the initial notes;

then, in either such case, the issuer shall as promptly as practicable, but in no event later than 120 days after the occurrence of any of the above shelf registration statement triggering events, file with the SEC a shelf registration statement covering resales of the initial notes by holders who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement.

Additional Interest Under Certain Circumstances

        Under the Registration Rights Agreement, the issuer must pay additional interest to the holders of the initial notes in the event of any of the following registration defaults:

  •
  the registration statement is not filed with the SEC on or prior to 120 days following the date that the initial notes were issued;

  •
  the shelf registration statement, if any, is not filed with the SEC on or prior to 120 days after the occurrence of a shelf registration statement triggering event;

  •
  the registration statement or the shelf registration statement is not declared effective by the SEC on or prior to 180 days after the issuance of the initial notes, or the occurrence of a shelf registration statement triggering event, as the case may be;

  •
  the exchange offer has not been consummated on or prior to 210 days after the issuance of the initial notes; or

  •
  the registration statement is declared effective within 180 days after the issuance of the initial notes but thereafter ceases to be effective prior to expiration of the applicable time periods if so required, or ceases to be useable in connection with the resales of the initial notes prior to expiration of the applicable time periods if so required.

        During the period of one or more such registration defaults, the issuer will be obligated to pay additional interest to each holder of Transfer Restricted Securities (as such term is defined in the Registration Rights Agreement), in an amount equal to:

          (i)  $0.05 per week per $1,000 principal amount of Transfer Restricted Securities held by such holder for the first 90 day period following such Registration Default,

         (ii)  $0.10 per week per $1,000 principal amount of Transfer Restricted Securities held by such holder for the next 90 day period following such Registration Default,

        (iii)  $0.15 per week per $1,000 principal amount of Transfer Restricted Securities held by such holder for the next 90 day period following such Registration Default, and

        (iv)  $0.25 per week per $1,000 principal amount of Transfer Restricted Securities held by such holder, thereafter.

        Additional interest shall accrue from the date on which any such registration default occurs until all such registration defaults have been cured. Registration defaults may be deemed cured when:

  •
  the exchange offer registration statement is filed;

  •
  the exchange offer registration statement is declared effective (and/or, if applicable, the shelf registration statement is declared effective);

  •
  the exchange offer is consummated; or

  •
  the post-effective amendment to the registration statement is filed or an additional registration statement is filed that causes the exchange offer registration statement (and/or, if applicable, the shelf registration statement) to again be declared effective or made usable, as applicable.

        Holders who do not tender their initial notes before the expiration of the exchange offer will not, subject to limited exceptions, be entitled to exchange these untendered initial notes for exchange notes. Holders of initial notes will not be able to offer or sell their initial notes, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws, unless the initial notes are subsequently registered under the Securities Act. Subject to limited exceptions, the issuer will have no obligation to register the initial notes.

Expiration Date; Extensions; Termination

        The term "expiration date" shall mean                        , unless the exchange offer is extended, in which case the term "expiration date" shall mean the latest date to which the exchange offer is extended.

        In order to extend the expiration date, we will notify the exchange agent of any extension by written notice and may notify the holders of the initial notes by means of a press release or other public announcement prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Interest on the Exchange Notes

        The exchange notes will accrue interest payable in cash at 16.0% per annum, from:

  •
  the last interest payment date on which interest was paid on the initial notes surrendered in exchange therefor;

  •
  if the initial notes are surrendered for exchange on a date subsequent to the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment; or

  •
  if no interest has been paid on the initial notes, from November 15, 2005.

Procedures for Tendering

        In order to tender initial notes in the exchange offer, a holder must complete one of the procedures described below.

  •
  The holder must cause The Depository Trust Company ("DTC") to deliver to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date, a confirmation that such holder's initial notes have been transferred from the account of a DTC participant to the exchange agent's account at DTC. The confirmation should include a message stating that DTC has received express acknowledgment from such DTC participant that it has received, and agrees to be bound by, the terms of the accompanying letter of transmittal and that the issuer may enforce such agreement against such DTC participant.

  •
  The holder must complete, sign and date the letter of transmittal or a facsimile of it, have the signature guaranteed, if required by the letter of transmittal, and mail or otherwise deliver the letter of transmittal or facsimile of it, together with certificates for the initial notes being tendered, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

  •
  The holder must comply with the guaranteed delivery procedures described below under "—Guaranteed Delivery Procedures."

        The method of delivery of initial notes, letters of transmittal and all other required documents is at the election and risk of the holders. In the case of any tender of certificated notes, we recommend that holders use an overnight or hand-delivery service rather than tendering by mail. If a holder does deliver by mail, we recommend using registered mail, properly insured, with return receipt requested. In all cases, sufficient time should be allowed to assure timely delivery. No letters of transmittal or initial notes should be sent to the issuer.

        Holders of initial notes may also request that their respective brokers, dealers, commercial banks, trust companies or nominees tender initial notes for them.

        The tender by a holder of initial notes will constitute an agreement between such holder and the issuer in accordance with the terms and subject to the conditions set forth here and in the accompanying letter of transmittal.

        Only a holder of initial notes may tender the initial notes in the exchange offer. The term "holder" for this purpose means any person in whose name initial notes are registered on the books of the issuer or any other person who has obtained a properly completed bond power from the holder.

        Any beneficial owner whose initial notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the holder promptly and instruct the holder to tender on his or her behalf. If the beneficial owner wishes to tender on his or her own behalf, such beneficial owner must, prior to completing and executing the letter of transmittal and delivering his or her initial notes, either make appropriate arrangements to register ownership of the initial notes in such beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of ownership may take considerable time.

Signature Requirements and Signature Guarantees

        Except in the two situations described below, signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by:

  •
  a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

  •
  a commercial bank or trust company having an office or correspondent in the United States; or

  •
  an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act.

        Signature guarantees are not required if the initial notes are tendered:

  •
  by a holder of the initial notes or a DTC participant whose name appears on the security position listing as holder, in either case who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal and the exchange notes are being issued directly to such holder or are being deposited into such DTC participant's account at DTC, as applicable; or

  •
  for the account of an eligible guarantor institution.

Validity, Form, Eligibility, and Acceptance of Tendered Initial Notes

        All questions as to the validity, form, eligibility, time of receipt, acceptance and withdrawal of the tendered initial notes will be determined by the issuer in our sole discretion, which determination will be final and binding. The issuer reserves the absolute right to reject any and all initial notes not properly tendered or any initial notes which, if accepted, would, in our opinion or the opinion of our counsel, be unlawful. The issuer also reserves the absolute right to waive any conditions of the exchange offer or irregularities or defects in tender as to particular initial notes. Any waiver of a condition of the exchange offer or irregularities or defects in tender will apply to all holders. The issuer's interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

        Unless waived, any defects or irregularities in connection with tenders of initial notes must be cured within such time as the issuer shall determine. Neither the issuer, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of initial notes, nor shall any of them incur any liability for failure to give such notification. Tenders of initial notes will not be deemed to have been made until such irregularities have been cured or waived. Any initial notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the exchange agent to the tendering holders of such initial notes, unless otherwise provided in the letter of transmittal, promptly after termination or withdrawal of the exchange offer.

        In addition, the issuer reserves the right in our sole discretion, subject to the provisions of the Indenture relating to the initial notes and the exchange notes, to:

  •
  purchase or make offers for any initial notes that remain outstanding subsequent to the expiration date or terminate the exchange offer in accordance with the terms of the Registration Rights Agreement upon the failure of one of the stated conditions (See "—Conditions"); and

  •
  to the extent permitted by applicable law, purchase initial notes in the open market, in privately negotiated transactions or otherwise.

  •
  The terms of any such purchases or offers could differ from the terms of the exchange offer.

Guaranteed Delivery Procedures

        If a registered holder of initial notes desires to tender initial notes but cannot complete the procedures for tendering described above in a timely manner, such holder may tender initial notes by causing an "eligible guarantor" institution, within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, to mail or otherwise deliver to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date, a properly completed and duly signed notice of guaranteed delivery and letter of transmittal, substantially in the form accompanying this prospectus. Such notice of guaranteed delivery must:

  •
  set forth the registered holder's name and address, the certificate number or numbers of the initial notes being tendered, if available, and the principal amount of the initial notes being tendered;

  •
  state that the tender is being made by an eligible guarantor institution; and

  •
  guarantee that, within five business days after the expiration date, the eligible guarantor institution will deposit with the exchange agent (1) a confirmation that the initial notes being tendered have been transferred from the account of a DTC participant to the exchange agent's account at DTC and any other documents required by the letter of transmittal or (2) certificates for the initial notes being tendered in proper form for transfer, and, in each case, any other documents required by the letter of transmittal.

        Any such tender will be valid if, within five business days after the expiration date, the eligible guarantor institution makes such deposit as guaranteed.

Acceptance of Initial Notes for Exchange; Delivery of Exchange Notes

        If all of the conditions to the exchange offer have been satisfied or waived prior to the expiration date, all initial notes properly tendered at such time will be accepted and the exchange notes will be issued, promptly after the expiration date. See "—Conditions" below. For purposes of the exchange offer, initial notes shall be deemed to have been accepted as validly tendered for exchange only after timely receipt by the exchange agent of certificates for the initial notes or a timely book-entry confirmation of the initial notes into the exchange agent's account at DTC, a properly completed and duly executed letter of transmittal of the notes and all other required documents.

        In all cases, issuance of exchange notes for initial notes that are accepted for exchange pursuant to the exchange offer will be made only after the exchange agent's timely receipt of:

  •
  certificates for such initial notes or a timely confirmation of a book-entry transfer of such initial notes into the exchange agent's account at DTC;

  •
  a properly completed and duly executed letter of transmittal; and

  •
  all other required documents required by the letter of transmittal.

        If any tendered initial notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if initial notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged initial notes will be returned without expense to the tendering holder promptly after the termination or withdrawal of the exchange offer. In the case of initial notes tendered by the book-entry transfer procedures described below, the non-exchanged initial notes will be credited to an account maintained with DTC.

Book-Entry Transfer

        The exchange agent will make a request to establish an account with respect to the initial notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a DTC participant may make book-entry delivery of initial notes by causing DTC to transfer such initial notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. However, although delivery of initial notes may be effected through book-entry transfer into the exchange agent's account at DTC, a confirmation of book-entry transfer or the letter of transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the exchange agent at one of the addresses set forth below under "—Exchange Agent" on or prior to the expiration date, or the guaranteed delivery procedures described below must be complied with. Delivery of documents to DTC does not constitute delivery to the exchange agent. All references in this prospectus to the deposit of initial notes shall be deemed to include DTC's book-entry delivery method.

Withdrawal of Tenders

        Except as otherwise provided herein, tenders of initial notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

        A holder may withdraw initial notes it has tendered in the exchange offer by delivering a written notice of withdrawal to the exchange agent prior to 5:00 p.m., New York City time on the expiration date. Any such notice of withdrawal must:

  •
  specify the name of the person that tendered the initial notes to be withdrawn;

  •
  identify the initial notes to be withdrawn, including, if applicable, the certificate number or numbers and total principal amount of such initial notes;

  •
  be signed by the holder in the same manner as the original signature on the letter of transmittal by which such initial notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to permit the trustee with respect to the initial notes to register the transfer of such initial notes into the name of the person withdrawing the tender;

  •
  specify the name in which any such initial notes are to be registered, if different from that of the person that deposited them initially; and

  •
  if the initial notes have been tendered pursuant to the book-entry procedures, specify the name and number of the DTC participant's account at DTC to be credited, if different than that of the person withdrawing the tender.

        The issuer will determine all questions as to the validity, form and eligibility, time of receipt of such notices which shall be final and binding on all parties. Any initial notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any initial notes that have been tendered for exchange and that are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of initial notes tendered by book-entry transfer, such initial notes will be credited to an account maintained with the Book-Entry

Transfer Facility for the initial notes) promptly after the termination or withdrawal of the exchange offer. Properly withdrawn initial notes may be re-tendered by following one of the procedures described under "—Procedures for Tendering" and "—Book-Entry Transfer" above at any time on or prior to the expiration date.

Conditions

        Notwithstanding any other term of the exchange offer, initial notes will not be required to be accepted for exchange, nor will exchange notes be issued in exchange for any initial notes, and the issuer may terminate or amend the exchange offer as provided herein before the acceptance of such initial notes, if:

  •
  because of any change in law, or applicable interpretations thereof by the SEC, the issuer determines, based on the reasonable opinion of its counsel, that it is not permitted to effect the exchange offer; or

  •
  not all government approvals that the issuer deems necessary for the consummation of the exchange offer have been received.

Upon the termination or withdrawal of the exchange offer, the issuer will promptly return to the holders the notes tendered for exchange.

        We have no obligation to, and will not knowingly, permit acceptance of tenders of initial notes:

  •
  from any affiliate of the issuer within the meaning of Rule 405 under the Securities Act;

  •
  from any other holder or holders who are not eligible to participate in the exchange offer under applicable law or interpretations hereof by the SEC; or

  •
  if the exchange notes to be received by such holder or holders of initial notes in the exchange offer, upon receipt, will not be tradable by such holder without restriction under the Securities Act and the Exchange Act and without material restrictions under the "blue sky" or securities laws of substantially all of the states of the United States.

Accounting Treatment

        The exchange notes will be recorded in our accounting records at the same carrying value as the initial notes, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us. The costs of the exchange offer and the unamortized expenses related to the issuance of the initial notes will be amortized over the term of the exchange notes.

Exchange Agent

        U.S. Bank, National Association has been appointed as the exchange agent for the exchange offer. Questions and requests for assistance and requests for additional copies of this prospectus, the letter of transmittal or notice of guaranteed delivery should be directed to the exchange agent addressed as follows:

  By Hand, First-Class Mail (registered or certified), Overnight Mail or Courier:
  U.S. Bank National Association
  Goodwin Square
  225 Asylum Street, 23rd Floor
  Hartford, CT 06103
  Attention: Corporate Trust Department
  (J. Crew Intermediate LLC 2003 Registration Rights Agreement)

Fees and Expenses

        The issuer will pay the expenses of soliciting tenders under the exchange offer. The principal solicitation for tenders pursuant to the exchange offer is being made by mail; however, additional solicitations may be made by telegraph, telephone, telecopy or in person by officers and regular employees of the issuer.

        The issuer will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. The issuer, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable documented out-of-pocket expenses in connection therewith. The issuer may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, the letter of transmittal and related documents to the beneficial owners of the initial notes, and in handling or forwarding tenders for exchange.

        The expenses to be incurred in connection with the exchange offer will be paid by the issuer, including fees and expenses of the exchange agent and trustee and accounting, legal, printing and related fees and expenses.

        The issuer will pay all transfer taxes, if any, applicable to the exchange of initial notes pursuant to the exchange offer. If, however:

  •
  certificates representing exchange notes or initial notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the initial notes tendered;

  •
  tendered initial notes are registered in the name of any person other than the person signing the letter of transmittal; or

  •
  a transfer tax is imposed for any reason other than the exchange of initial notes pursuant to the exchange offer,

then the amount of any such transfer taxes, whether imposed on the holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed directly to the tendering holder.

USE OF PROCEEDS

        We will not receive any cash proceeds from the issuance of the exchange notes under the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive initial notes in like principal amount, the terms of which are identical in all material respects to the exchange notes. The initial notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any increase in our indebtedness.

CAPITALIZATION

        The following table sets forth as of August 2, 2003 the unaudited capitalization of Holdings and its subsidiaries. You should read the following information in conjunction with the information contained in "Use of Proceeds," "Description of Other Indebtedness," "Management's Discussion and Analysis of Financial Condition and Results of Operations of Holdings," "Management's Discussion and Analysis of Financial Condition and Results of Operations of Operating Corp." and the consolidated financial statements and the notes thereto included elsewhere in this prospectus.

As of August 2, 2003
(in millions)
Cash and cash equivalents	$31.5

Long-term debt (including current portion): Congress Credit Facility	5.5
TPG—MD Investment Notes Payable	20.5
10 3/8% Senior Subordinated Notes due 2007 of J. Crew Operating Corp.(1)	154.6
13 1/8 Senior Discount Debentures due 2008 of J. Crew Group, Inc.(2)	22.4
16.0% Senior Discount Contingent Principal Notes due 2008 of J. Crew Intermediate LLC(3)	93.8

Total long-term debt	296.8
Redeemable Preferred Stock	190.8
Stockholders' deficit	(322.8)

Total capitalization	$164.8

(1)
The 10 3/8% Senior Subordinated Notes due 2007 are held by Operating Corp. The amount of these notes shown in the table above includes $4.6 million of accrued interest.

(2)
As of May 6, 2003, $120.3 million aggregate principal amount, excluding accrued interest, of the senior discount debentures of Holdings were exchanged for the initial notes and are held by Intermediate. We did not receive any cash proceeds from the issuance of the initial notes. There is currently $21.7 million aggregate principal amount of the senior discount debentures of Holdings outstanding that are held by holders other than Intermediate. The amount of the senior discount debentures of Holdings shown in the table above also includes $0.7 million of accrued interest. Interest on these compounds semi-annually and is payable at maturity. We will not receive any cash proceeds from the issuance of the exchange notes under the exchange offer.

(3)
The initial notes of Intermediate were recorded at a fair value of $76.3 million. Holdings did not pay the accrued interest of $10.7 million on the senior discount debentures of Holdings that were exchanged for the initial notes. Rather, the accrued and unpaid interest was added to the principal amount of the initial notes. Subsequent to May 6, 2003, additional interest of $5.1 million and accretion of debt discount of $1.7 million has been added to the principal amount of the initial notes.

SELECTED FINANCIAL INFORMATION AND OTHER DATA OF HOLDINGS

        The following table sets forth selected consolidated historical financial, operating and other data of Holdings. The selected financial and operating data as of and for each of the five fiscal years ended February 1, 2003 are derived from the consolidated financial statements of Holdings, which have been audited by KPMG LLP, independent auditors. The summary financial and operating data as of August 2, 2003 and for the twenty-six weeks ended August 3, 2002 and August 2, 2003 have been derived from Holdings' unaudited condensed consolidated financial statements and include, in the opinion of the management, all adjustments necessary to present fairly the data for such periods. The results for the twenty-six weeks ended August 2, 2003 are not necessarily indicative of the results to be expected for fiscal 2003 or any future periods. You should read the selected financial information and other data presented below in conjunction with Holdings' consolidated financial statements and the notes thereto, the other financial information, and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Holdings" included elsewhere in this prospectus.

	Fiscal Year Ended					Twenty-six Weeks Ended
	January 30, 1999	January 29, 2000	February 3, 2001	February 2, 2002	February 1, 2003	August 3, 2002	August 2, 2003
	(dollars in thousands, except per square foot data)
Income Statement Data:
Revenues	$870,842	$750,696	$825,975	$777,940	$766,382	$334,685	$328,562
Cost of goods sold (2)	511,716	431,193	463,909	462,371	478,700	206,700	223,500
Selling, general and administrative expenses	332,050	279,302	301,865	295,568	291,518	138,425	127,746
Other charges	7,995	7,018	—	—	—	—	—
Charges incurred in connection with discontinuance of C & W	13,300	4,000	4,130	—	—	—	—
Income (loss) from operations	5,781	29,183	56,071	20,001	(3,836)	(10,440)	(22,684)
Interest expense—net	39,323	38,861	36,642	36,512	40,954	(19,133)	(22,790)
Gain on sale of PCP	(10,000)	(1,000)	—	—	—	—	—
Gain on exchange of debt	—	—	—	—	—	—	41,085
Provision (benefit) for income taxes	(8,162)	(2,050)	7,500	(5,500)	(4,200)	(10,350)	—

Net income (loss)	$(15,380)	$(6,628)	$11,929	$(11,011)	$(40,590)	$(19,223)	$(4,389)

Operating Data:
Revenues:
J. Crew Retail	$273,972	$333,575	$406,784	$397,998	$408,028	$179,790	$182,520
J. Crew Direct:
Catalog	230,752	213,308	177,535	135,353	108,531	45,619	29,663
Internet	22,000	65,249	107,225	122,844	139,456	56,456	63,486

	252,752	278,557	284,760	258,197	247,987	102,075	93,149

J. Crew Factory	96,461	101,987	96,114	85,085	76,264	36,964	36,109
J. Crew licensing	2,712	2,505	3,020	2,560	2,280	1,041	1,228
J. Crew shipping & handling fees	30,575	34,072	35,297	34,100	31,823	14,815	15,556

Total J. Crew brand	656,472	750,696	825,975	777,940	766,382	334,685	328,562
Other divisions(3)	214,370	—	—	—	—	—	—

Total	$870,842	$750,696	$825,975	$777,940	$766,382	$334,685	$328,562

Other Data:
J. Crew Direct: Number of catalogs (in thousands)	73,440	75,479	72,522	70,762	66,008	29,840	26,275
Number of pages (in millions)	8,819	9,319	8,677	8,242	7,799	2,932	2,581
J. Crew Retail:
Sales per gross square foot(4)	$558	$571	$567	$439	$365	$166	$159
Stores open at end of period	65	81	105	136	152	146	155
Comparable store sales change(%)(4)	9.0%	1.8%	1.7%	(15.5)%	(10.4)%	(12.2)%	(4.3)%
Depreciation and amortization	$15,972	$19,241	$22,600	$31,718	$34,451	$16,496	$16,329
Net capital expenditures(5):
New store openings	$14,749	$13,300	$16,700	$17,572	$11,400	$10,044	$2,290
Other	21,605	27,953	25,475	25,003	9,018	5,498	2,510

Total net capital expenditures	$36,354	$41,253	$42,175	$42,575	$20,418	$15,542	$4,800

Ratio of earnings to fixed charges (excluding preferred stock dividends of Holdings):	— (6)	— (6)	1.4	— (6)	— (6)	— (6)	— (6)

	As of
	January 30, 1999	January 29, 2000	February 3, 2001	February 2, 2002	February 1, 2003	August 2, 2003
	(dollars in thousands)
Balance Sheet Data:
Cash and cash equivalents	$9,643	$38,693	$32,930	$16,201	$18,895	$31,497
Working capital	95,710	75,929	49,482	39,164	38,015	43,029
Total assets	376,330	373,604	389,861	401,320	348,878	317,305
Total long term debt and redeemable preferred stock	340,443	365,418	371,510	117,347	463,238	389,028
Stockholders' deficit	(142,973)	(171,793)	(185,547)	(226,243)	(298,863)	(229,963)

(1)
The fiscal year 2000 consisted of 53 weeks compared to 52 weeks in Holdings normal fiscal year. The fifty-third week increased fiscal 2000 revenues by $10.8 million.

(2)
Includes buying and occupancy costs.

(3)
Includes revenues from our Popular Club Plan, Inc., which we refer to as "PCP," and Clifford & Wills, Inc., which we refer to as "C&W," divisions and finance charge income from PCP installment sales. PCP was sold effective October 30, 1998, and we made a decision in 1998 to exit the catalog and outlet store operations of C&W.

(4)
Includes stores that have been opened for a full twelve-month period.

(5)
Capital expenditures are net of proceeds from construction allowances.

(6)
The amounts of the deficiencies of the ratio of earnings to fixed charges (excluding the preferred stock dividends of Holdings) were $23.5 million, $8.7 million, $16.5 million and $44.8 million for the fiscal years 1998, 1999, 2001 and 2002, respectively, and $29.6 million and $4.4 million for the twenty-six weeks ended August 3, 2002 and August 2, 2003, respectively.

SELECTED FINANCIAL INFORMATION AND OTHER DATA OF OPERATING CORP.

        The following table sets forth selected consolidated historical financial, operating and other data of Operating Corp. The selected financial and operating data as of and for each of the five fiscal years ended February 1, 2003 are derived from the consolidated financial statements of Operating Corp., which have been audited by KPMG LLP, independent auditors. The summary financial and operating data as of August 2, 2003 and for the twenty-six weeks ended August 3, 2002 and August 2, 2003 have been derived from Operating Corp.'s unaudited condensed consolidated financial statements and include, in the opinion of the management, all adjustments necessary to present fairly the data for such periods. The results for the thirteen weeks ended August 2, 2003 are not necessarily indicative of the results to be expected for fiscal 2003 or any future periods. You should read the data presented below in conjunction with Operating Corp.'s consolidated financial statements and the notes thereto, the other financial information, and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Operating Corp." included elsewhere in this prospectus.

	Fiscal Year Ended					Twenty-six Weeks Ended
	January 30, 1999	January 29, 2000	February 3, 2001(1)	February 2, 2002	February 1, 2003	August 3, 2002	August 2, 2003
	(dollars in thousands, except per square foot data)
Income Statement Data:
Revenues	$870,842	$750,696	$825,975	$777,940	$766,382	$334,685	$328,562
Cost of goods sold(2)	511,716	431,193	463,909	462,371	478,700	206,700	223,500
Selling, general and administrative expenses	331,169	278,666	301,216	294,907	291,054	137,966	127,725
Other charges	7,995	7,018	—	—	—	—	—
Charges incurred in connection with discontinuance of C&W	13,300	4,000	4,130	—	—	—	—
Income (loss) from operations	6,662	29,819	56,720	20,662	(3,372)	(9,981)	(22,663)
Interest expense—net	28,560	26,626	22,787	20,890	23,200	(10,399)	(10,030)
Gain on sale of PCP	(10,000)	(1,000)	—	—	—	—	—
Provision (benefit) income taxes	(4,227)	(2,293)	12,180	(167)	17,750	(7,130)	—

Net income (loss)	$(7,671)	$(1,900)	$21,753	$(61)	$(8,822)	$(13,250)	$(32,693)

Operating Data:
Revenues:
J. Crew Retail	$273,972	$333,575	$406,784	$397,998	$408,028	$179,790	$182,520
J. Crew Direct:
Catalog	230,752	213,308	177,535	135,353	108,531	45,619	29,663
Internet	22,000	65,249	107,225	122,844	139,456	56,456	63,486

	252,752	278,557	284,760	258,197	247,987	102,075	93,149

J. Crew Factory	96,461	101,987	96,114	85,085	76,264	36,964	36,109
J. Crew licensing	2,712	2,505	3,020	2,560	2,280	1,041	1,228
J. Crew shipping & handling fees	30,575	34,072	35,297	34,100	31,823	14,815	15,556

Total J. Crew brand	656,472	750,696	825,975	777,940	766,382	334,685	328,562
Other divisions(3)	214,370	—	—	—	—	—	—

Total	$870,842	$750,696	$825,975	$777,940	$766,382	$334,685	$328,562

Other Data:
J. Crew Direct:
Number of catalogs (in thousands)	73,440	75,479	72,522	70,762	66,008	29,840	26,275
Number of pages (in millions)	8,819	9,319	8,677	8,242	7,799	2,932	2,581
J. Crew Retail:
Sales per gross square foot(4)	$558	$571	$567	$439	$365	$166	$159
Stores open at end of period	65	81	105	136	152	146	155
Comparable store sales change(%)(4)	9.0%	1.8%	1.7%	(15.5)%	(10.4)%	(12.2)%	(4.3)%
Depreciation and amortization	$15,972	$19,241	$22,600	$31,718	$34,451	$16,496	$16,329
Net capital expenditures(5):
New store openings	$14,749	$13,300	$16,700	$17,572	$11,400	$10,044	$2,290
Other	21,605	27,953	25,475	25,003	9,018	5,498	2,510

Total net capital expenditures	$36,354	$41,253	$42,175	$42,575	$20,418	$15,542	$4,800

	As of
	January 30, 1999	January 29, 2000	February 3, 2001	February 2, 2002	February 1, 2003	August 2, 2003
	(dollars in thousands)
Balance Sheet Data:
Cash and cash equivalents	$9,643	$38,693	$32,930	$16,201	$18,895	$31,497
Working capital	94,440	74,660	49,883	37,941	42,313	43,646
Total assets	370,436	363,606	373,752	381,728	342,570	309,725
Total long term debt	194,000	184,000	150,000	150,000	150,000	174,865
Stockholders' equity (deficit)	(4,445)	(2,545)	19,208	19,147	10,325	(31,688)

(1)
The fiscal year 2000 consisted of 53 weeks compared to 52 weeks in Operating Corp.'s normal fiscal year. The fifty-third week increased fiscal 2000 revenues by $10.8 million.

(2)
Includes buying and occupancy costs.

(3)
Includes revenues from our Popular Club Plan, Inc., which we refer to as "PCP," and Clifford & Wills, Inc., which we refer to as "C&W," divisions and finance charge income from PCP installment sales. PCP was sold effective October 30, 1998, and we made a decision in 1998 to exit the catalog and outlet store operations of C&W.

(4)
Includes stores that have been opened for a full twelve-month period.

(5)
Capital expenditures are net of proceeds from construction allowances.

RATIO OF EARNINGS TO FIXED CHARGES.

        The following table sets forth the consolidated ratios of earnings to fixed charges for Holdings and its subsidiaries (excluding the preferred stock dividends of Holdings) for the periods indicated below. You should the following information in conjunction with the audited consolidated financial statements and unaudited condensed consolidated financial statements of Holdings included elsewhere in this prospectus. The pro forma ratios of earnings to fixed charges have been computed as if the notes offered hereby were issued as of the first day of the fiscal year ended February 1, 2003.

	Fiscal Year Ended
												Twenty-six Weeks Ended August 2, 2003
	January 30, 1999		January 29, 2000		February 3, 2001	February 2, 2002		February 1, 2003
								As reported		Pro Forma		As reported		Pro Forma
	(dollars in millions, except ratios)
Earnings:
Pre-tax income (loss)	$(23.5)		$(8.7)		$19.4	$(16.5)		$(44.8)		$(44.8)		$(4.4)		$(4.4)
Interest expense	38.3		36.9		34.4	34.8		36.5		36.5		21.9		22.7
Interest portion of rent expense(1)	14.1		13.2		15.0	15.5		16.8		16.8		8.7		8.7
Amortization of deferred financing costs	2.1		2.2		2.8	2.0		4.4		4.7		0.9		1.0
Accretion of debt discount on initial notes of Intermediate	—		—		—	—		—		7.3		1.8		3.6

Earnings available for fixed charges	$31.0		$43.6		$71.6	$35.8		$12.9		$20.5		$28.9		$31.6

Fixed charges (excluding preferred stock dividends of Holdings):
Interest expense	$38.3		$36.9		$34.4	$34.8		$36.5		$36.5		$21.9		$21.9
Interest portion of rent expense(1)	14.1		13.2		15.0	15.5		16.8		16.8		8.7		8.7
Amortization of deferred financing costs	2.1		2.2		2.8	2.0		4.4		4.7		0.9		1.0
Accretion of debt discount on initial notes of Intermediate	—		—		—	—		—		7.3		1.8		3.6

Total fixed charges	$54.5		$52.3		$52.2	$52.3		57.7		65.3		$33.3		36.0

Ratios of earnings to fixed charges	—	(2)	—	(2)	1.4	—	(2)	—	(2)	—	(2)	—	(2)	—	(2)

(1)
These amounts were computed by estimating the interest portion to be one-third of rent expense.

(2)
The amounts of the deficiency of the ratio of earnings to fixed charges (excluding the preferred stock dividends of Holdings) were $23.5 million, $8.7 million, $16.5 million and $44.8 million for the fiscal years 1998, 1999, 2001 and 2002, respectively, and $4.4 million for the twenty-six weeks ended August 2, 2003.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS OF HOLDINGS

        You should read the following discussion and analysis in conjunction with the audited consolidated financial statements of Holdings and subsidiaries for the three-year period ended February 1, 2003 and the related notes thereto included elsewhere in this prospectus.

  In this section, "we," "us" and "our" refer to Holdings and its subsidiaries.

Critical Accounting Policies

        Management's discussion and analysis of financial condition and results of operations is based upon the consolidated financial statements which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. We base our estimates on historical experience and other assumptions that are believed to be reasonable under the circumstances and evaluate these estimates on an on-going basis. Actual results may differ from these estimates under different assumptions or conditions.

        The following critical accounting policies reflect the more significant estimates and judgments used in the preparation of our consolidated financial statements.

  Inventory Valuation

        Merchandise inventories are carried at the lower of cost or market. We evaluate all of our inventories to determine excess inventories based on estimated future sales. Excess inventories may be disposed of through factory outlet stores, clearance catalogs, internet clearance sales and other liquidations. Based on our historical results experienced through various methods of disposition, we write down the carrying value of inventories which are not expected to be sold at or above costs.

        In March 2003, we decided to modify our strategy on the disposition of inventory to achieve inventory clearing at the end of each selling season. Under our previous disposition strategy, excess prior season inventories would have been carried over for sale in subsequent seasons. Under our new strategy, we will accelerate the disposition of these excess inventories through factory stores, internet promotions, clearance catalogs and warehouse sales. These changes in the method and timing of inventory disposition are expected to result in a decrease in the amounts ultimately received for these inventories. Accordingly, we took additional inventory reserves of $9.0 million as of February 1, 2003.

  Deferred Catalog Costs

        The costs associated with direct response advertising, which consist primarily of catalog production and mailing costs, are capitalized and amortized over the expected future revenue stream of the catalog mailings, which approximates four months. The expected future revenue stream is determined based on historical revenue trends developed over an extended period of time. If the current revenue streams were to diverge from the expected trend, our future revenue streams would be adjusted accordingly.

  Asset Impairment

        We are exposed to potential impairment if the book value of our assets exceeds their future cash flows. The major components of our long-lived assets are store fixtures, equipment and leasehold improvements. The impairment of unamortized costs is measured at the store level and the unamortized cost is reduced to fair value if it is determined that the sum of expected future net cash flows is less than net book value.

  Sales Returns

        We must make estimates of future sales returns related to current period sales. Management analyzes historical returns, current economic trends and changes in customer acceptance of our products when evaluating the adequacy of the reserve for sales returns.

  Income Taxes

        We have significant deferred tax assets resulting from net operating loss carryforwards and deductible temporary differences, which will reduce taxable income in future periods. Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes" states that a valuation allowance is required when it is more likely than not that all or a portion of a deferred tax asset will not be realized. A review of all available positive and negative evidence needs to be considered, including a company's current and past performance, the market environment in which a company operates, length of carryback and carryforward periods, existing contracts or sales backlog that will result in future profits, etc. Forming a conclusion that a valuation allowance is not needed is difficult when there is negative evidence such as cumulative losses in recent years. Cumulative losses weigh heavily in the overall assessment. As a result of our assessments, we established a valuation allowance to reduce the net deferred tax assets at February 1, 2003 to their estimated recoverable amount. We do not expect to recognize any tax benefit in future results of operations until an appropriate level of profitability is sustained.

Results of Operations

        Our consolidated statements of operations presented as a percentage of revenues are as follows:

	Fiscal Year Ended			Twenty-six Weeks Ended
	February 1, 2003	February 2, 2002	February 3, 2001	August 2, 2003	August 3, 2002
Revenues(1)	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of goods sold, including buying and occupancy costs(2)	62.5	59.4	56.2	68.0	61.8
Selling, general and administrative expenses(2)	38.0	38.0	36.5	38.9	41.4
Charges incurred in connection with discontinuance of C&W	—	—	0.5	—	—
Income/(loss) from operations	(0.5)	2.6	6.8	(6.9)	(3.1)
Interest expense, net	(5.3)	(4.7)	(4.4)	(6.9)	(5.7)
Gain on exchange of debt	—	—	—	12.5	—
Income/(loss) before income taxes	(5.8)	(2.1)	2.4	(1.3)	(8.8)
Income taxes	0.5	0.7	(0.9)	—	3.1

Net income/(loss)	(5.3)%	(1.4)%	1.5%	(1.3)%	(5.7)%

(1)
Includes licensing, shipping and handling fees.

(2)
We include a portion of warehousing costs in selling, general and administrative expenses. All other costs of distribution are included in cost of goods sold.

Twenty-six Weeks Ended August 2, 2003 Compared to Twenty-six Weeks Ended August 3, 2002

        Revenues.    Revenues for the twenty-six weeks ended August 2, 2003 decreased by 1.8% to $328.6 million from $334.7 million in the twenty-six weeks ended August 3, 2002.

        Revenues of J. Crew Retail increased to $182.5 million in the first six months of 2003 from $179.8 million in the first six months of 2002. This increase was due to sales from stores not open for a full fiscal year, which offset a 4.3% decline in comparable store sales. We believe that the decrease in comparable store sales was largely attributable to the continuing slow economy and related difficult retail environment, primarily in the first quarter of 2003. The number of stores open at August 2, 2003 increased to 155 from 146 stores at August 3, 2002.

        Revenues of J. Crew Direct (which consist of the internet and catalog operations) decreased to $93.2 million in the first six months of 2003 from $102.1 in the first six months of 2002. Internet revenues increased to $63.5 million in the first six months of 2003 from $56.5 million in the first six months of 2002. Catalog revenues in the first six months of 2003 decreased to $29.7 million from $45.6 million in the first six months of 2002 as a result of a decrease in catalog circulation and continuing efforts to migrate customers to the Internet.

        Revenues of J. Crew Factory decreased to $36.1 million in the first six months of 2003 from $36.9 million in the first six months of 2002 due to a 4.6% decrease in comparable store sales. There were 42 stores open at August 2, 2003 compared to 43 stores at August 3, 2002.

        As we have disclosed in recent filings, management changed its strategy of disposing slow moving merchandise in fiscal 2003 to drive aggressive in-season inventory liquidation across all channels. As a result of this change in strategy, sales in the second half of fiscal 2003, especially within the J. Crew Direct business, will be adversely affected by the low levels of prior season merchandise on hand at August 2, 2003.

        Other revenues (which consist of shipping and handling fees and royalties) increased to $16.8 million in the first six months of 2003 from $15.9 million in the first six months of 2002 due primarily to an increase in shipping and handling fees of $0.8 million. This increase in fees resulted from a change in our returns processing in the second half of fiscal 2002.

        Costs of goods sold, including buying and occupancy costs.    Costs of goods sold, including buying and occupancy costs, increased as a percentage of revenues to 68.0% in the first six months of 2003 from 61.8% in the first six months of 2002. This increase is attributable primarily to a decrease of 530 basis points in merchandise margin. The decrease in merchandise margin resulted from higher sales of prior season's merchandise at discounted prices in the first six months of 2003 compared to the first six months of 2002 and higher markdowns related to the sale of Spring 2003 merchandise. These results reflect management's new strategy of disposing slow moving merchandise in season and reducing the amount of merchandise held in our Factory and Direct divisions for disposition in future seasons. Inventories at August 2, 2003 were down $54 million or 39% from August 3, 2002.

        Selling, general and administrative expenses.    Selling, general and administrative expenses decreased to $127.7 million in the twenty-six weeks ended August 2, 2003 from $138.4 million in the twenty-six weeks ended August 3, 2002. This decrease of $10.7 million resulted from a decrease in general and administrative expense of $6.3 million and a decrease of $4.4 million in selling expense. The decrease in general and administrative expense resulted from (a) $4.8 million of severance charges relating to headcount reductions and the departure of a former Chief Executive Officer in the first six months of 2002 compared to $1.4 million of severance charges in the first six months of 2003, (b) the effect in the first quarter of 2003 of the cost reduction initiatives implemented at the end of the first quarter of 2002 and (c) a $1.6 million insurance recovery related to the destruction of our World Trade Center store on September 11, 2001 less the expenses associated with additional retail stores in operation in 2003. The reduction in selling expense was due primarily to a decrease in catalog circulation in the first six months of 2003. As a percentage of revenues, selling, general and administrative expenses decreased to 38.9% of revenues in the first six months of 2003 from 41.4% in the first six months of 2002.

        Interest expense.    Interest expense increased to $22.8 million in the first six months of 2003 from $19.1 million in the first six months of 2002. This increase resulted primarily from the increase in the interest rate from 13 1/8% to 16% for $120.3 million of the senior discount debentures of Holdings that were exchanged in May 2003 and the accretion in fair value of the initial notes of Intermediate. Average short-term borrowings under our Congress Credit Facility in the first six months of 2003 were $0.2 million compared to $41.8 million in the first six months of 2002. Non-cash interest expense in the first six months of 2003 was $12.7 million compared to $10.0 million in the first six months of 2002.

        The net gain on the exchange of debt of $41.1 million reflects the difference between the fair value of the initial notes of Intermediate on the date of issuance and the carrying value of the senior discount debentures of Holdings of $44.1 million, less the additional interest expense of 2 7/8% from October 15, 2002 to May 6, 2003 paid to the note holders who accepted the exchange offer ($1.9 million) and the write-off of unamortized deferred financing costs related to the senior discount debentures of Holdings that were exchanged ($1.1 million).

        Income Taxes.    No tax benefit was attributed to the pre-tax loss in the first six months of 2003 compared to a 35% benefit in the first six months of 2002. At February 1, 2003, we established a valuation allowance to reduce the net deferred tax assets to their estimated recoverable amount. We do not expect to recognize any tax benefits in future results of operations until an appropriate level of profitability is sustained.

Fiscal 2002 Compared to Fiscal 2001

        Revenues.    Revenues in the fiscal year ended February 1, 2003 decreased 1.5% to $766.4 million from $778.0 million in the fiscal year ended February 2, 2002.

        J. Crew Retail net sales increased by 2.5% to $408.0 million in fiscal 2002 from $398.0 million in fiscal 2001. The percentage of our total net sales derived from J. Crew Retail increased to 55.7% in fiscal year 2002 compared to 53.7% in fiscal 2001. The increase in net sales was due to net sales from stores opened for less than a full fiscal year. This increase was offset by a decrease of 10.4% in comparable store sales. We believe that the decrease in comparable store sales is attributable to the effect on customer spending from the continuing slow economy in fiscal 2002 and customer dissatisfaction with our product offerings. There were 152 retail stores open at February 1, 2003 compared to 136 at February 2, 2002.

        J. Crew Direct net sales, which consist of internet and catalog operations, decreased by 4.0% to $248.0 million in fiscal 2002 from $258.2 million in fiscal 2001. The percentage of our total net sales derived from J. Crew Direct decreased to 33.9% in fiscal 2002 from 34.8% in fiscal 2001. Catalog net sales decreased to $108.6 million in fiscal 2002 from $135.3 million in fiscal 2001. Pages circulated decreased to 7.8 billion in fiscal 2002 from 8.3 billion in fiscal 2001. Internet net sales increased to $139.4 million in fiscal 2002 from $122.9 million in fiscal 2001 as we continued to migrate catalog customers to the internet.

        J. Crew Factory net sales decreased by 10.5% to $76.2 million in fiscal 2002 from $85.1 million in fiscal 2001. The percentage of our total net sales derived from J. Crew Factory decreased to 10.4% in fiscal 2002 from 11.5% in fiscal 2001. Comparable store sales for J. Crew Factory decreased by 14.1% in fiscal 2002. There were 42 factory stores open at February 1, 2003 compared to 41 factory stores at February 2, 2002.

        Other revenues which consist of shipping and handling fees and royalties decreased to $34.1 million in fiscal 2002 from $36.7 million in fiscal 2001, primarily as a result of a decrease in shipping and handling fees which is attributable to the decrease in net sales of J. Crew Direct.

        Costs of goods sold, including buying and occupancy costs.    Cost of goods sold, including buying and occupancy costs, as a percentage of revenues increased to 62.5% in fiscal 2002 from 59.4% in fiscal 2001. This increase was caused by a 130 basis point increase in buying and occupancy costs caused by a decrease in leverage related to the decline in comp store sales and a 180 basis point decrease in merchandising margin due to markdowns taken to clear inventories in the fourth quarter of 2002 which contributed to the improvement in our year-end inventory position compared to the prior year. The fourth quarter of 2002 also included a $9,000,000 charge as a result of our decision to modify our strategy on the disposition of inventory to accelerate inventory clearing at the end of each selling season.

        Selling, general and administrative expenses.    Selling, general and administrative expenses decreased to $291.5 million or 38.0% of total revenues in fiscal 2002 from $295.6 million or 38.0% of total revenues in fiscal 2001.

        Selling expenses were $53.2 million or 6.9% of total revenues in fiscal 2002 compared to $60.8 million or 7.8% of total revenues in fiscal 2001. This decrease was due to a decrease in pages circulated from 8.3 billion pages in fiscal year 2001 to 7.8 billion pages in fiscal 2002 and a decrease in paper costs.

        General and administrative expenses increased to $238.3 million or 31.0% of total revenues in fiscal 2002 from $234.8 million or 30.2% of total revenues in fiscal 2001. This increase resulted from (a) severance and other one-time employment related charges of $13.7 million in fiscal year 2002 as compared to $3.2 million in fiscal 2001 and (b) store expenses related to the additional retail stores in operation in 2002 partially offset by the cost reduction initiatives instituted in the first quarter of 2002.

        Interest expense.    Interest expense, net was $41.0 million in fiscal year 2002 compared to $36.5 million in fiscal 2001. The increase in interest expense resulted primarily from (a) an increase of $2.1 million relating to our outstanding senior discount debentures of Holdings and (b) an increase of $2.4 million in amortization of deferred financing costs, including $1.8 million written off in December 2002 related to the refinancing of the revolving credit arrangement with a new lender. Average borrowings under our revolving credit facility were $40.4 million in fiscal year 2002 compared to $43.1 million in fiscal 2001.

        Interest expense included non-cash interest and amortization of deferred financing costs of $16.7 million in fiscal 2002 compared to $17.4 million in fiscal 2001. Interest expense related to the senior discount debentures of Holdings became cash pay commencing in October 2002, with the first semi-annual payment of $9.3 million due in April 2003.

        Income Taxes.    The effective tax rate was a benefit of 9.4% in fiscal 2002 compared to a benefit of 33.3% in fiscal 2001. The lower effective rate in 2002 resulted from the establishment of a valuation allowance of $21.0 million to reduce the net deferred tax assets to estimated recoverable amount at February 1, 2003, offset by a benefit of $9.0 million from the reversal of prior years' tax accruals. These tax accruals were reversed in 2002 based on a proposed IRS settlement of open years and results of state audits at amounts less than the accrued amounts. We do not expect to recognize any tax benefits in future results of operations until an appropriate level of profitability is sustained.

Fiscal 2001 Compared to Fiscal 2000

        Revenues.    Revenues in the fiscal year ended February 2, 2002 decreased 5.8% to $778.0 million from $826.0 million in the fiscal year ended February 3, 2001. The fiscal year ended February 2, 2002 consisted of 52 weeks compared to 53 weeks in fiscal year 2000. Net sales for the fifty-third week were $10.8 million.

        J. Crew Retail net sales decreased by 2.2% to $398.0 million in fiscal 2001from $406.8 million in fiscal 2000. The percentage of our total net sales derived from J. Crew Retail increased to 53.7% in fiscal year 2001 compared to 51.6% in fiscal 2000. The decrease in net sales was due to a decrease of 15.5% in comparable store sales, which offset the increase in revenues from a 30% increase in the number of stores to 136 at February 2, 2002 from 105 at February 3, 2001. We believe that the decrease in comparable store sales resulted from (a) an overall decline in customer spending caused by the current economic environment, including the impact of the events of September 11, 2001 and (b) customer dissatisfaction with our product offerings.

        J. Crew Direct net sales, which consist of internet and catalog operations, decreased by 9.3% to $258.2 million in fiscal 2001from $284.8 million in fiscal 2000. The percentage of our total net sales derived from J. Crew Direct decreased to 34.8% in fiscal 2001 from 36.2% in fiscal 2000. Catalog net sales decreased to $135.3 million in fiscal 2001 from $177.5 million in fiscal 2000. Pages circulated decreased to 8.3 billion in fiscal 2001 from 8.7 billion in fiscal 2000. Internet net sales increased to $122.9 million in fiscal 2001 from $107.3 million in fiscal 2000 as we continued to migrate catalog customers to the internet.

        J. Crew Factory net sales decreased to $85.1 million in fiscal 2001 from $96.1 million in fiscal 2000. The percentage of our total net sales derived from J. Crew Factory decreased to 11.5% in fiscal 2001 from 12.2% in fiscal 2000. Comparable store sales for J. Crew Factory decreased by 10.5% in fiscal 2001. There were 42 factory stores open at February 2, 2002 and February 3, 2001.

        Other revenues which consist of shipping and handling fees and royalties decreased to $36.7 million in fiscal 2001 from $38.3 million in fiscal 2000, primarily as a result of a decrease in shipping and handling fees which is attributable to the decrease in net sales of J. Crew Direct.

        Costs of goods sold, including buying and occupancy costs.    Cost of goods sold, including buying and occupancy costs, as a percentage of revenues increased to 59.4% in fiscal 2001 from 56.2% in fiscal 2000. This increase of 320 basis points was caused by a decrease in merchandise margin of 200 basis points due to a significant increase in markdowns as a result of the highly promotional retail environment and an increase in the percentage of buying and occupancy costs of 120 basis points caused by a decrease in leverage related to the decline in comp store sales.

        Selling, general and administrative expenses.    Selling, general and administrative expenses decreased to $295.6 million or 38.0% of total revenues in fiscal 2001 from $301.9 million or 36.6% of total revenues in fiscal 2000.

        General and administrative expenses of the J. Crew brand decreased to $234.8 million or 30.2% of total revenues in fiscal 2001 from $239.2 million or 29.0% of total revenues in fiscal 2000. This decrease resulted from a bonus provision of $12 million due to earnings performance in fiscal 2000 that did not occur in 2001 and the cost cutting initiatives instituted in the first quarter of 2001 which were partially offset by the additional retail stores in operation during fiscal 2001 and a $9.1 million increase in depreciation and amortization related to the significant increase in new stores and information system expenditures in 2000 and 2001.

        Selling expenses were $60.8 million or 7.8% of total revenues in fiscal 2001 compared to $62.7 million or 7.6% of total revenues in fiscal 2000. This decrease was due to a decrease in pages circulated to 8.3 billion pages in fiscal 2001 from 8.7 billion pages in fiscal year 2000.

        Interest expense.    Interest expense, net was $36.5 million in fiscal year 2001 compared to $36.6 million in fiscal 2000. The effect from higher average borrowings in fiscal 2001 under our revolving credit facility and higher non-cash interest, was offset by the pay off of the term loan in January 2001 and a decrease in interest rates. Average borrowings under our revolving credit facility required to fund inventories and capital expenditures were $43.1 million in fiscal 2001 compared to $9.8 million in fiscal 2000.

        Interest expense included non-cash interest and amortization of deferred financing costs of $17.4 million in fiscal 2001 compared to $16.4 million in fiscal 2000.

        Income taxes.    The effective tax rate was a benefit of 33.3% in fiscal 2001 compared to a provision of 38.6% in fiscal 2000. The effective rate in 2001 was less than the normal rate due primarily to the inability of subsidiaries to carry back net operating losses for state tax purposes.

Liquidity and Capital Resources

        Our sources of liquidity have been primarily cash flows from operations and borrowings under our working capital credit facility. Our primary cash needs have been for capital expenditures incurred primarily for opening new stores and system enhancements, debt service requirements and working capital.

        On December 23, 2002, Operating Corp. entered into a Loan and Security Agreement with Wachovia Bank, N.A., as arranger, Congress Financial Corporation, as administrative and collateral agent, and a syndicate of lenders which provides for maximum credit availability of up to $180.0 million (the "Congress Credit Facility"). The Congress Credit Facility replaced a revolving credit facility which was scheduled to expire in October 2003. The Congress Credit Facility provides for revolving loans of up to $160.0 million; supplemental loans of up to $20.0 million each year during the period from April 15 to September 15; and letter of credit accommodations. The Congress Credit Facility expires in December 2005. The total amount of availability is limited to the sum of 85% of eligible receivables, 90% of the net recovery percentage of inventories (as determined by inventory appraisal) for the period of August 1 through November 30, 85% of the net recovery percentage of inventories for the period December 1 through July 31 and the real estate availability of $5.8 million.

        The Congress Credit Facility includes restrictions, including the incurrence of additional indebtedness, the payment of dividends and other distributions, the making of investments, the granting of loans and the making of capital expenditures. We are required to maintain minimum levels of earnings before interest, taxes, depreciation, amortization and certain non-cash items ("EBITDA") if excess availability is less than $15.0 million for any 30 consecutive day period.

        The Congress Credit Facility permits restricted payments (by way of dividends or other distributions) with respect to, among other things, the Company's capital stock payable solely in additional shares of its capital stock, the Company's tax sharing agreement, the Series A Preferred Stock of Holdings, the Series B Preferred Stock of Holdings and the 13 1/8% Senior Discount Debentures due 2008 of Holdings. The ability of the Company to declare dividends on its capital stock is also limited by Delaware law, which permits a company to pay dividends on its capital stock only out of its surplus or, in the even that it has no surplus, out of its net profits for the year in which a dividend is declared or for the immediately preceding fiscal year. Under the Congress Credit Facility, the assets of Operating Corp. and its subsidiaries are restricted. At February 1, 2003, Operating Corp. and its subsidiaries had $342,570,000 in total assets and $10,325,000 in stockholders' equity.

        Cash provided by operating activities was $24.7 million in fiscal 2002 compared to $25.8 million in fiscal 2001. The increase in net loss in 2002 was offset by an improvement in working capital, primarily a $31.6 million decrease in inventories, net of an $11.8 million decrease in accounts payable.

        Cash flows used in operations decreased to $5.5 million in the first six months of 2003 from $34.7 million in the first six months of 2002. This decrease in cash used in operations resulted primarily from the decrease in working capital requirements in the first six months of 2003 compared to the first six months of 2002.

        Capital expenditures, net of construction allowances, were $20.4 million in fiscal 2002 compared to $42.6 million in fiscal 2001. Capital expenditures in 2002 resulted primarily to the opening of 16 retail stores during the year. Capital expenditures in 2001 related primarily to the opening of 34 retail stores and for systems enhancements, primarily the implementation of new software packages furnished by SAP AG.

        Capital expenditures, net of construction allowances, were $4.8 million for the first six months of 2003 compared to $15.5 million for the first six months of 2002. Capital expenditures for fiscal year 2003 are expected to be approximately $10.0 million compared to $20.4 million in fiscal year 2002. Four new stores are planned to open in fiscal 2003 compared to 16 stores in fiscal 2002.

        There were no borrowings under the revolving credit facility at February 1, 2003 and February 2, 2002. Average borrowings under the revolving credit facility were $40.4 million for fiscal 2002 and $43.1 million for fiscal 2001. As of February 1, 2003, there was $32.1 million in availability under the Congress Credit Facility. See "Description of Other Indebtedness—Congress Credit Facility."

        There were no short-term borrowings under the Congress Credit Facility at August 2, 2003 compared to $48.0 million at August 3, 2002. Long-term indebtedness increased by $25.8 million during the first quarter of 2003 consisting of $20.0 million of TPG-MD Investment Notes Payable due in 2008 and $5.8 million under the Congress Credit Facility repayable over a period of 60 months, commencing June 1, 2003. As of August 2, 2003, there was $16.6 million in availability under the Congress Credit Facility. See "Description of Other Indebtedness—Congress Credit Facility."

        Effective October 15, 2002, the interest payments accruing on our senior discount debentures of Holdings became payable in cash on April 15 and October 15 of each year subsequent thereto. We did not pay the accrued and unpaid interest on the senior discount debentures of Holdings on the scheduled interest payment date of April 15, 2003. Rather, we paid such interest on May 6, 2003, the settlement date of the exchange offer, together with interest thereon at a rate of 13 1/8% per annum from April 15, 2003 to May 5, 2003, to the holders of the senior discount debentures of Holdings who did not tender their debentures for the initial notes in that exchange offer. On May 6, 2003, we (through our wholly-owned subsidiary, Intermediate) completed an offer to exchange the initial notes for outstanding senior discount debentures of Holdings. Approximately 85% of the outstanding senior discount debentures of Holdings were tendered for exchange. The effect of the exchange offer on interest expense in fiscal 2003 will be to increase the total interest expense by $2.6 million, but decrease cash interest by $15.8 million.

        We have determined that the liquidation value of the Series A preferred stock, totaling $92.8 million, is not mandatorily redeemable and, accordingly, the consolidated balance sheets as of February 1, 2003 and February 2, 2002 have been restated to reclassify this amount to stockholders' deficit.

        Management believes that cash flow from operations and availability under the Congress Credit Facility will provide adequate funds for our foreseeable working capital needs, planned capital expenditures and debt service obligations. Our ability to fund our operations and make planned capital expenditures, to make scheduled debt payments, to refinance indebtedness and to remain in compliance with the financial covenants under our debt agreements depends on our future operating performance and cash flow, which in turn, are subject to prevailing economic conditions and to financial, business and other factors, some of which are beyond our control.

Contractual Obligations And Other Commercial Commitments

        The following summarizes our contractual and other commercial obligations as of February 1, 2003 and the effect such obligations are expected to have on our liquidity and cash flows in future periods.

Contractual Obligations	Within 1 year	2-3 years	4-5 years	After 5 years	Total
	(dollars in millions)
Long term debt obligations	$—	$—	$150.0	$142.0	$292.0
Redeemable preferred stock	—	—	—	171.2	171.2
Operating lease obligations(1)	52.4	97.3	88.8	143.9	382.4
Inventory purchase commitments	110.2	—	—	—	110.2
Executory contracts	$4.8	$9.1	$8.1	$—	$22.0

	$167.4	$106.4	$246.9	$457.1	$977.8

Other commercial commitments	Within 1 year	2-3 years	4-5 years	After 5 years	Total
Letters of Credit
Stand by	$.7	$—	$—	$1.9	$2.6
Import	43.3	—	—	—	43.3

	$44.0	$—	$—	$1.9	$45.9

(1)
Operating lease obligations represent obligations under various long-term operating leases entered in the normal course of business for retail and outlet stores, warehouses, office space and equipment requiring minimum annual rentals. Operating lease expense is a significant component of our operating expenses. The lease terms range for various periods of time in various rental markets and are entered into at different times, which mitigates exposure to market changes which could have a material effect on the company's results of operations within any given year.

Impact of Inflation

        Our results of operations and financial condition are presented based upon historical cost. While it is difficult to accurately measure the impact of inflation due to the imprecise nature of the estimates required, we believe that the effects of inflation, if any, on our results of operations and financial condition have been minor. However, there can be no assurance that during a period of significant inflation, our results of operations would not be adversely affected.

Seasonality

        We experience two distinct selling seasons, spring and fall. The spring season is comprised of the first and second quarters and the fall season is comprised of the third and fourth quarters. Net sales are usually substantially higher in the fall season and selling, general and administrative expenses as a percentage of net sales are usually higher in the spring season. Approximately 32% of annual net sales in fiscal 2002 occurred in the fourth quarter. Our working capital requirements also fluctuate throughout the year, increasing substantially in September and October in anticipation of the holiday season inventory requirements.

Recent Accounting Pronouncements

        In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 eliminates the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001 and modifies the application of the purchase accounting method effective for transactions that are completed after June 30, 2001. SFAS No. 142 eliminates the requirement to amortize goodwill and intangible assets having indefinite useful lives but requires testing at least annually for impairment. Intangible assets that have finite lives will continue to be amortized over their useful lives. SFAS No. 142 applies to goodwill and intangible assets arising from transactions completed before and after the statement's effective date of January 1, 2002. The adoption of these statements in fiscal 2002 did not have any effect on our financial statements.

        In August 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires us to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets. We also record a corresponding asset which is depreciated over the life of the asset. Subsequent to the initial measurement of the asset retirement obligation, the obligation will be adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation. SFAS No. 143 was effective for fiscal years beginning after June 15, 2002. The adoption of SFAS No. 143 did not have a significant impact on our financial statements.

        In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 addresses financial accounting and reporting for the impairment of disposal of long-lived assets and requires companies to separately report discontinued operations and extends that reporting to a component of an entity that either has been disposed of or is classified as held for sale. This statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No. 144 was effective for fiscal years beginning after December 15, 2001. The adoption of SFAS No. 144 did not have a significant impact on our financial statements.

        In April 2002, the FASB issued SFAS No. 145 "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This statement requires that a gain or loss on the extinguishment of debt no longer be reflected as Extraordinary, but be recorded as a component of Operating Income or Loss when the use of debt extinguishment is part of a risk management strategy. SFAS No. 145 was effective for fiscal years beginning after May 15, 2002. The adoption of SFAS No. 145 did not have a significant impact on our financial statements.

        In June 2002, the FASB issued SFAS No. 146—"Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 addresses accounting and reporting for costs associated with exit or disposal activities. SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized and measured initially at fair value when the liability is incurred. SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of the statement did not have any effect on our financial statements.

        In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation — Transition and Disclosure, an amendment of FASB Statement No. 123." This statement amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternate methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. This Statement also amends the disclosure requirements of FASB Statement No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The amendments to FASB Statement No. 123 regarding disclosure are effective for fiscal years ending after December 15, 2002. We apply APB Opinion No. 25 in accounting for our employee stock option plans.

        In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." The provisions of this statement are effective for contracts entered into or modified after June 30, 2003 and hedging relationships designated after June 30, 2003. The provisions of the statement related to Statement 133 Implementation Issues that have been effective for fiscal quarters that begin prior to June 15, 2003 should continue to be applied in accordance with their respective effective dates. The adoption of SFAS No. 149 will not have a significant effect on our financial statements.

        In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. The provisions of this statement are effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 will result in a reclassification of the liquidation value and accumulated and unpaid dividends of the Series B preferred stock and the accumulated and unpaid dividends related to the Series A preferred stock to liabilities, which total $190.8 million as of August 2, 2003. After such reclassification, the dividends related to the Series B preferred stock will be treated as interest expense.

        In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." This Interpretation elaborates on the disclosures to be made by a guarantor in its interim annual financial statements about its obligations under certain guarantees that it has issued and requires that they be recorded at fair value. The initial recognition and measurement provisions of this Interpretation are to be applied on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements of this Interpretation are effective for periods ending after December 15, 2002. The adoption of FASB Interpretation No. 45 did not have any effect on our financial statements.

        In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities." The FASB believes that if a business enterprise has a controlling interest in a variable interest entity, the assets, liabilities and results of the variable interest entity should be included in the consolidated financial statements with those of the business enterprise. The Interpretation applies immediately to enterprises that hold a variable interest in variable interest entities created after January 31, 2003. It applies in the first fiscal year or interim period beginning after June 15, 2003 to enterprises that hold a variable interest in variable interest entities created before February 1, 2003. The adoption of FASB Interpretation No. 46 will not have a significant effect on our financial statements.

        EITF Issue No. 02-16 "Accounting by a Customer (including a Reseller) for Certain Consideration Received from a Vendor" is effective for fiscal periods beginning after December 15, 2002. This release addresses how a reseller of a vendor's products should account for cash consideration received from a vendor, and provides that cash consideration received by a customer from a vendor is presumed to be a reduction of the prices of the vendor's products or services, and should, therefore, be characterized as a reduction of cost of sales when recognized in the customer's income statement. However, that presumption is overcome when the consideration is either a payment for assets or services delivered to the vendor, or a reimbursement of costs incurred by the customer to sell the vendor's products. The adoption of this EITF did not have any effect on our financial statements as we sell all of our merchandise under our own brand name and receive no incentives from vendors.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS OF OPERATING CORP.

        You should read the following discussion and analysis in conjunction with the audited consolidated financial statements of Operating Corp. and subsidiaries for the two year period ended February 1, 2003 and the related notes thereto included elsewhere in this prospectus.

  In this section, "we," "us" and "our" refer to Operating Corp. and its subsidiaries.

Critical Accounting Policies

        Management's discussion and analysis of financial condition and results of operations is based on the consolidated financial statements which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. We base our estimates on historical experience and other assumptions that are believed to be reasonable under the circumstances and evaluate these estimates on an on-going basis. Actual results may differ from these estimates under different assumptions or conditions.

        The following critical accounting policies reflect the more significant estimates and judgments used in the preparation of our consolidated financial statements.

  Inventory Valuation.

        Merchandise inventories are carried at the lower of cost or market. Cost is determined on a first-in first-out basis. We evaluate all of our inventories to determine excess inventories based on estimated future sales. Excess inventories may be disposed of through factory outlet stores, clearance catalogs, internet clearance sales and other liquidations. Based on our historical results experienced through various methods of disposition, we write down the carrying value of inventories which are not expected to be sold at or above costs.

  Deferred Catalog Costs

        The costs associated with direct response advertising, which consist primarily of catalog production and mailing costs, are capitalized and amortized over the expected future revenue stream of the catalog mailings of approximately four months. The expected future revenue stream is determined based on historical revenue trends developed over an extended period of time. If the current revenue streams were to diverge from the expected trend, our future revenue streams would be adjusted accordingly.

  Asset Impairment

        We are exposed to potential impairment if the book value of our assets exceeds their future cash flows. The major components of our long-lived assets are store fixtures, equipment and leasehold improvements. The impairment of unamortized costs is measured at the store level and the unamortized cost is reduced to fair value if it is determined that the sum of expected future net cash flows is less than net book value.

  Sales Returns

        We must make estimates of future sales returns related to current period sales. Management analyzes historical returns, current economic trends and changes in customer acceptance of its products when evaluating the adequacy of the reserve for sales returns.

  Income Taxes

        Deferred tax assets are carried at the amount that we believe is more likely than not to be realized. We have considered future taxable income and prudent and feasible tax strategies in assessing the need for a valuation allowance. However, the continuance of declining trends and operating losses in the near term may cause us to reassess the need for a valuation allowance. If we were to determine that we would not be able to realize all or part of our net deferred tax assets in the future, an adjustment to the deferred tax assets would be charged to income in the period such determination was made.

Results of Operations

        Our consolidated statements of operations presented as a percentage of revenues are as follows:

	Fiscal Year Ended			Twenty-six Weeks Ended
	February 1, 2003	February 2, 2002	February 3, 2001	August 2, 2003	August 3, 2002
Revenues(1)	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of goods sold, including buying and occupancy costs(2)	62.5	59.4	56.2	68.0	61.8
Selling, general and administrative expenses(2)	38.0	37.9	36.5	38.9	41.2
Charges incurred in connection with discontinuance of C&W	—	—	0.5	—	—
Income/(loss) from operations	(0.5)	2.7	6.9	(6.9)	(3.0)
Interest expense, net	(3.0)	(2.7)	(2.8)	(3.1)	(3.1)
Income/(loss) before income taxes	(3.5)	(0.0)	4.1	10.0	(6.1)
Income taxes	2.3	0.0	(1.5)	—	2.1

Net income/(loss)	(1.2)%	(0.0)%	2.6%	10.0%	4.0%

(1)
Includes licensing, shipping and handling fees.

(2)
We include a portion of warehousing costs in selling, general and administrative expenses. All other costs of distribution are included in cost of goods sold.

Twenty-six Weeks Ended August 2, 2003 Compared to Twenty-six Weeks Ended August 3, 2002

        Revenues.    Revenues for the twenty-six weeks ended August 2, 2003 decreased by 1.8% to $328.6 million in from $334.7 million in the twenty-six weeks ended August 3, 2002.

        Revenues of J. Crew Retail increased to $182.5 million in the first six months of 2003 from $179.8 million in the first six months of 2002. This increase was due to sales from stores not open for a full fiscal year, which offset a 4.3% decline in comparable store sales. We believe that the decrease in comparable store sales was largely attributable to the continuing slow economy and related difficult retail environment, primarily in the first quarter of 2003. The number of stores open at August 2, 2003 increased to 155 from 146 stores at August 3, 2002.

        Revenues of J. Crew Direct (which consist of the internet and catalog operations) decreased to $93.2 million in the first six months of 2003 from $102.1 in the first six months of 2002. Internet revenues increased to $63.5 million in the first six months of 2003 from $56.5 million in the first six months of 2002. Catalog revenues in the first six months of 2003 decreased to $29.7 million from $45.6 million in the first six months of 2002 as a result of a decrease in catalog circulation and continuing efforts to migrate customers to the Internet.

        Revenues of J. Crew Factory decreased to $36.1 million in the first six months of 2003 from $36.9 million in the first six months of 2002 due to a 4.6% decrease in comparable store sales. There were 42 stores open at August 2, 2003 compared to 43 stores at August 3, 2002.

        As we have disclosed in recent filings, management changed its strategy of disposing slow moving merchandise in fiscal 2003 to drive aggressive in-season inventory liquidation across all channels. As a result of this change in strategy, sales in the second half of fiscal 2003, especially within the J. Crew Direct business, will be adversely affected by the low levels of prior season merchandise on hand at August 2, 2003.

        Other revenues (which consist of shipping and handling fees and royalties) increased to $16.8 million in the first six months of 2003 from $15.9 million in the first six months of 2002 due primarily to an increase in shipping and handling fees of $0.8 million. This increase in fees resulted from a change in our returns processing in the second half of fiscal 2002.

        Costs of goods sold, including buying and occupancy costs.    Costs of goods sold, including buying and occupancy costs, increased as a percentage of revenues to 68.0% in the first six months of 2003 from 61.8% in the first six months of 2002. This increase is attributable primarily to a decrease of 530 basis points in merchandise margin. The decrease in merchandise margin resulted from higher sales of prior season's merchandise at discounted prices in the first six months of 2003 compared to the first six months of 2002 and higher markdowns related to the sale of Spring 2003 merchandise. These results reflect management's new strategy of disposing slow moving merchandise in season and reducing the amount of merchandise held in our Factory and Direct divisions for disposition in future seasons. Inventories at August 2, 2003 were down $54 million or 39% from August 3, 2002.

        Selling, general and administrative expenses.    Selling, general and administrative expenses decreased to $127.7 million in the twenty-six weeks ended August 2, 2003 from $138.0 million in the twenty-six weeks ended August 3, 2002. This decrease of $10.3 million resulted from a decrease in general and administrative expenses of $5.9 million and a decrease of $4.4 million in selling expense. The decrease in general and administrative expense resulted from (a) $4.8 million of severance charges relating to headcount reductions and the departure of a former Chief Executive Officer in the first six months of 2002 compared to $1.4 million of severance charges in the first six months of 2003, (b) the effect in the first quarter of 2003 of the cost reduction initiatives implemented at the end of the first quarter of 2002 and (c) a $1.6 million insurance recovery related to the destruction of our World Trade Center store on September 11, 2001 less the expenses associated with additional retail stores in operation in 2003. The reduction in selling expense was due primarily to a decrease in catalog circulation in the first six months of 2003. As a percentage of revenues, selling, general and administrative expenses decreased to 38.9% of revenues in the first six months of 2003 from 41.2% in the first six months of 2002.

        Interest expense.    Interest expense decreased to $10.0 million in the first six months of 2003 from $10.4 million in the first six months of 2002. This decrease resulted primarily from the decrease in average short-term borrowings in the first six months of 2003 compared to the first six months of 2002, net of the increase in long term debt of $25.8 million in 2003. Average short-term borrowings under our Congress Credit Facility in the first six months of 2003 were $0.2 million compared to $41.8 million in the first six months of 2002.

        Income Taxes.    No tax benefit was attributed to the pre-tax loss in the first six months of 2003 compared to a 35% benefit in the first six months of 2002. At February 1, 2003, we established a valuation allowance to reduce the net deferred tax assets to their estimated recoverable amount. We do not expect to recognize any tax benefits in future results of operations until an appropriate level of profitability is sustained.

Fiscal 2002 Compared to Fiscal 2001

        Revenues.    Revenues in the fiscal year ended February 1, 2003 decreased 1.5% to $766.4 million from $778.0 million in the fiscal year ended February 2, 2002.

        J. Crew Retail net sales increased by 2.5% to $408.0 million in fiscal 2002 from $398.0 million in fiscal 2001. The percentage of our total net sales derived from J. Crew Retail increased to 55.7% in fiscal year 2002 compared to 53.7% in fiscal 2001. The increase in net sales was due to net sales from stores opened for less than a full fiscal year. This increase was offset by a decrease of 10.4% in comparable store sales. We believe that the decrease in comparable store sales is attributable to the effect on customer spending from the continuing slow economy in fiscal 2002 and customer dissatisfaction with our product offerings. There were 152 retail stores open at February 1, 2003 compared to 136 at February 2, 2002.

        J. Crew Direct net sales, which consist of internet and catalog operations, decreased by 4.0% to $248.0 million in fiscal 2002 from $258.2 million in fiscal 2001. The percentage of our total net sales derived from J. Crew Direct decreased to 33.9% in fiscal 2002 from 34.8% in fiscal 2001. Catalog net sales decreased to $108.6 million in fiscal 2002 from $135.3 million in fiscal 2001. Pages circulated decreased to 7.8 billion in fiscal 2002 from 8.3 billion in fiscal 2001. Internet net sales increased to $139.4 million in fiscal 2002 from $122.9 million in fiscal 2001 as we continued to migrate catalog customers to the internet.

        J. Crew Factory net sales decreased to $76.2 million in fiscal 2002 from $85.1 million in fiscal 2001. The percentage of our total net sales derived from J. Crew Factory decreased to 10.4% in fiscal 2002 from 11.5% in fiscal 2001. Comparable store sales for J. Crew Factory decreased by 14.1% in fiscal 2002. There were 42 factory stores open at February 1, 2003 compared to 41 at February 2, 2002.

        Other revenues which consist of shipping and handling fees and royalties decreased to $34.1 million in fiscal 2002 from $36.7 million in fiscal 2001, primarily as a result of a decrease in shipping and handling fees which is attributable to the decrease in net sales of J. Crew Direct.

        Costs of goods sold, including buying and occupancy costs.    Cost of goods sold, including buying and occupancy costs, as a percentage of revenues increased to 62.5% in fiscal 2002 from 59.4% in fiscal 2001. This increase was caused by a 130 basis point increase in buying and occupancy costs caused by a decrease in leverage related to the decline in comp store sales and an 180 basis point decrease in merchandising margin due to markdowns taken to clear inventories in the fourth quarter which contributed to the improvement in our year-end inventory position compared to the prior year. The fourth quarter also included a $9,000,000 charge as a result of our decision to modify our strategy on the disposition of inventory to accelerate inventory clearing at the end of each selling season.

        Selling, general and administrative expenses.    Selling, general and administrative expenses decreased to $291.1 million or 38.0% of total revenues in fiscal 2002 from $294.9 million or 37.9% of total revenues in fiscal 2001.

        Selling expenses were $53.2 million or 6.9% of total revenues in fiscal 2002 compared to $60.8 million or 7.8% of total revenues in fiscal 2001. This decrease was due to a decrease in pages circulated to 7.8 billion pages in fiscal 2002 from 8.3 billion pages in fiscal year 2001 and a decrease in paper costs.

        General and administrative expenses increased to $237.9 million or 31.0% of total revenues in fiscal 2002 from $234.1 million or 30.1% of total revenues in fiscal 2001. This increase resulted from (a) severance and other one-time employment related charges of $13.7 million in fiscal year 2002 compared to $3.2 million in fiscal year 2001 and (b) store expenses related to the additional retail stores in operation in 2002 partially offset by the cost reduction initiatives instituted in the first quarter of 2002.

        Interest expense.    Interest expense, net was $23.4 million in fiscal year 2002 compared to $20.9 million in fiscal 2001. The increase in interest expense resulted primarily from an increase of $2.5 million in amortization of deferred financing costs, including $1.8 million related to the old revolving credit arrangement, which were written off in December 2002. Average borrowings under the revolving credit facility were $40.4 million in fiscal year 2002 compared to $43.1 million in fiscal 2001.

        Income Taxes.    The effective tax rate was a benefit of 66.8% in fiscal 2002 compared to a benefit of 73.2% in fiscal 2001. The benefit in 2002 resulted from the reversal of prior year tax accruals. These tax accruals were reversed in 2002 based on a proposed IRS settlement of open years and results of state audits at amounts less than the accrued amounts. The 2001 effective rate was affected by the low dollar amount of pre-tax income.

Fiscal 2001 Compared to Fiscal 2000

        Revenues.    Revenues decreased 5.8% to $778.0 million in fiscal 2001 from $826.0 million in fiscal 2000. Fiscal 2001 consisted of 52 weeks compared to 53 weeks in fiscal 2000. Revenues for the fifty-third week in fiscal 2000 were $10.8 million.

        J. Crew Retail revenues decreased by 2.2% to $398.0 million in fiscal 2001 from $406.8 million in fiscal 2000. The percentage of our total net sales derived from J. Crew Retail increased to 53.7% in fiscal 2001 from 51.6% in fiscal 2000. The decrease in J. Crew Retail revenues was due primarily to a decrease of 15.5% in comparable store sales. This decrease offset the increase in revenues from a 29.5% increase in the number of stores to 136 at February 2, 2002 from 105 at February 3, 2001. We believe that the decrease in comparable store sales resulted from (a) an overall decline in customer spending caused by the current economic environment, including the impact of the events of September 11, 2001 and (b) customer dissatisfaction with our product offering.

        J. Crew Direct revenues decreased by 9.3% to $258.2 million in fiscal 2001 from $284.8 million in fiscal 2000. The percentage of our total net sales derived from J. Crew Direct decreased to 34.8% in fiscal 2001 from 36.2% in fiscal 2000. Catalog revenues decreased by 23.8% to $135.3 million in fiscal 2001 from $177.5 million in fiscal 2000 as we continued to migrate our catalog customers to the internet. Pages circulated decreased to 8.3 billion in fiscal 2001 from 8.7 billion in fiscal 2000. Internet revenues increased by 14.5% to $122.9 million in fiscal 2001 from $107.3 million in fiscal 2000.

        J. Crew Factory revenues decreased by 11.4% to $85.1 million in fiscal 2001 from $96.1 million in fiscal 2000. The percentage of our total net sales derived from J. Crew Factory decreased to 11.5% in fiscal 2001 from 12.2% in fiscal 2000. Comparable factory outlet store sales decreased by 10.5% in fiscal 2001 compared to fiscal 2000. There were 41 factory stores at February 2, 2002 and February 3, 2001.

        Other revenues, which consist of shipping and handling fees and royalties, decreased by 4.2% to $36.7 million in fiscal 2001 from $38.3 million in fiscal 2000, primarily as a result of a decrease in shipping and handling fees which is attributable to a decrease in J. Crew Direct revenues.

        Costs of goods sold, including buying and occupancy costs.    Costs of good sold, including buying and occupancy costs, increased as a percentage of total revenues to 59.4% in fiscal 2001 from 56.2% in fiscal 2000. This increase of 320 basis points was caused by a decrease in merchandise margin of 200 basis points due to a significant increase in markdowns as a result of a highly promotional retail environment and an increase in the percentage of buying and occupancy costs caused by a decrease in leverage related to a decline in comparable store sales.

        Selling, general and administrative expenses.    Selling, general and administrative expenses decreased by 2.1% to $294.9 million or 37.9% of total revenues in fiscal 2001 from $301.2 million or 36.5% of total revenues in fiscal 2000. General and administrative expenses decreased to $234.1 million or 30.1%

of total revenues in fiscal 2001 from $238.5 million or 28.9% of total revenues in fiscal 2000. This decrease resulted from a decrease in bonus provision in fiscal 2001 as a result of a decrease in operating income and the cost cutting initiatives instituted in the first quarter of fiscal 2001 which were offset by the additional retail stores in operation and a $9.1 million increase in depreciation and amortization in fiscal 2001. Selling expenses decreased to $60.8 million or 7.8% of total revenues in fiscal 2001 from $62.7 million or 7.6% of total revenues in fiscal 2000. This decrease was due primarily to a decrease in pages circulated from 8.7 billion pages in fiscal 2000 to 8.3 billion pages in fiscal 2001.

        Interest expense.    Interest expense was $20.9 million or 2.7% of total revenues in fiscal 2001 compared to $22.8 million or 2.8% of total revenues in fiscal 2000. The decrease resulted from the pay off of the term loan in January 2001 and a decrease in interest rates offset by higher average borrowings in fiscal 2001. Average borrowings under the revolving credit facility required to fund inventories and capital expenditures were $43.1 million in fiscal 2001 compared to $9.8 million in fiscal 2000.

        Income Taxes.    The effective tax rate was a benefit of 33.3% in fiscal 2001 compared to a provision of 35.9% in fiscal 2000. The state tax provision in 2000 was reduced by the utilization of net operating loss carryovers.

Liquidity and Capital Resources

        Our sources of liquidity have been primarily cash flows from operations and borrowings under our revolving credit facilities. Our primary cash needs have been for capital expenditures incurred primarily for opening new stores and system enhancements, debt service requirements and working capital.

        On December 23, 2002, we entered into a Loan and Security Agreement with Wachovia Bank, N.A., as arranger, Congress Financial Corporation, as administrative agent and collateral agent, and a syndicate of lenders which provides for maximum credit availability of up to $180.0 million (the "Congress Credit Facility"). The Congress Credit Facility replaced a revolving credit facility which was scheduled to expire in October 2003. The Congress Credit Facility provides for revolving loans of up to $160.0 million, supplemental loans of up to $20.0 million each year during the period from April 15 to September 15, and letter of credit accommodations. The Congress Credit Facility expires in December 2005. The total amount of availability is limited to the sum of 85% of eligible receivables, 90% of the net recovery percentage of inventories (as determined by inventory appraisal) for the period of August 1 through November 30, 85% of the net recovery percentage of inventories for the period December 1 through July 31 and the real estate availability of $5.8 million.

        The Congress Credit Facility includes restrictions, including the incurrence of additional indebtedness, the payment of dividends and other distributions, the making of investments, the granting of loans and the making of capital expenditures. We are required to maintain minimum levels of earnings before interest, taxes, depreciation, amortization and certain non-cash items ("EBITDA") if excess availability is less than $15.0 million for any 30 consecutive day period.

        The Congress Credit Facility permits restricted payments (by way of dividends or other distributions) with respect to, among other things, the Company's capital stock payable solely in additional shares of its capital stock, the Company's tax sharing agreement, the Series A Preferred Stock of Holdings, the Series B Preferred Stock of Holdings and the 13 1/8% Senior Discount Debentures due 2008 of Holdings. The ability of the Company to declare dividends on its capital stock is also limited by Delaware law, which permits a company to pay dividends on its capital stock only out of its surplus or, in the even that it has no surplus, out of its net profits for the year in which a dividend is declared or for the immediately preceding fiscal year. Under the Congress Credit Facility, the assets of Operating Corp. and its subsidiaries are restricted. At February 1, 2003, Operating Corp. and its subsidiaries had $342,570,000 in total assets and $10,325,000 in stockholders' equity.

        Cash provided by operating activities was $26.4 million in fiscal 2002 compared to $25.8 million in fiscal 2001. The increase in net loss in 2002 was offset by an improvement in working capital, primarily a $31.6 million decrease in inventories, net of an $11.8 million decrease in accounts payable.

        Cash flows used in operations decreased to $4.9 million in the first six months of 2003 from $34.7 million in the first six months of 2002. This decrease in cash used in operations resulted primarily from the decrease in working capital requirements in the first six months of 2003 compared to the first six months of 2002.

        Capital expenditures, net of construction allowances, were $20.4 million in fiscal 2002 compared to $42.6 million in fiscal 2001. Capital expenditures in 2002 resulted primarily to the opening of 16 retail stores during the year. Capital expenditures in 2001 related primarily to the opening of 34 retail stores and for systems enhancements, primarily the implementation of new software packages furnished by SAP AG.

        Capital expenditures, net of construction allowances, were $4.8 million for the first six months of 2003 compared to $15.5 million for the first six months of 2002. Capital expenditures for fiscal year 2003 are expected to be approximately $10.0 million compared to $20.4 million in fiscal year 2002. Four new stores are planned to open in fiscal 2003 compared to 16 stores in fiscal 2002.

        There were no borrowings under the revolving credit facility at February 1, 2003 and February 2, 2002. Average borrowings under the revolving credit facility were $40.4 million for fiscal 2002 and $43.1 million for fiscal 2001. As of February 1, 2003, there was $32.1 million in availability under the Congress Credit Facility. See "Description of Other Indebtedness—Congress Credit Facility."

        There were no short-term borrowings under the Congress Credit Facility at August 2, 2003 compared to $48.0 million at August 3, 2002. Long-term indebtedness increased by $25.8 million during the first quarter of 2003 consisting of $20.0 million of TPG-MD Investment Notes Payable due in 2008 and $5.8 million under the Congress Credit Facility repayable over a period of 60 months, commencing June 1, 2003. As of August 2, 2003, there was $16.6 million in availability under the Congress Credit Facility. See "Description of Other Indebtedness—Congress Credit Facility."

        Management believes that cash flow from operations and credit availability under the Congress Credit Facility will provide adequate funds for our foreseeable working capital needs, planned capital expenditures and debt service obligations. Our ability to fund our operations, make planned capital expenditures and scheduled debt payments, refinance indebtedness and remain in compliance with all of the financial covenants under our debt agreements depends on our future operating performance and cash flow, which in turn, are subject to prevailing economic conditions and to financial, business and other factors, some of which are beyond our control.

Contractual Obligations And Other Commercial Commitments

        The following summarizes our contractual and other commercial obligations as of February 1, 2003 and the effect such obligations are expected to have on our liquidity and cash flows in future periods.

Contractual Obligations	Within 1 year	2 - 3 years	4 - 5 years	After 5 years	Total
	(dollars in millions)
Long term debt obligations	$—	$—	$150.0	$—	$150.0
Operating lease obligations(1)	52.4	97.3	88.8	143.9	382.4
Executory contracts	4.8	9.1	8.1	—	22.0

	$57.2	$106.4	$246.9	$143.9	$554.4

Other Commercial Commitments	Within 1 year	2 - 3 years	4 - 5 years	After 5 years	Total
Letters of Credit
Stand by	$—	$—	$—	$2.6	$2.6
Import	43.3	—	—	—	43.3

	$43.3	$—	$—	$2.6	$45.9

(1)
Operating lease obligations represent obligations under various long-term operating leases entered in the normal course of business for retail and outlet stores, warehouses, office space and equipment requiring minimum annual rentals. Operating lease expense is a significant component of our operating expenses. The lease terms range for various periods of time in various rental markets and are entered into at different times, which mitigates exposure to market changes which could have a material effect on the company's results of operations within any given year.

Impact of Inflation

        Our results of operations and financial condition are presented based on historical cost. While it is difficult to accurately measure the impact of inflation due to the imprecise nature of the estimates required, we believe that the effects of inflation, if any, on our results of operations and financial condition have been minor. However, there can be no assurance that during a period of significant inflation, our results of operations would not be adversely affected.

Seasonality

        Our retail and direct businesses experience two distinct selling seasons, spring and fall. The spring season is comprised of the first and second quarters and the fall season is comprised of the third and fourth quarters. Net sales are usually substantially higher in the fall season while selling, general and administrative expenses as a percentage of net sales are usually higher in the spring season. Approximately 32% of annual net sales in fiscal 2002 occurred in the fourth quarter. Our working capital requirements also fluctuate throughout the year, increasing substantially in September and October in anticipation of the holiday season inventory requirements.

Recent Accounting Pronouncements

        In July 2001, the FASB issued Statement of Financial Standards No. 141, "Business Combinations" and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets", SFAS No. 141 eliminates the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001 and modifies the application of the purchase accounting method effective for transactions that are completed after June 30, 2001. SFAS No. 142 eliminated the requirement to amortize goodwill and intangible assets having indefinite useful lives but requires testing at least annually for impairment. Intangible assets that have finite lives will continue to be amortized over their useful lives. SFAS No. 142 applies to goodwill and intangible assets arising from transactions completed before and after the statement's effective date of January 1, 2002. The adoption of these statements in fiscal 2002 did not have any effect on our financial statements.

        In August 2001, the Financial Accounting Standards Board, or FASB, issued SFAS No. 143, "Accounting for Asset Retirement Obligations". SFAS No. 143 requires us to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets. We also record a corresponding asset which is depreciated over the life of the asset. Subsequent to the initial measurement of the asset retirement obligation, the obligation will be adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation. SFAS No. 143 was effective for fiscal years beginning after June 15, 2002. The adoption of SFAS No. 143 did not have a significant impact on our financial statements.

        In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 addresses financial accounting and reporting for the impairment of disposal of long-lived assets and requires companies to separately report discontinued operations and extends that reporting to a component of an entity that either has been disposed of or is classified as held for sale. This statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No. 144 was effective for fiscal years beginning after December 15, 2001. The adoption of SFAS No. 144 did not have a significant impact on our financial statements.

        In April 2002, the FASB issued SFAS No. 145 "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This statement requires that a gain or loss on the extinguishment of debt no longer be reflected as Extraordinary, but be recorded as a component of Operating Income or Loss when the use of debt extinguishment is part of a risk management strategy. Statement No. 145 was effective for fiscal years beginning after May 15, 2002. The adoption of SFAS No. 145 did not have a significant impact on our financial statements.

        In June 2002, the FASB issued SFAS No. 146—"Accounting for Costs Associated with Exit or Disposal Activities". SFAS No. 146 addresses accounting and reporting for costs associated with exist or disposal activities. SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized and measured initially at fair value when the liability is incurred. SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of the statement did not have any effect on our financial statements.

        In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure, an amendment of FASB Statement No. 123". This statement amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternate methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. This Statement also amends the disclosure requirements of FASB Statement No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The amendments to FASB Statement No. 123 regarding disclosure are effective for fiscal years ending after December 15, 2002. We apply APB Opinion No. 25 in accounting for our employee stock option plans.

        In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." The provisions of this statement are effective for contracts entered into or modified after June 30, 2003 and hedging relationships designated after June 30, 2003. The provisions of the statement related to Statement 133 Implementation Issues that have been effective for fiscal quarters that begin prior to June 15, 2003 should continue to be applied in accordance with their respective effective dates. The adoption of SFAS No. 149 will not have a significant effect on our financial statements.

        In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. The provisions of this Statement are effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 will not have a significant effect on our financial statements.

        In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." This Interpretation elaborates on the disclosures to be made by a guarantor in its interim annual financial statements about its obligations under certain guarantees that it has issued and requires that they be recorded at fair value. The initial recognition and measurement provisions of this Interpretation are to be applied on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements of this Interpretation are effective for periods ending after December 15, 2002. The adoption of FASB Interpretation No. 45 did not have any effect on our financial statements.

        In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities." The FASB believes that if a business enterprise has a controlling interest in a variable interest entity, the assets, liabilities and results of the variable interest entity should be included in the consolidated financial statements with those of the business enterprise. The Interpretation applies immediately to enterprises that hold a variable interest in variable interest entities created after January 31, 2003. It applies in the first fiscal year or interim period beginning after June 15, 2003 to enterprises that hold a variable interest in variable interest entities created before February 1, 2003. The adoption of FASB Interpretation No. 46 will not have a significant effect on our financial statements.

        EITF Issue No. 02-16 "Accounting by a Customer (including a Reseller) for Certain Consideration Received from a Vendor" is effective for fiscal periods beginning after December 15, 2002. This release addresses how a reseller of a vendor's products should account for cash consideration received from a vendor, and provides that cash consideration received by a customer from a vendor is presumed to be a reduction of the prices of the vendor's products or services, and should, therefore, be characterized as a reduction of cost of sales when recognized in the customer's income statement. However, that presumption is overcome when the consideration is either a payment for assets or services delivered to the vendor, or a reimbursement of costs incurred by the customer to sell the vendor's products. The adoption of this EITF did not have any effect on our financial statements as we sell all of our merchandise under our own brand name and receive no incentives from vendors.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISKS

        Our principal market risk relates to interest rate sensitivity, which is the risk that future changes in interest rates will reduce our net income or net assets. Our variable rate debt consists of borrowings under the Congress Credit Facility. The interest rates are a function of the bank prime rate or LIBOR. A one percentage point increase in the base interest rate would result in approximately $100,000 change in income before taxes for each $10 million of borrowings.

        We have a licensing agreement in Japan which provides for royalty payments based on sales of J. Crew merchandise as denominated in yen. We have entered into forward foreign exchange contracts from time to time in order to minimize this risk. At August 2, 2003, there were no forward foreign exchange contracts outstanding.

        We enter into letters of credit to facilitate the international purchase of merchandise. The letters of credit are primarily denominated in U.S. dollars. Outstanding letters of credit at August 2, 2003 were $53.7 million, including $3.5 million of standby letters of credit.

BUSINESS

        In this section, "we," "us" and "our" refer to Intermediate and our wholly owned subsidiaries, including Operating Corp.

General

        We are a nationally recognized retailer of women's and men's apparel, shoes, and accessories sold under the "J. Crew" brand name. Started in 1983, we have built and reinforced our brand name and image through the circulation of catalogs that use magazine-quality photography to portray a classic American perspective and aspirational lifestyle and the operation of our stores and internet website. We believe that the "J. Crew" brand name is widely recognized for its timeless styles at price points that represent exceptional product value. We offer a full line of men's and women's clothing, including basic durables (casual weekend), workwear (casual weekday), swimwear, sport, accessories and shoes to meet our customers lifestyle needs. Many of the original items introduced by us in the early 1980s (such as the rollneck sweater, weathered chino, barn jacket and pocket tee) were instrumental in establishing the J. Crew brand and continue to be our core product offerings.

        J. Crew products are distributed exclusively through our retail and factory stores, our catalog and our internet website located at www.jcrew.com. As of February 1, 2003, we operated 152 retail stores and 42 factory outlet stores in the United States. We believe that our customer base consists primarily of college-educated, professional and upscale customers who in our experience have demonstrated strong brand loyalty and a tendency to make repeated purchases. In addition, J. Crew products are distributed through 50 freestanding and shop-in-shop stores in Japan under a licensing agreement with Itochu Corporation.

        We have three major operating divisions: J. Crew Retail, J. Crew Direct, and J. Crew Factory, each of which operate under the J. Crew brand name. In fiscal 2002, products sold under the J. Crew brand contributed $732.2 million in revenues, comprised of:

  •
  $408.0 million from J. Crew Retail;

  •
  $248.0 million from J. Crew Direct; and

  •
  $76.2 million from J. Crew Factory.

        In addition, in fiscal 2002, we generated licensing revenues of $2.3 million and shipping and handling revenues of $31.8 million. See "—J. Crew Retail," "—J. Crew Factory," "—J. Crew Direct," "—Trademarks and Licensing" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Holdings."

Our Formation and Ownership

        We are a Delaware limited liability company formed on March 27, 2003. Our sole member is Holdings, a New York corporation incorporated in 1988. Our principal executive offices are located at 770 Broadway, New York, NY 10003, and our telephone number is (212) 209-2500. Our assets consist of the capital stock of Operating Corp., our wholly owned subsidiary through which we conduct our operations, and the $120,330,000 aggregate principal amount of outstanding the senior discount debentures of Holdings that we received in exchange for the issuance of the initial notes on May 6, 2003. The notes are the direct, unsecured and unconditional obligations of Intermediate.

Merchandising and Design

        Over time, the J. Crew merchandising strategy has evolved from providing unisex products to creating full lines of men's and women's clothing, shoes and accessories. This strategy had the effect of increasing overall J. Crew brand sales volume and significantly increasing revenues from sales of women's apparel to 75% of J. Crew brand sales in 2002.

        All of our products are designed by an in-house design staff to reflect a classic, clean aesthetic that is consistent with our American lifestyle brand image. Design teams are formed around J. Crew product lines and categories to develop concepts, themes and products for each of our J. Crew businesses. Our technical design teams develop construction and fit specifications for every product to ensure quality workmanship and consistency across product lines. These teams work in close collaboration with the merchandising, production and quality assurance staffs in order to gain market and other input and ensure quality of the J. Crew products.

Sourcing and Production

        All of our merchandise is produced for us by a variety of manufacturers in over 22 countries. We do not own or operate any manufacturing facilities and instead contract with third-party vendors for production of our merchandise. In fiscal 2002, approximately 80% of our merchandise was sourced in Asia, 5% was sourced in the United States and 15% was sourced in Europe and other regions. Any event causing a sudden disruption of manufacturing or imports from China, including the imposition of additional import restrictions, could have a material adverse impact on our operations. In addition, one vendor supplies approximately 16% of our merchandise, but we believe that the loss of this vendor would not have a material adverse impact on our ability to source our products. Substantially all of our foreign purchases are negotiated and paid for in U.S. dollars.

        We cannot predict whether any of the countries in which our merchandise is currently produced or may be produced in the future will be subject to additional trade restrictions imposed by the United States and other foreign governments, including the likelihood, type or effect of any such restrictions. Trade restrictions, including increased tariffs or quotas, against apparel and other items sold by us could increase the cost or reduce the supply of merchandise available to us and adversely affect our business, financial condition and results of operations. Our sourcing operations may also be adversely affected by political and financial instability in any country in which our goods are produced or acts of war or terrorism in the United States or worldwide to the extent these acts impact the production, shipment or receipt of merchandise. Sourcing operations may also be adversely affected by significant fluctuation in the value of the U.S. dollar against foreign currencies or restrictions on the transfer of funds.

Distribution

        We operate two major customer contact and distribution facilities for our operations. Order fulfillment for J. Crew Direct takes place primarily at a 406,500 square foot facility located in Lynchburg, Virginia. The Lynchburg facility processes catalog and internet website orders and serves as the distribution center for our factory store operations. This facility employs approximately 800 full and part-time employees during our non-peak season and additional employees during our peak season. The main distribution center for our retail store operations and a back-up order taking facility for catalog orders is located in a 192,500 square foot facility in Asheville, North Carolina. This facility employs approximately 300 full- and part-time employees during our non-peak season and additional employees during our peak season. Orders for merchandise may be received by telephone, facsimile, mail and through our internet website. Each customer contact associate is trained to assist customers in determining the customer's correct size and describing merchandise fabric, texture and function. We believe that our fulfillment and distribution operations are designed to process and ship customer orders in a customer-friendly, quick, and cost-effective manner.

        We ship merchandise via the United States Postal Service, Airborne and FedEx. To enhance efficiency, each facility is fully equipped with an advanced telephone system, automated warehouse locator system and inventory bar coding system. In addition, our Lynchburg facility has automated packing and shipping sorters.

Information Systems

        Our management information systems are designed to provide, among other things, comprehensive order processing, production, accounting and management information for the marketing, manufacturing, importing and distribution functions of our business. We have point-of-sale registers in our retail and factory outlet stores that enable us to track inventory from store receipt to final sale on a real-time basis. We believe our merchandising and financial systems, coupled with our point-of-sale registers and software programs, allow for rapid stock replenishment, concise merchandise planning and real-time inventory accounting practices. Our telephone and telemarketing systems, warehouse package sorting systems, automated warehouse locator and inventory bar coding systems utilize advanced technology. These systems have provided us with a number of benefits in the form of enhanced customer service, improved operational efficiency and increased management control and reporting. In addition, our real-time inventory systems provide inventory management on a stock keeping unit basis and allow for an efficient fulfillment process.

        We have installed a SAP enterprise resource planning system for our information technology requirements. This system was implemented in fiscal years 2000 and 2001. In fiscal 2000, our accounting systems were implemented. A corporate-wide purchasing system, a retail sales and inventory system (including new point-of-sale registers) and a human resource and payroll system were completed in fiscal 2001. In November 2000, we outsourced our data center, desktop, network and telecommunication services management and operations support. In February 2001, we outsourced the hosting and support of our internet website to a third-party vendor.

J. Crew Retail

        At February 1, 2003, we operated 152 retail stores throughout the United States, of which 16 stores were opened during fiscal 2002. These stores are located in upscale regional malls, lifestyle centers, shopping centers and street locations. During fiscal 2002, J. Crew Retail generated revenues of $408.0 million, representing 55.7% of our total revenues.

        An important aspect of our business strategy is an expansion program designed to reach new and existing customers through the opening of J. Crew Retail stores. As a result of the slowdown in the overall economic environment and our declining comparable store sales trends for the last two years, we have decided to restrict the number of new store openings in fiscal 2003 to four. We do not plan to close any retail stores in 2003. In addition to generating sales of J. Crew products, J. Crew Retail stores help set and reinforce the J. Crew brand image. The stores are designed in-house and fixtured to create a distinctive J. Crew environment and store associates are trained to maintain high standards of visual presentation and customer service. Store locations are determined based on several factors, including the following:

  •
  geographic location;

  •
  demographic information;

  •
  anchor tenants in mall locations; and

  •
  proximity to other specialty retail stores in mall and street locations.

        J. Crew Retail stores that were open during all of fiscal 2002 averaged $2.8 million per store in sales, produced sales per gross square foot of $365 and generated store contribution margins of approximately 14%. J. Crew Retail stores have an average size of 7,712 total square feet.

        The table below highlights certain information regarding J. Crew Retail stores opened through fiscal 2002.

Fiscal Year	Stores Open At Beginning of Fiscal Year	Stores Opened During Fiscal Year	Stores Closed During Fiscal Year	Stores Open at End of Fiscal Year	Total Square Footage (in thousands)	Average Store Square Footage
1998	51	14	—	65	530	8,150
1999	65	16	—	81	668	8,243
2000	81	24	—	105	833	7,933
2001	105	34	3	136	1,054	7,752
2002	136	16	—	152	1,172	7,712

J. Crew Direct

        J. Crew Direct consists of our catalog and internet website operations. During fiscal 2002, J. Crew Direct generated $248.0 million in revenues, including $108.6 from the catalog and $139.4 million from the internet website, representing 33.9% of our total J. Crew revenues.

        We believe we have distinguished ourselves from other catalog retailers by our award-winning catalog which utilizes magazine-quality, "real moment" pictures to depict an aspirational lifestyle image. In fiscal 2002, we distributed 32 catalog editions with a total circulation of approximately 66 million and pages circulated of approximately 7.8 billion. This represented a decrease from fiscal 2001's total circulation of approximately 71 million and pages circulated of approximately 8.3 billion.

        J. Crew Direct's circulation strategy focuses on continually improving the segmentation of customer files and the acquisition of additional customer names. In fiscal 2002, approximately 65% of J. Crew Direct revenues were from customers who had made a purchase from any J. Crew catalog or on the internet in the prior 12 months. We segment our customer file and tailor our catalog offerings to address the different product needs of our customer segments. To increase core catalog productivity and improve the effectiveness of marginal and prospecting circulation, each customer segment is offered appropriate catalog editions. We also acquire new names from various sources, including the following:

  •
  our retail stores;

  •
  our internet website;

  •
  list rentals;

  •
  exchanges with other catalog companies; and

  •
  "friend's names" card inserts.

        We are in the process of placing telephones in all of our J. Crew Retail stores with direct access to the J. Crew Direct telemarketing center to allow customers in the stores to order catalog-specific or out-of-stock items.

        All creative work on the catalogs is coordinated by J. Crew personnel to maintain and reinforce the J. Crew brand image. Photography is executed both on location and in studios, and creative design and copy writing are executed on a desktop publishing system. Digital images are transmitted directly to outside printers, thereby reducing lead times and improving reproduction quality. We believe that appropriate page presentation of our merchandise stimulates demand, and therefore we place great emphasis on page layout.

        J. Crew Direct does not have long-term contracts with paper mills. Projected paper requirements are communicated on an annual basis to paper mills to ensure the availability of an adequate supply.

Management believes that our long-standing relationships with a number of the largest coated paper mills in the United States allow us to purchase paper at favorable prices commensurate with our size.

        In 1996, we launched our internet website located at www.jcrew.com, making J. Crew merchandise available to our customers over the internet. In fiscal 2002, the website logged over 41 million unique visitors and represents over 50% of the J. Crew Direct business. We design and operate our website using an in-house technical staff and our website emphasizes simplicity and ease of customer use while integrating the J. Crew brand's aspirational lifestyle imagery used in the catalog. A significant aspect of our internet marketing strategy is to utilize an email promotion program to generate repeat and new customers, and we deliver weekly marketing emails targeted to customers based upon certain demographic and purchase transaction information.

J. Crew Factory

        As of February 1, 2003, we operated 42 factory stores in the United States, which offer J. Crew merchandise at an average of 30% below retail prices. The factory stores target value-oriented customers and also serve to liquidate excess, irregular or out-of-season J. Crew merchandise. During fiscal 2002, J. Crew Factory generated revenues of $76.2 million, representing 10.4% of our total net sales.

        J. Crew Factory stores have an average size of 6,500 total square feet and are generally located in major regional outlet centers in 24 states across the United States. We believe that the factory stores, which are designed in-house, maintain fixturing, visual presentation and service standards comparable to those typically associated with outlet stores.

Trademarks and Licensing

        The "J. Crew" trademark and variations thereon, and certain other trademarks, are registered or are subject to pending trademark applications with the United States Patent and Trademark Office and with the registries of many foreign countries.

        In addition, we license our "J. Crew" trademark to Itochu Corporation in Japan for which we receive percentage royalty fees. Under the license agreement, we retain a high degree of control over the manufacture, design, marketing and sale of merchandise by Itochu Corporation under the J. Crew trademark. This agreement expires in January 2005. In fiscal 2002, licensing revenues totaled $2.3 million.

Employees

        As of February 1, 2003, we had approximately 5,600 associates, of whom approximately 1,800 were full-time associates and 3,800 were part-time associates. In addition, approximately 2,600 associates are hired on a seasonal basis to meet demand during the peak season. None of our associates are represented by a union. We believe that our relationship with our associates is good.

Competition

        All aspects of our business are highly competitive. We compete primarily with specialty brand retailers, other catalog and internet operations, department stores, and mass merchandisers that offer similar merchandise. We believe that the principal bases upon which we compete are quality, design, efficient service, selection and price. Many of our competitors are substantially larger, have a more established retail store presence and experience and have greater financial, marketing and other resources than us. There is no assurance that we will be able to successfully compete with our competitors in the future. In addition, our business is sensitive to a number of factors that could affect the level of consumer spending, including the following:

  •
  adverse economic conditions;

  •
  the levels of disposable consumer income;

  •
  consumer confidence; and

  •
  interest rates.

        We have suffered a substantial loss of customer sales and traffic in the recent past and the continuation of this, as well as further declines in the current economic conditions and declines in consumer spending on apparel and accessories, could have a material adverse effect on our financial condition and operating results.

Properties

        We are headquartered in New York City. The New York City headquarter offices are leased under a lease agreement expiring in 2012, with an option to renew thereafter. We own two customer contact and distribution facilities: a 406,500-square-foot customer contact and distribution center for J. Crew Direct operations in Lynchburg, Virginia and a 192,500-square-foot distribution center in Asheville, North Carolina servicing the J. Crew Retail operations.

        As of February 1, 2003, we operated 152 J. Crew retail stores and 42 factory stores in 38 states and the District of Columbia. All of the retail and factory stores are leased from third parties, and the leases in most cases have terms of 10 to 12 years, with options to renew for periods typically ranging from 5 to 10 years. As a general matter, the leases contain standard provisions concerning the payment of rent, events of default and the rights and obligations of each party. Rent due under the leases is generally comprised of annual base rent plus a contingent rent payment based on the store's sales in excess of a specified threshold. Substantially all of the leases are guaranteed by us.

        The table below sets forth the number of stores by state operated by us in the United States as of February 1, 2003.

	Retail Stores	Outlet Stores	Total Stores
Alabama	1	1	2
Arizona	4	—	4
California	20	3	23
Colorado	4	2	6
Connecticut	5	1	6
Delaware	1	1	2
Florida	4	3	7
Georgia	4	2	6
Illinois	9	—	9
Indiana	2	2	4
Kansas	1	—	1

	Retail Stores	Outlet Stores	Total Stores
Kentucky	1	—	1
Louisiana	1	—	1
Maine	—	2	2
Maryland	3	1	4
Massachusetts	6	2	8
Michigan	6	1	7
Minnesota	3	—	3
Missouri	2	1	3
Nevada	1	—	1
New Hampshire	1	2	3
New Jersey	9	1	10
New Mexico	1	—	1
New York	15	4	19
North Carolina	4	—	4
Ohio	7	—	7
Oklahoma	2	—	2
Oregon	2	—	2
Pennsylvania	7	3	10
Rhode Island	1	—	1
South Carolina	2	2	4
Tennessee	3	1	4
Texas	7	2	9
Utah	2	—	2
Vermont	1	1	2
Virginia	5	2	7
Washington	2	1	3
Wisconsin	1	1	2
District of Columbia	2	—	2

Total	152	42	194

Litigation

        Charles E. Hill & Associates, Inc., which we refer to as "Hill," filed a lawsuit on August 16, 2002 in the United States District Court for the Eastern District of Texas against us and seventeen other defendants, primarily large retailers, alleging infringement of three patents registered to Hill relating to electronic catalog systems and methods for processing data at a remote location and updating and displaying that data. The suit seeks an injunction against continuing infringement, unspecified damages, including treble damages for willful infringement, and interest, costs, expenses and fees. We believe that we have meritorious defenses and intend to defend ourselves vigorously.

        In addition, we are subject to various legal proceedings and claims that arise in the ordinary conduct of our business. Although the outcome of these other claims cannot be predicted with certainty, management does not believe that the ultimate resolution of these matters will have a material adverse effect on our financial condition or results of operations.

MANAGEMENT

Directors and Executive Officers of Holdings

        The following table sets forth the name, age and position, as of August 2, 2003, of individuals who are serving as directors and executive officers of Holdings. Each director of Holdings will hold office until the next annual meeting of shareholders or until his or her successor has been elected and qualified. Officers are elected by the Board of Directors and serve at the discretion of the Board.

Name	Age	Position
Millard S. Drexler	58	Chief Executive Officer, Chairman of the Board and Director
Jeffrey A. Pfeifle	44	President
Kathy Boyer	54	Executive Vice President, Merchandising
Michael Dadario	44	Executive Vice President, Stores
Scott M. Rosen	44	Executive Vice President, Chief Financial Officer
Scott Gilbertson	34	Chief Operating Officer
Scott D. Hyatt	45	Senior Vice President, Manufacturing
Nicholas Lamberti	60	Vice President, Corporate Controller
Richard W. Boyce	48	Director
Jonathan Coslet	38	Director
James G. Coulter	43	Director
Steven Grand-Jean	60	Director
Thomas W. Scott	37	Director
Josh S. Weston	74	Director
Emily Woods	41	Director

        Millard S. Drexler.    Mr. Drexler became Chief Executive Officer in January 2003 and was elected Chairman of the Board and Director in March 2003. Before joining Holdings, Mr. Drexler was Chief Executive Officer of The Gap, Inc. from 1995 until September 2002, and prior thereto he was President of The Gap, Inc. since 1987. Mr. Drexler also serves on the Board of Directors of Apple Computer Inc.

        Jeffrey A. Pfeifle.    Mr. Pfeifle became President in February 2003. Before joining Holdings, Mr. Pfeifle was Executive Vice President, Product and Design of the Old Navy division of The Gap, Inc. from 1995.

        Kathy Boyer.    Ms. Boyer has been Executive Vice President, Merchandising since June 2002. Before joining Holdings, Ms. Boyer was Senior Vice President, Merchandising of the Banana Republic division of The Gap, Inc. from 1995 to September 2001.

        Michael Dadario.    Mr. Dadario became Executive Vice President, Stores in January 2003. Before joining Holdings, Mr. Dadario was a retail consultant with Sense Consulting from February 2000 until end of 2002 and Executive Vice President (retail store operations) of the Banana Republic division of The Gap, Inc. for more than five years.

        Scott M. Rosen.    Mr. Rosen has been Executive Vice President and Chief Financial Officer since 1999. Mr. Rosen was Senior Vice President and Chief Financial Officer from 1998 to 1999, and prior thereto he was Chief Financial Officer of the Mail Order Division for four years. Effective August 22, 2003, Mr. Rosen resigned from his positions with Holdings.

        Scott Gilbertson.    Mr. Gilbertson became Chief Operating Officer in January 2003. Before joining Holdings, Mr. Gilbertson was a principal of Texas Pacific Group, a privately held investment firm based in Fort Worth, Texas, from January 2001 to January 2003 and a portion of 1998. From March 2000 to

January 2001, Mr. Gilbertson was a founding partner of eVolution Global Partners, a private venture capital company, and held various positions at Holdings from September 1998 to April 2000, including President of e-commerce.

        Scott D. Hyatt.    Mr. Hyatt has been Senior Vice President, Manufacturing since 1998. Before joining Holdings, Mr. Hyatt was Vice President, Production and Source of the Express division of Limited Brands, a retail apparel company, from 1996 to 1998.

        Nicholas Lamberti.    Mr. Lamberti has been Vice President, Corporate Controller for more than five years. Effective August 22, 2003, Mr. Lamberti became acting Chief Financial Officer.

        Richard W. Boyce.    Mr. Boyce has been a Director since 1997 and has periodically served as Chief Executive Officer between 1997 and 1999 while also providing operating oversight to the remainder of the Texas Pacific Group portfolio. Mr. Boyce is a Senior Operating Partner of Texas Pacific Group and joined Texas Pacific Group in 1997. He served as Chairman of Favorite Brands International Holding Corp., which filed for protection under Chapter 11 of the Bankruptcy Code in 1999. Mr. Boyce also serves on the Board of Directors of Burger King Corp., ON Semiconductor Corporation, MEMC Electronic Materials, Inc. and Spirit Group Holdings, Ltd.

        Jonathan Coslet.    Mr. Coslet became a Director in 2003. Mr. Coslet is a senior Partner of Texas Pacific Group and is responsible for the investment firm's generalist and healthcare investment activities. Prior to joining Texas Pacific Group, Mr. Coslet worked in the investment banking department of Donaldson, Lufkin & Jenrette, specializing in leveraged acquisitions and high yield finance from 1991 to 1993. Mr. Coslet also serves on the Board of Directors of Burger King Corporation, Endurance Specialty, Magellan Health Services, Inc., Oxford Health Plans, Inc. and Petco Animal Supplies, Inc.

        James G. Coulter.    Mr. Coulter has been a Director since 1997. Mr. Coulter is a founding Partner of Texas Pacific Group, and has been Managing General Partner of Texas Pacific Group for more than eight years. Mr. Coulter also serves on the Board of Directors of Genesis Health Ventures, Inc., Globespan, Inc., Seagate Technology, Inc., MEMC Electronic Materials, Inc., eVolution Global Partners and Zhone Technologies.

        Steven Grand-Jean.    Mr. Grand-Jean became a Director in 2003. Mr. Grand-Jean has been President of Grand-Jean Capital Management for more than five years.

        Thomas W. Scott.    Mr. Scott has been a Director since January 2002. Mr. Scott is a founding Partner of Nantucket Allserve Inc., a beverage supplier, and has served as Co-Chairman thereof since 1989 and Co-Chairman and Co-Chief Executive Officer from 1989 to 2000. Mr. Scott has also served as Co-Chairman of Shelflink, a supply chain software company, since 2000. Mr. Scott is married to Emily Woods, a Director of Holdings.

        Josh S. Weston.    Mr. Weston has been a Director since 1998. Mr. Weston has also served as Honorary Chairman of the Board of Directors of Automatic Data Processing, a computing services business, since 1998. Mr. Weston was Chairman of the Board of Automatic Data Processing from 1996 until 1998, and Chairman and Chief Executive Officer for more than five years prior thereto. Mr. Weston also serves on the Board of Directors of Gentiva Health Services, Inc., Aegis Communications Group, Inc. and Russ Berrie & Company, Inc.

        Emily Woods.    Ms. Woods has served as Chairperson of the Board of Directors of Holdings since 1997 and resigned from this position in March 2003, although she continues to serve as a Director. Ms. Woods co-founded the J. Crew brand in 1983 and has served as Chief Executive Officer from 1997 to 2000 and Vice Chairperson of Holdings prior thereto. Ms. Woods also serves on the Board of

Directors of Yankee Candle Company, Inc. Ms. Woods is married to Thomas Scott, a Director of Holdings.

Directors and Executive Officers of Intermediate

        As of August 2, 2003, Messrs. Gilbertson and Rosen also served as Directors of Intermediate. Since its formation, Mr. Gilbertson has served as President of Intermediate, Mr. Rosen has served as Senior Vice President and Chief Financial Officer of Intermediate and Mr. Lamberti has served as Vice President, Controller and Secretary of Intermediate. Each director of Intermediate will hold office until removed by Holdings, the sole member of Intermediate, in its sole discretion. Officers are appointed by Holdings, the sole member of Intermediate, and serve at the discretion of Holdings. Effective upon Mr. Rosen's resignation in August 22, 2003, Mr. Lamberti became acting Chief Financial Officer of Intermediate.

Executive Compensation of Holdings

        The following table sets forth compensation paid by Holdings for fiscal 2002, 2001, and 2000:

  •
  to each individual serving as its chief executive officer during fiscal 2002;

  •
  to each of the four other most highly compensated executive officers as of the end of fiscal 2002; and

  •
  to two additional executive officers who were not employed as of the end of fiscal 2002.

						Long-Term Compensation
	Annual Compensation					Awards			Payouts	Payouts
Name And Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Other ($)	Restricted Stock Awards (1)		Numbers of Securities Underlying Options	LTIP Payouts ($)	All Other Compensation ($)(2)
Millard S. Drexler Chief Executive Officer And Chairman(3)	2002	—	—		—		(4)	2,231,704	—	—
Kenneth S. Pilot Chief Executive Officer(6)	2002	201,900	520,000	(5)	—	105,000		150,000	—	3,341,900
Mark A. Sarvary Chief Executive Officer(7)	2002 2001 2000	247,700 675,000 675,000	— — 502,000		— — —	— — —		— — —	— — —	1,407,500 5,250 5,250
Emily Woods Director(8)	2002 2001 2000	886,900 1,000,000 1,000,000	— — 1,000,000		— — —	— — —		— —	— — —	7,600 5,250 5,250
Blair Gordon(9) Executive Vice President, Creative Director	2002	400,000	—		—	—		30,000	—	—
Scott D. Hyatt Senior Vice President, Manufacturing	2002 2001 2000	364,000 364,000 350,000	— — 183,800		— — —	— — —		— 10,000 —	— — —	9,700 5,250 5,250
Walter Killough(10) Executive Vice President, Direct and Supply Chain	2002 2001 2000	390,000 390,000 390,000	— — 429,400		— — —	— — —		— 25,000 18,600	— — —	7,400 5,250 5,250
Scott M. Rosen(12) Executive Vice President, Chief Financial Officer	2002 2001 2000	365,000 365,000 357,000	— — 298,000		— — —	— — —		— — 18,600	— — —	7,400 5,250 5,250
Michael Scandiffio(11) Executive Vice President, Mens	2002 2001	402,000 262,800	— 100,000	(5)	— —	— —		— 40,000	— —	157,900 223,600

(1)
There is no established public market for shares of Holdings common stock. Therefore, this column shows the number rather than the dollar value of the shares of restricted stock. Holders of restricted stock have the same right to receive dividends as other holders of Holdings common stock. Holdings has not paid any cash dividends on its common stock.

(2)
For Mr. Pilot, this includes $2,494,500 in severance compensation paid upon the termination of his employment and $847,400 in relocation compensation. For Mr. Sarvary, this includes $1,400,000 in severance compensation paid upon the termination of his employment. For Mr. Scandiffio, this includes $293,900 in relocation compensation and $85,000 in severance compensation. The remaining amounts represent Holdings' matching contributions to its 401(k) plan.

(3)
Mr. Drexler became Chief Executive Officer in January 2003 and Chairman of the Board of Directors in March 2003.

(4)
Mr. Drexler was granted 725,303 shares of Holdings common stock on February 12, 2003, of which 181,326 shares will vest on each January 27 of 2004, 2005 and 2006 and 181,325 shares will vest on January 27, 2007. Mr. Drexler paid $800,000 to Holdings for these shares, which was in excess of their fair market value at the time of grant. Millard S. Drexler, Inc., of which Mr. Drexler is a principal, was also granted 55,793 shares of Holdings common stock on February 12, 2003, all of which vested immediately upon grant.

(5)
Represents sign-on bonus.

(6)
Mr. Pilot was Chief Executive Officer from September 2002 to January 2003.

(7)
Mr. Sarvary's employment terminated in April 2002.

(8)
Ms. Woods was granted 661,600 shares of Holdings common stock on October 17, 1997, all of which are currently vested. Ms. Woods was Chairperson of the Board until her resignation from this position in March 2003.

(9)
Mr. Gordon's employment commenced in January 2002 and terminated in January 2003.

(10)
Mr. Killough's employment terminated in March 2003.

(11)
Mr. Scandiffio's employment commenced in June 2001 and terminated in October 2002.

(12)
Effective August 22, 2003, Mr. Rosen resigned from his positions with Holdings.

  Option Grants in Last Fiscal Year

        The following table shows information concerning stock options to purchase shares of Holdings common stock granted to any of the named executive officers during fiscal 2002.

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in Fiscal Year
Name			Exercise Price($/Sh)	Expiration Date
					5%($)		10%($)
Blair Gordon(2)	30,000	7%	$10.00	2012	0	(4)	0	(4)
Kenneth S. Pilot(3)	150,000	35%	$6.82	2012	0	(4)	0	(4)

(1)
Holdings has not granted any SARs.

(2)
Mr. Gordon's employment terminated in January 2003, at which time all of these options were forfeited automatically pursuant to Holdings' 1997 Stock Option Plan. As a result, the potential realizable value for these options is zero.

(3)
Mr. Pilot's employment terminated in January 2003, at which time all of these options were forfeited automatically pursuant to Holdings' 1997 Stock Option Plan. As a result, the potential realizable value for these options is zero.

(4)
There is no established public market for shares of Holdings' common stock. Based on customary corporate valuation techniques, including an analysis of the discounted value of Holdings' potential earnings and cash flow, the valuation of comparable companies and current book value per share, the value of a share of Holdings' common stock was estimated to be less than $1 as of January 1, 2003. As such, all outstanding options had exercise prices that exceeded the value of the stock as of such date, and the potential realizable value and value of unexercised in-the-money options is shown as zero.

  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

        The following table shows the number of stock options held to purchase shares of Holdings common stock by the named executive officers of Holdings at the end of fiscal 2002. The named executive officers did not exercise any stock options in fiscal 2002.

Name	Number of Securities Underlying Unexercised Options at Fiscal Year End Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year End($)(1) Exercisable/Unexercisable
Millard S. Drexler(2)	0/2,231,704	0/0
Kenneth S. Pilot(3)	0/0	0/0
Mark A. Sarvary(4)	163,200/0	0/0
Scott D. Hyatt	22,000/13,000	0/0
Walter Killough(5)	47,560/27,440	0/0
Scott M. Rosen(8)	47,560/27,440	0/0
Emily Woods	164,000/328,200	0/0
Blair Gordon(6)	0/0	0/0
Michael Scandiffio(7)	0/0	0/0

(1)
There is no established public market for shares of Holdings common stock. Based on customary corporate valuation techniques, including an analysis of the discounted value of Holdings' potential earnings and cash flow, the valuation of comparable companies and current book value per share, the value of a share of Holdings' common stock was estimated to be less than $1 as of January 1, 2003. As such, all outstanding options had exercise prices that exceeded the value of the stock as of such date, and the potential realizable value and value of unexercised in-the-money options is shown as zero.

(2)
Mr. Drexler became Chief Executive Officer in January 2003.

(3)
Mr. Pilot was Chief Executive Officer from September 2002 to January 2003.

(4)
Mr. Sarvary resigned as Chief Executive Officer in April 2002.

(5)
Mr. Killough's employment terminated in March 2003.

(6)
Mr. Gordon's employment terminated in January 2003.

(7)
Mr. Scandiffio's employment terminated in October 2002.

(8)
Effective August 22, 2003, Mr. Rosen resigned from his positions with Holdings.

Executive Compensation of Intermediate

        Messrs. Gilbertson, Rosen and Lamberti do not receive any additional compensation for their service as executive officers of Intermediate.

Employment Agreements and Other Compensation Arrangements

  Employment Agreements

        Emily Woods.    Ms. Woods had an employment agreement with Holdings and Operating Corp. pursuant to which she served as Chairperson of the Board of Directors of Holdings for five years beginning on October 17, 1997. The agreement provided for a minimum annual base salary of $1.0 million, an annual bonus of up to $1.0 million based on achievement of earnings objectives to be determined each year, the grant of 661,600 shares of Holdings Common Stock, which we refer to as the "Woods Restricted Shares," the reimbursement of income taxes incurred by Ms. Woods in connection with such grant, and various executive benefits and perquisites. The employment agreement expired by its terms on October 17, 2002. Ms. Woods receives an annual base salary of $200,000.

        Under the terms of stock options awarded to Ms. Woods under Holdings' stock option plan, all unvested options shall become exercisable (1) if Ms. Woods' employment is terminated by Holdings without cause, by Ms. Woods for good reason or by reason of death or disability or (2) in the event of a change in control of Holdings.

        Millard S. Drexler.    Mr. Drexler has a services agreement with Holdings and Operating Corp. pursuant to which he began service as Chief Executive Officer for five years on January 27, 2003, provided that Mr. Drexler can step down as Chief Executive Officer after January 2006 and serve only as Executive Chairman. The agreement provides for a minimum annual base salary of $200,000, an annual bonus based on the achievement of earnings objectives to be determined each year, and reimbursement of business expenses, provided that such total compensation not exceed $700,000 per year. The agreement also provides for the grant of options to purchase 557,926 shares of Holdings common stock, which we refer to as the "Initial Options," and the grant of premium options to purchase an additional 1,673,778 shares of Holdings common stock, which we refer to as the "Premium Options." The agreement also provides for the grant of 55,793 immediately vested shares of Holdings common stock and the grant of 725,303 shares of Holdings common stock, which we refer to as the "Drexler Restricted Shares." See footnote 4 to the Executive Compensation Table for information on the vesting of the Drexler Restricted Shares. Mr. Drexler paid Holdings $200,000 for the Initial Options and $800,000 for the Drexler Restricted Shares.

        If Mr. Drexler's employment is terminated without "cause" or for "good reason," each as defined in the services agreement, Mr. Drexler will be entitled to receive his base salary for one year, the immediate vesting of any unvested Drexler Restricted Shares and the immediate vesting of that portion of the Initial Options and the Premium Options that would have become vested and exercisable on the anniversary of the grant date immediately following the termination date. If such termination occurs after a "change in control," as defined in the services agreement, all of the unvested Initial Options and Premium Options will immediately vest and become exercisable.

        Kenneth S. Pilot.    Mr. Pilot had an employment agreement with Holdings and Operating Corp. pursuant to which he would serve as Chief Executive Officer for five years commencing on September 9, 2002. Holdings would also cause Mr. Pilot to be elected as a Director. The agreement provided for a minimum annual base salary of $700,000, a signing bonus of $520,000, two additional payments of $60,000 payable in September 2003 and 2004 and certain relocation benefits. The agreement also provided for an annual bonus based on the achievement of earnings objectives to be determined each year, provided that he was guaranteed prorated bonuses for fiscal 2002 equal to 85% of his base salary and 42.5% of his base salary for fiscal 2003. He also received a grant of 105,000 shares of Holdings common stock, which we refer to as the "Pilot Restricted Shares," of which 35,000 shares would vest over time and 70,000 shares vested immediately, and a grant of options to purchase 150,000 shares of Holdings common stock. If Mr. Pilot was terminated without "cause" or for "good reason," as defined in the employment agreement, he was entitled to receive any accrued bonus and a lump-sum payment equal to two times his base salary.

        Mr. Pilot resigned effective January 29, 2003. Pursuant to his separation agreement, Mr. Pilot was entitled to $2,494,500 in severance compensation, the immediate vesting of 35,000 Pilot Restricted Shares, the continuation of his medical benefits for the eighteen-month period following his resignation and certain outplacement benefits. In addition, Holdings waived the call rights it had in respect of such Pilot Restricted Shares.

        Mark A. Sarvary.    Mr. Sarvary had an employment agreement with Holdings and Operating Corp. pursuant to which he would serve as Chief Executive Officer for a period of five years commencing on May 10, 1999. Holdings would also cause Mr. Sarvary to be elected as a Director.

        The agreement provided for a minimum annual base salary of $670,000, a $1,000,000 signing bonus, and an annual target bonus of 50% of his annual base salary based on achievement of earnings objectives to be determined each year. The agreement also provided for the grant of options to purchase 272,000 shares of Holdings common stock and the grant of additional options to purchase 68,000 shares on the earlier of the date of an initial public offering of Holdings common stock or May 10, 2004. In the event of a change in Mr. Sarvary's duties and responsibilities, upon the termination of Mr. Sarvary's employment, he was entitled to receive severance and other benefits described in the January 15, 2002 amendment to his employment agreement. These included a lump-sum payment equal to two times his base salary and the continuation of medical and life insurance benefits for a period of time after the termination date. In addition, all of his vested options will remain exercisable for three years.

        Mr. Sarvary resigned effective April 30, 2002. Pursuant to his separation agreement, he is entitled to $1,400,000 in severance compensation and the continuation of medical benefits for two years and life insurance benefits for 21 months. In addition, the portion of his stock options scheduled to vest on the anniversary of their grant date following the termination date was permitted to vest and become exercisable.

        Blair Gordon.    Mr. Gordon had an employment agreement with Holdings and Operating Corp. pursuant to which he would serve as Executive Vice-President and Creative Director for three years commencing on January 7, 2002. The agreement provided for a minimum annual base salary of $400,000, an annual bonus based on achievement of earnings objectives to be determined each year, and the grant of options to purchase 30,000 shares of Holdings common stock. The agreement also provided for the continuation of Mr. Gordon's base salary and medical benefits for one year if he was terminated without "cause," as defined in the employment agreement. Mr. Gordon's employment terminated effective January 30, 2003. Pursuant to his separation agreement, he is entitled to these payments and benefits.

        Walter Killough.    Mr. Killough had a severance agreement with Holdings and Operating Corp. which provided that, in the event of a termination for any reason other than death, disability or cause, as defined in the severance agreement, he will receive a continuation of his base salary and certain expense reimbursement for a period of one year, subject to offset if he obtains new full-time employment during that period. Mr. Killough's employment terminated effective March 14, 2003. Pursuant to his separation agreement, he is entitled to these payments and benefits.

        Michael Scandiffio.    Mr. Scandiffio had an employment agreement with Holdings and Operating Corp. pursuant to which he would serve as Executive Vice-President of Mens for three years commencing June 12, 2001. The agreement provided for a minimum annual base salary of $480,000, a $100,000 signing bonus, an annual bonus based on achievement of earnings objectives to be determined each year, and the grant of options to purchase 40,000 shares of Holdings common stock. The agreement also provided for relocation benefits and the continuation of base salary and medical benefits for one year if Mr. Scandiffio is terminated without "cause," as defined in the employment agreement. Mr. Scandiffio's employment terminated effective October 17, 2002. Pursuant to his separation agreement, he is entitled to these payments and benefits.

  Executive Severance Arrangements

        Messrs.    Hyatt and Rosen each have an agreement with Holdings and Operating Corp. which provides that, in the event of a termination without "cause," as defined in the agreement, he will receive a continuation of his base salary and medical benefits for a period of one year after the termination date and the payment of any bonus that he would otherwise have received for the fiscal year ending before the termination date.

  Shareholders Agreements

        The Woods Restricted Shares, the Pilot Restricted Shares and the Drexler Restricted Shares, and any shares of Holdings common stock acquired by any of the named executive officers described above pursuant to the exercise of options, are subject to a shareholders' agreement providing for certain transfer restrictions, registration rights and customary tag-along and drag-along rights.

        In addition, Mr. Drexler's shareholders' agreement provides him with certain rights to appoint three directors by himself and three additional directors by mutual agreement with Texas Pacific Group, consent to our operating/capital budgets, and antidilution and co-investment rights. Pursuant to this right, Mr. Drexler appointed Steven Grand-Jean as a Director in March 2003. The agreement also requires Mr. Drexler to pay $1.0 million to us if Jeffrey Pfeifle, current President of Holdings and Operating Corp., is terminated for cause or resigns without good reason, or if Mr. Pfeifle is terminated without cause with Mr. Drexler's consent or for good reason as a result of actions approved by Mr. Drexler before February 1, 2005. Mr. Drexler is also required to pay the excess of $480,000 over Mr. Pfeifle's pro-rata bonus if such termination is without cause or for good reason. If such termination occurs between February 1, 2004 and February 1, 2005, Mr. Drexler is also required to pay us the amount of any long-term incentive paid to Mr. Pfeifle, not to exceed $400,000.

  Compensation Committee Interlocks and Insider Participation

        Ms. Woods, a Director, and Mr. Boyce, a Director and former Chief Executive Officer, are members of the Compensation Committee of Holdings.

  Compensation of Directors

        In 2002, an attendance fee of $10,000 for each Board of Directors meeting, up to a maximum of $40,000 per year, was paid to each Director of Holdings who is neither an employee of Holdings nor a representative of Texas Pacific Group. Directors of Holdings have the option to receive all or a portion of that fee paid in cash or in shares of Holdings common stock at a per share purchase price equal to the fair market value. A compensation policy has not yet been adopted for 2003.

        The Directors of Intermediate do not receive any compensation for their service on the Board of Directors of Intermediate.

OWNERSHIP OF CAPITAL STOCK

Security Ownership of Certain Beneficial Owners

        The following table sets forth information regarding the beneficial ownership of the common stock of Holdings as of August 2, 2003 for each person who is known to Holdings to be the beneficial owner of 5% or more of Holdings common stock. The holders listed have sole voting power and investment power over the shares held by them, except as indicated by the notes following the table.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common stock	TPG Partners II, L.P. 301 Commerce Street, Suite 3300 Fort Worth, TX 76102	8,780,073 shares(1)(4)	59%
Common stock	Emily Woods J. Crew Group, Inc. 770 Broadway New York, NY 10003	2,429,177 shares(2)	16%
Common stock	Millard S. Drexler J. Crew Group, Inc. 770 Broadway New York, NY 10003	1,522,249 shares(3)(4)	10%

(1)
These shares of common stock are beneficially owned by Texas Pacific Group and the following affiliates of Texas Pacific Group (collectively, "TPG Affiliates"): TPG Parallel II L.P., TPG Partners II L.P., TPG Investors II, L.P., and TPG Bacchus II, LLC. The TPG Affiliates are indirectly controlled by TPG Advisors II, Inc. ("Advisors"). Advisors' sole shareholders and directors are Messrs. David Bonderman, James Coulter and William Price III.

(2)
Includes 164,000 shares not currently owned but which are issuable upon the exercise of stock options awarded under Holdings' 1997 Stock Option Plan that are currently exercisable.

(3)
These shares of common stock are beneficially owned by Millard S. Drexler, Inc., of which Mr. Drexler is a principal.

(4)
Includes 1,466,276 shares not currently owned, but which are issuable to each of TPG Bacchus II, LLC and Mr. Drexler's company, Millard S. Drexler, Inc., upon the exercise by each of them of an exchange right. See "Certain Relationships and Related Transactions" for more information.

        All of the membership interests of Intermediate are held by Holdings.

Security Ownership of Management

        The following table sets forth information regarding the beneficial ownership of each class of equity securities of Holdings as of May 3, 2003 for (a) each director of Holdings, (b) each of the executive officers of Holdings identified in the table set forth under the heading "Management" and (c) all directors and executive officers of Holdings as a group. The holders listed have sole voting power and investment power over the shares held by them, except as indicated by the notes following the table.

Title of Class	Name of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership		Percent of Class
Common stock	Richard W. Boyce	55,200	(1)	*
Common stock	Jonathan J. Coslet	8,780,073	(2)	59%
Common stock	James G. Coulter	8,780,073	(2)	59%
Common stock	Millard S. Drexler	1,522,249	(3)	10%
Common stock	Scott D. Hyatt	22,000	(1)	*
Common stock	Steven Grand-Jean	0		*
Common stock	Walter Killough(4)	47,560	(1)	*
Common stock	Kenneth S. Pilot(5)	105,000		*
Common stock	Scott M. Rosen(8)	47,560	(1)	*
Common stock	Mark A. Sarvary(6)	163,200	(1)	*
Common stock	Thomas W. Scott	0		*
Common stock	Josh S. Weston	25,478		*
Common stock	Emily Woods	2,429,177	(7)	16%
Common stock	All directors and executive officers as a group	13,197,497	(1)(2)(3)(7)	89%
Series A preferred stock	Jonathan J. Coslet	73,475	(2)	79%
Series A preferred stock	James G. Coulter	73,475	(2)	79%
Series A preferred stock	Josh S. Weston	60		*
Series A preferred stock	Emily Woods	2,979		3%
Series A preferred stock	All directors and executive officers as a group	76,514	(2)	83%

*
Represents less than 1% of the class.

(1)
These are shares not currently owned, but which are issuable upon the exercise of stock options awarded under Holdings' 1997 Stock option plan that are currently exercisable or become exercisable within 60 days.

(2)
Attributes ownership of the shares beneficially owned by TPG Affiliates to Messrs. Coslet and Coulter, who are Partners of Texas Pacific Group. Includes 1,466,276 shares not currently owned, but which are issuable to TPG Bacchus II, LLC upon the exercise of an exchange right. See "Certain Relationships and Related Transactions" for more information. Messrs. Coslet and Coulter disclaim beneficial ownership of the shares owned by TPG Affiliates.

(3)
Attributes ownership of the shares beneficially owned by Mr. Drexler's company to Mr. Drexler. Includes 1,466,276 shares not currently owned, but which are issuable to Mr. Drexler's company upon the exercise of an exchange right. See "Certain Relationships and Related Transactions" for more information.

(4)
Mr. Killough's employment terminated in March 2003.

(5)
Mr. Pilot was Chief Executive Officer from September 2002 to January 2003.

(6)
Mr. Sarvary resigned as Chief Executive Officer in April 2002.

(7)
Includes 164,000 shares not currently owned, but which are issuable upon the exercise of stock options awarded under Holdings' 1997 Stock Option Plan that are currently exercisable.

(8)
Effective August 22, 2003, Mr. Rosen resigned from his positions with Holdings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mark Sarvary Loan

        In connection with Mr. Sarvary's relocation to our headquarters, Holdings loaned Mr. Sarvary $1.0 million on an interest-free basis to purchase a residence, which loan was secured by a mortgage on that residence. The largest amount outstanding in fiscal 2002 was $850,000. As part of Mr. Sarvary's separation from Holdings in April 2002, Mr. Sarvary agreed to repay the loan on the earlier of (a) June 1, 2005, (b) the sale of his residence and (c) the first anniversary of his employment with a new employer. In October 2002, Mr. Sarvary paid $782,000 to Holdings in full satisfaction of the loan in exchange for a $68,000 present value discount granted by us in consideration of his early repayment.

Tax Sharing Agreement

        Holdings and its subsidiaries plan to enter into a tax sharing agreement providing, among other things, that each of the subsidiaries will reimburse Holdings for its share of income taxes determined as if such subsidiary had filed its tax returns on a "separate return" basis.

TPG-MD Investment Notes Payable

        On February 4, 2003, Operating Corp. entered into a credit agreement with TPG-MD Investment, LLC, an entity controlled by Texas Pacific Group and Millard S. Drexler, which provides for:

  •
  Tranche A loan in an aggregate principal amount of $10.0 million; and

  •
  Tranche B loan in an aggregate principal amount of $10.0 million.

This credit agreement had been approved by a majority of the independent directors of Operating Corp. following a determination that the terms thereof were no less favorable to Operating Corp. than those which could have been obtained from an unrelated third party.

        The loans are due in February 2008 and bear interest at 5.0% per annum payable semi-annually in arrears on January 31 and July 31, commencing on July 31, 2003. Interest will compound and be capitalized and added to the principal amount on each interest payment date. Payment of the loans is subordinated in right of payment to the prior payment of all senior debt and on the same terms as the senior subordinated notes of Operating Corp. The loans are guaranteed by certain subsidiaries of Operating Corp.

        The lender has the right, exercisable at anytime prior to the maturity date, to exchange the principal amount of and accrued and unpaid interest on the loans into shares of common stock of Holdings at an exercise price of $6.82 per share. The lender also has the right to require Operating Corp. to prepay the Tranche B loan without premium or penalty under certain circumstances. See "Description of Other Indebtedness-TPG-MD Investment Notes Payable."

DESCRIPTION OF EXCHANGE NOTES

        Certain terms used in this description may be found under "—Certain Definitions." In this description, the terms "Company," "Issuer," "we," "us" and "our" refer only to J. Crew Intermediate LLC and not to J. Crew Group, Inc. and its other subsidiaries. The term "note" refers to the initial and exchange notes collectively unless otherwise specified.

        The Issuer issued the initial notes and will issue the exchange notes under an indenture dated May 6, 2003, which we refer to as the "Indenture," between the Company and U.S. Bank National Association, as trustee (the "Trustee"). The Indenture contains provisions that define your rights under the exchange notes. In addition, the Indenture governs the obligations of the Issuer under the exchange notes. The terms of the exchange notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, which we refer to as the "TIA." The Indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is available as set forth under the heading "Where You Can Find More Information."

        This Description of Exchange Notes is meant to be only a summary of the provisions of the Indenture and the Registration Rights Agreement that we consider to be material. It does not purport to be complete and is qualified in its entirety by reference to those provisions or definitions of the agreements in their entirety and the TIA. We urge that you carefully read the Indenture and the Registration Rights Agreement because they, and not this description, will govern your rights as Holders of the notes. Copies of the Indenture and the Registration Rights Agreement are available as set forth under the heading "Where You Can Find More Information." Certain defined terms used in this description but not defined under "—Certain Definitions" have the meanings assigned to them in the Indenture.

Brief Description of the Exchange Notes

        The exchange notes will:

  •
  be our general unsecured obligations;

  •
  be equal in right of payment to all of our future unsubordinated Indebtedness;

  •
  be senior in right of payment to all of our future subordinated Indebtedness; and

  •
  not be guaranteed by any of our Subsidiaries and therefore will be effectively subordinated to all existing and future obligations of our subsidiaries.

        We are a holding company, and we do not have and may not in the future have, any assets other than the common stock of Operating Corp. (which was pledged to secure the obligations under the Congress Credit Facility) and $120,333,000 aggregate principal amount (excluding accrued interest) of the senior discount debentures of Holdings that were exchanged for the initial notes. Our ability to pay interest on the notes starting on November 15, 2005, including interest accreted or accrued on any contingent principal, is dependent on the receipt, from and after such date, of funds from our direct and indirect subsidiaries.

        Currently, all of our Subsidiaries other than any Receivables Subsidiary are Restricted Subsidiaries. However, under certain circumstances described below under "—Certain Covenants—Limitation on Restricted Payments," we will be permitted to designate certain of our Subsidiaries as Unrestricted Subsidiaries. Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture.

Additional Notes

        Subject to the limitations set forth under the captions "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock," we may incur additional Indebtedness. At our option, this additional Indebtedness may consist of additional notes, which we refer to as "Additional Notes," issued in one or more transactions, with terms identical to the outstanding initial notes and the exchange notes, except that the Additional Notes may have a different issue date. Holders of the Additional Notes would have the right to vote together with holders of the outstanding initial notes and the exchange notes as one class.

Principal, Maturity and Interest

        We will issue the exchange notes in an aggregate principal amount up to $193,346,138. We will issue the exchange notes in fully registered form. The exchange notes will mature on May 15, 2008. The exchange notes will be issued, and the initial notes were issued, at a substantial discount from their principal amount at maturity.

        In this section, unless otherwise provided, when we refer to the Accreted Value of or the principal amount at maturity of the exchange notes, we mean the Accreted Value or the principal amount at maturity, as applicable, of the exchange notes as may be so increased by any contingent principal.

        No cash interest will accrue on the notes until November 15, 2005, but the Accreted Value will increase (representing amortization of original issue discount) between May 6, 2003 and November 15, 2005 at a rate of 16.0% per annum.

        Beginning on November 15, 2005, cash interest on the exchange notes, including any contingent principal and accreted or accrued interest thereon, will accrue at the rate of 16.0% per annum and will be payable semi-annually in arrears on each May 15 and November 15, commencing on May 15, 2006. Payments will be made to holders of record at the close of business on May 1 and November 1, respectively, immediately preceding the applicable interest payment date.

        Interest on the exchange notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including November 15, 2005. Interest and accretion of original issue discount will be computed on the basis of a 360-day year comprised of twelve 30-day months. The redemption of exchange notes with accrued and unpaid interest to the date of redemption will not affect the right of holders of record on a record date to receive interest due on an interest payment date. When we refer to our obligation to pay interest upon the redemption, repurchase or acceleration of the notes, we are including additional interest, if any, payable under the Registration Rights Agreement.

Methods of Receiving Payments on the Exchange Notes

        We will pay the principal of, premium, if any, and interest on the exchange notes at any office or agency designated by us. We have initially designated the corporate trust office of the Trustee for the exchange notes to act as our agent, which we refer to as the "paying agent," in such matters. The location of the corporate trust office of the Trustee for the exchange notes is U.S. Bank National Association, Goodwin Square, 225 Asylum Street, Hartford, CT 06103. We, however, reserve the right to pay interest to holders by check mailed directly to holders at their registered addresses. All payments of principal, premium, if any, and interest on the exchange notes represented by the global notes will be required to be made by wire transfer of immediately available funds to the accounts of DTC or any successor thereto.

Contingent Principal Amount

        In the event that Holdings' consolidated EBITDA, as defined in the Congress Credit Facility, exceeds $50.0 million for the immediately preceding fiscal year, on each May 15, commencing on May 15, 2004 to and including May 15, 2008, the aggregate Accreted Value or the aggregate principal amount at maturity, as applicable, of the exchange notes will be increased in an amount equal to 10% of Holding's consolidated EBITDA in excess of $50.0 million for the immediately preceding fiscal year (such amount, the "contingent principal"). The aggregate contingent principal, if any, will be allocated pro rata among the then outstanding exchange notes. Any contingent principal will accrete or accrue, as applicable, at a rate of 16.0% per annum (computed on a semi-annual bond equivalent basis) calculated from the date of issuance of such contingent principal.

Calculation of Original Issue Discount and Interest for U.S. Federal Income Tax Purposes

        As a result of their contingent principal features, the exchange notes are expected to be, and we intend to treat the initial notes and the exchange notes as, subject to the Treasury regulations governing contingent payment debt instruments, which we refer to as the "Contingent Payment Debt Regulations." Furthermore, pursuant to the terms of the Indenture, we and each holder of the notes agree to treat (in the absence of an administrative determination or judicial ruling to the contrary), for U.S. federal income tax purposes, the notes as being subject to the Contingent Payment Debt Regulations that apply to debt instruments that are not treated as publicly traded or as issued for cash, and the remainder of this discussion assumes that the notes will be so treated. Therefore, for U.S. federal income tax purposes, we will accrue interest with respect to the noncontingent component of the notes as original issue discount and will report interest with respect to the contingent component of the notes in accordance with the Contingent Payment Debt Regulations that apply to debt instruments that are not treated as publicly traded or as issued for cash. See "Certain U.S. Federal Income Tax Considerations" for a further discussion.

Optional Redemption

        We may redeem the exchange notes, in whole at any time or in part from time to time, at the following redemption prices, expressed as percentages of the Accreted Value or the principal amount at maturity thereof, as applicable, of the exchange notes if redeemed during the 12-month period commencing on May 15 of the years set forth below:

Year	Percentage
2003	110.0%
2004	107.5%
2005	105.0%
2006	102.5%
2007 and thereafter	100.0%

        In the event that less than all of the exchange notes are to be redeemed at any time, selection of exchange notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which exchange notes are listed, or, if the exchange notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by any other method as the Trustee deems fair and appropriate.

        Notice of any redemption will be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the redemption date to each holder of exchange notes to be redeemed at its registered address. If any exchange note is to be redeemed in part only, the notice of redemption will state the portion of the principal amount thereof to be redeemed. A new exchange note in a principal amount equal to the unredeemed portion thereof, if any, will be issued in the name of the holder thereof upon cancellation of the original exchange note (or appropriate adjustments to the amount and beneficial interests in a global note will be made, as appropriate).

        We will pay the redemption price for any exchange note, together with accrued and unpaid interest thereon through the date of redemption. On and after the redemption date, the Accreted Value will cease to increase and interest will cease to accrue on exchange notes or portions thereof called for redemption as long as we have deposited with the paying agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

Mandatory Redemption

        Except as set forth under "—Repurchase at the Option of Holders," we are not required to make mandatory redemption or sinking fund payments with respect to the exchange notes.

Repurchase at the Option of Holders

    Change of Control Offer

        Upon the occurrence of a Change of Control, each holder of the exchange notes will have the right to require us to repurchase all or a portion of the holder's exchange notes at a purchase price equal to 101% of the Accreted Value thereof as of the date of repurchase if the Change of Control Payment Date is prior to November 15, 2005; or principal amount at maturity thereof, plus accrued and unpaid interest thereon through the date of purchase if the Change of Control Payment Date is on or after November 15, 2005 (the "Change of Control Payment").

        Within 65 days following the date upon which the Change of Control occurred, we will mail, by first-class mail, a notice to each holder, with a copy to the Trustee, offering to purchase the exchange notes as described above (a "Change of Control Offer"). The Change of Control Offer will state, among other things, the transaction or transactions that constitute the Change of Control and the purchase date, which must be no earlier than 30 days nor later than 60 days from the date the notice is mailed, other than as may be required by law (the "Change of Control Payment Date").

        On the Change of Control Payment Date, we will, to the extent lawful:

  •
  accept for payment all exchange notes or portions thereof properly tendered pursuant to the Change of Control Offer;

  •
  deposit with the paying agent funds in an amount equal to the Change of Control Payment in respect of all exchange notes or portions thereof so tendered; and

  •
  deliver, or cause to be delivered to the Trustee, the exchange notes so accepted together with an officers' certificate stating the aggregate principal amount of exchange notes or portions thereof being purchased by us.

        If only a portion of an exchange note is purchased pursuant to a Change of Control Offer, a new exchange note in a principal amount equal to the portion thereof not purchased will be issued in the name of the holder thereof upon cancellation of the original exchange note (or appropriate adjustments to the amount and beneficial interests in a global note will be made, as appropriate). Exchange notes or portions thereof purchased pursuant to a Change of Control Offer will be cancelled and cannot be reissued.

        The Credit Facilities and the indenture to the senior subordinated notes of Operating Corp. contain, and other Indebtedness of our Subsidiaries may contain, prohibitions on the occurrence of events that would constitute a Change of Control or require that Indebtedness to be repurchased upon a Change of Control. In the event a Change of Control occurs at a time when we are effectively prohibited from purchasing exchange notes, we could seek, or could cause our Subsidiaries to seek, the consent of their lenders or noteholders to purchase the exchange notes or could attempt to refinance the borrowings that contain such prohibition. If we or our Subsidiaries do not obtain such consent or repay such borrowings, we will remain prohibited from purchasing the exchange notes. In such case, such failure to purchase the exchange notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Credit Facilities, the indenture to the senior subordinated notes of Operating Corp. and other Indebtedness of our Subsidiaries. In addition, upon a Change of Control, Operating Corp. may be required to make change of control offers under the indenture to the senior subordinated notes of Operating Corp. which the Credit Facilities restrict. Operating Corp.'s failure to make a change of control offer payment when due would be an event of default under the indenture to the senior subordinated notes of Operating Corp. and also would constitute a default under the Credit Facilities and the Indenture.

        If a Change of Control Offer occurs, there can be no assurance that we will have available funds sufficient to make the Change of Control Payment for all the exchange notes that might be delivered by holders seeking to accept the Change of Control Offer. In the event we are required to purchase outstanding exchange notes pursuant to a Change of Control Offer, we expect that we would seek third-party financing to the extent we do not have available funds to meet our purchase obligations and any other obligations in respect of Senior Indebtedness. However, there can be no assurance that we would be able to obtain necessary financing.

        Holders of exchange notes will not be entitled to require us to purchase their exchange notes in the event of a takeover, recapitalization, leveraged buyout or similar transaction which is not a Change of Control.

        We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and any other securities laws and regulations in connection with the purchase of the exchange notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture relating to such Change of Control Offer, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Indenture by doing so.

    Asset Sale Offer

        The Indenture provides that we will not, and will not permit any of our Restricted Subsidiaries to, consummate an Asset Sale unless:

  •
  we, or a Restricted Subsidiary, as the case may be, receive consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of our Board of Directors set forth in an officers' certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of; and

  •
  at least 75% of the consideration received by us or such Restricted Subsidiary is in the form of:

  (1)
  cash or Cash Equivalents; or

  (2)
  Qualified Proceeds; provided that the aggregate fair market value of Qualified Proceeds, other than cash or Cash Equivalents, which may be received in consideration for Asset Sales must not exceed $7.5 million since the Issue Date;

    provided further that the amount of:

    (a)
    any of our liabilities or liabilities of any Restricted Subsidiary, as shown on our or such Restricted Subsidiary's most recent balance sheet but excluding contingent liabilities and liabilities that are by their terms subordinated to the exchange notes, that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases us or such Restricted Subsidiary from further liability; and

    (b)
    any securities, notes or other obligations received by us or any such Restricted Subsidiary from such transferee that are converted by us or such Restricted Subsidiary into cash, to extent of the cash received, within 180 days following the closing of such Asset Sale;

    will be deemed to be cash for purposes of this provision.

        Within 395 days after the receipt of any Net Proceeds from an Asset Sale, we or our Restricted Subsidiaries may apply such Net Proceeds, at our or its option:

    (1)
    to repay Indebtedness of a Restricted Subsidiary;

    (2)
    to the investment in, or the making of a capital expenditure or the acquisition of other property or assets in each case used or useable in a Permitted Business, or Capital Stock of any Person primarily engaged in a Permitted Business if, as a result of the acquisition by us or any Restricted Subsidiary thereof, such Person becomes a Restricted Subsidiary; or

    (3)
    as combination of the uses described in clauses (1) and (2)

        Pending the final application of any such Net Proceeds, we or our Restricted Subsidiaries may temporarily reduce Indebtedness of our Restricted Subsidiary or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the above paragraph will be deemed to constitute "Excess Proceeds."

        When the aggregate amount of Excess Proceeds exceeds $10.0 million, we will be required to make an offer to all holders of the exchange notes and, to the extent required by the terms of any Pari Passu Indebtedness to all holders of such Pari Passu Indebtedness (an "Asset Sale Offer"), to purchase the maximum principal amount of exchange notes and any such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds, at a purchase price equal to 100% of:

  •
  the Accreted Value thereof as of the date of repurchase if the date of purchase is prior to November 15, 2005; or

  •
  the principal amount at maturity thereof, plus accrued and unpaid interest thereon through the date of purchase if the date of repurchase is on or after November 15, 2005;

in each case, in accordance with the procedures set forth in the Indenture or such Pari Passu Indebtedness, as applicable.

        To the extent that the aggregate Accreted Value or principal amount at maturity, as applicable, of the exchange notes and any such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, we or our Restricted Subsidiaries may use any remaining Excess Proceeds for general corporate purposes. If the aggregate amount of the exchange notes and any such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the exchange notes to be purchased on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        The Congress Credit Facility and the indenture to the senior subordinated notes of Operating Corp. restrict Operating Corp. from paying any dividends or making any other distributions to us. If we are unable to obtain dividends from Operating Corp. sufficient to permit the repurchase of the exchange notes or do not refinance such Indebtedness, we will likely not have the financial resources to purchase the exchange notes. In any event, there can be no assurance that our Subsidiaries will have the resources available to pay any such dividend or make any such distribution. Our failure to make an Asset Sale Offer when required or to purchase tendered exchange notes when tendered would constitute an Event of Default under the Indenture. See "Risk Factors—Risks Relating to this Offering—Holding company structure limits our access to cash flow of subsidiaries."

        We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations in connection with the purchase of the exchange notes as a result of an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture relating to such Asset Sale Offer, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Indenture by doing so.

Certain Covenants

        The Indenture contains, among others, the following covenants that we believe to be material:

    Limitation on Restricted Payments

        We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, to take any of the following actions (each, a "Restricted Payment"):

  (1)
  declare or pay any dividend or make any other payment or distribution on account of our or any of our Restricted Subsidiaries' Equity Interests, including, without limitation, any payment in connection with any merger or consolidation involving us, other than:

  •
  dividends or distributions payable in our Equity Interests (other than Disqualified Stock); or

  •
  dividends or distributions payable to us or any of our Wholly Owned Subsidiaries;

  (2)
  purchase, redeem, retire or otherwise acquire for value:

  •
  any Equity Interests of the Company; or

  •
  any Equity Interest of any Restricted Subsidiary held by Persons other than the Company or another Restricted Subsidiary;

  (3)
  make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the exchange notes, except a payment of interest or a payment of principal at Stated Maturity; or

  (4)
  make any Restricted Investment;

        unless, at the time of and immediately after giving effect to such Restricted Payment:

    (a)
    no Default or Event of Default will have occurred and be continuing; and

    (b)
    the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under caption "—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock;" and

    (c)
    such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by us and our Restricted Subsidiaries after the Issue Date, is less than the sum (without duplication) of:

    (i)
    50% of our Consolidated Net Income for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of our most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a loss, less 100% of such loss), plus

      (ii)
      100% of the aggregate Qualified Proceeds received by us from:

      •
      contributions to our capital; or

      •
      the issue or sale subsequent to the Issue Date of our Equity Interests, other than Disqualified Stock, or of our Disqualified Stock or debt securities that have been converted into such Equity Interests other than:

      (x)
      Equity Interests, or Disqualified Stock or convertible debt securities, sold to any of our Subsidiaries; and

      (y)
      Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock, plus

      (iii)
      to the extent that any Restricted Investment that was made after the Issue Date is sold for Qualified Proceeds or otherwise liquidated or repaid, including, without limitation, by way of a dividend or other distribution, a repayment of a loan or advance or other transfer of assets, for in whole or in part, the lesser of:

      •
      the Qualified Proceeds with respect to such Restricted Investment, (less the cost of disposition, if any); and

      •
      the initial amount of such Restricted Investment; plus

      (iv)
      upon the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the lesser of:

      •
      the fair market value of such Subsidiary; or

      •
      the aggregate amount of all Investments made in such Subsidiary subsequent to the Issue Date by us and our Restricted Subsidiaries; plus

      (v)
      $15.0 million.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date, the amount of Restricted Payments made pursuant to clauses (2), (3), (4), (7), (9), (10) and (11) of the second paragraph of this covenant below will not be included in such calculation.

The provisions of the foregoing paragraph will not prohibit:

(1)
the payment of any dividend within 60 days after the date of declaration thereof, if the dividend would have permitted on the date of declaration pursuant to the foregoing paragraph;

(2)
the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or our Equity Interests in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to one of our Restricted Subsidiaries) of, our other Equity Interests, other than any Disqualified Stock;

  provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (c)(ii) of the first paragraph of this covenant;

(3)
the defeasance, redemption, repurchase, retirement or other acquisition of subordinated Indebtedness in exchange for, or with the net cash proceeds from, an incurrence of Permitted Refinancing Indebtedness;

(4)
the payment of any dividend, or the making of a similar distribution or redemption, by any of our Restricted Subsidiaries to the holders of our common Equity Interests on a pro rata basis;

(5)
so long as no Default or Event of Default will have occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of our Equity Interests, or any of our Restricted Subsidiary's Equity Interests, held by any member of the Company or any of our Restricted Subsidiaries' management, employees or consultants pursuant to any management, employee or consultant equity subscription agreement or stock option agreement in effect as of the Issue Date;

  provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests must not exceed the sum of:

  •
  $10.0 million; and

  •
  the aggregate cash proceeds received by us from any reissuance of Equity Interests by us to members of our and our Restricted Subsidiaries' management;

  provided further that the amount of such cash proceeds will be excluded from clause (c)(ii) of the first paragraph of this covenant;

(6)
so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of our Disqualified Stock issued after the Issue Date in accordance with the covenant described below under the caption "—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock";

(7)
so long as no Default or Event of Default will have occurred and be continuing, payments required to be made under the Tax Sharing Agreement;

(8)
so long as no Default or Event of Default will have occurred and be continuing, payments of cash dividends or the making of loans or advances by us to Holdings not to exceed $0.5 million in any fiscal year for costs and expenses incurred by Holdings in its capacity as a holding company or for services rendered by Holdings on our behalf;

(9)
so long as no Default or Event of Default will have occurred and be continuing, payments of cash dividends to Holdings in order to enable Holdings to make payments of interest required to be made in respect of the senior discount debentures of Holdings in accordance with the terms thereof in effect on the Issue Date;

(10)
deferment of interest payable in respect of the senior discount debentures of Holdings; and

(11)
distribution of the senior discount debentures of Holdings as dividends to Holdings for cancellation; provided that we are permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under caption "—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock" and that the senior discount debentures of Holdings distributed as dividends to Holdings are immediately canceled.

        Our Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default or an Event of Default. For purposes of making such determination, all outstanding Investments by us and our Restricted Subsidiaries, except to the extent repaid in cash, in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greater of:

  •
  the net book value of such Investments at the time of such designation; and

  •
  the fair market value of such Investments at the time of such designation.

Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

        The amount of all Restricted Payments other than cash will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by us or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The amount of Qualified Proceeds other than cash will be the fair market value on the date of receipt thereof by us of such Qualified Proceeds. The fair market value of any non-cash Restricted Payment and Qualified Proceeds will be determined by our Board of Directors whose resolution with respect thereto will be delivered to the Trustee. If such fair market value exceeds $10.0 million, such determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing. Not later than the date of making any Restricted Payment, we will deliver to the Trustee an officers' certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the this covenant were computed, together with a copy of any fairness opinion or appraisal required by the indenture.

    Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock

        We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, "incur"), with respect to any Indebtedness, including Acquired Debt, and we will not issue any Disqualified Stock and will not permit any of our Restricted Subsidiaries to issue any shares of preferred stock; except that:

  •
  we or any of our Restricted Subsidiaries may incur Indebtedness, including Acquired Debt,; or

  •
  we may issue shares of Disqualified Stock,

if the Fixed Charge Coverage Ratio for our most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 1.75 to 1.0, determined on a pro forma basis, including a pro forma application of the net proceeds therefrom, as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

        Further, we will not incur any Indebtedness that is contractually subordinated in right of payment to any of our other Indebtedness unless such Indebtedness is also contractually subordinated in right of payment to the exchange notes on substantially identical terms; provided, however, that none of our Indebtedness will be deemed to be contractually subordinated in right of payment to any of our other Indebtedness solely by virtue of being unsecured.

        The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

  (1)
  Indebtedness of the Company and our Restricted Subsidiaries under the Credit Facilities; provided that the aggregate principal amount of all Indebtedness, with letters of credit being deemed to have a principal amount equal to the maximum potential liability of us and our Restricted Subsidiaries thereunder, outstanding under all Credit Facilities after giving effect to such incurrence, including all Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (1), does not exceed an amount equal to $224.0 million less the aggregate principal of all principal payments thereunder constituting permanent reductions of such Indebtedness pursuant to and in accordance with the covenant described under "—Repurchase at the Option of Holders—Asset Sale Offer;"

  (2)
  the incurrence by us of Indebtedness represented by the exchange notes and the Additional Notes;

  (3)
  the incurrence by us or any of our Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvements of property used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $25.0 million at any time outstanding;

  (4)
  other Indebtedness of us and our Restricted Subsidiaries outstanding on the Issue Date;

  (5)
  the incurrence by us or any of our Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness, other than intercompany Indebtedness, that was permitted by the Indenture to exist or be incurred;

  (6)
  the incurrence of intercompany Indebtedness:

  •
  between or among us and any of our Wholly Owned Restricted Subsidiaries; or

  •
  by a Restricted Subsidiary that is not our Wholly Owned Restricted Subsidiary or a Wholly Owned Subsidiary; provided, however, that:

  (a)
  if we are the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the exchange notes; and

  (b)
  (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than us or any of our Wholly Owned Restricted Subsidiaries and (B) any sale or other transfer of any such Indebtedness to a Person that is neither us nor any of our Wholly Owned Restricted Subsidiaries will be deemed, in each case, to constitute an incurrence of such Indebtedness by us or such Subsidiary, as the case may be;

  (7)
  the incurrence by us or any of the Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging:

  •
  interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding; or

  •
  the value of foreign currencies purchased or received by us in the ordinary course of business;

  (8)
  Indebtedness incurred in respect of workers' compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by us or a Restricted Subsidiary in the ordinary course of business;

  (9)
  Indebtedness arising from guarantees of Indebtedness of us or any Subsidiary or our agreements or the agreements of a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, or other guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Capital Stock of a Restricted Subsidiary for the purpose of financing such acquisition, provided that the maximum aggregate liability in respect of all such Indebtedness must not, at any time, exceed the gross proceeds actually received by us and our Restricted Subsidiaries in connection with such disposition;

(10)
Indebtedness of a Receivables Subsidiary that is not recourse to us or any of our other Restricted Subsidiaries, other than Standard Securitization Undertakings, incurred in connection with a Qualified Receivables Transaction;

(11)
the guarantee by any of our Restricted Subsidiary of Indebtedness of any of our Restricted Subsidiaries that was permitted to be incurred by another provision of this covenant;

(12)
the incurrence by us or any of our Restricted Subsidiaries of Acquired Debt in an aggregate principal amount at any time outstanding not to exceed $20.0 million;

(13)
Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently, except in the case of daylight overdrafts, drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of incurrence; and

(14)
the incurrence by us or any Restricted Subsidiary of additional Indebtedness in an aggregate principal amount, or accreted value, as applicable, at any time outstanding, including all indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (14), not to exceed $30.0 million.

        For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) above or is entitled to be incurred pursuant to the first paragraph of this covenant, we will, in our sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Accrual of interest, the accretion of Accreted Value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

    Limitation on Liens

        We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness or trade payables on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom for purposes of security, except Permitted Liens, unless:

  •
  in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the exchange notes, the exchange notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens, (with the same relative priority as such subordinate or junior Indebtedness will have with respect to the exchange notes); and

  •
  in all other cases, the exchange notes are secured by such Lien on an equal and ratable basis.

    Limitation on Dividend and Other Payment Restrictions Affecting SubsidiariesWe will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions to us or any of our Restricted Subsidiaries

  •
  on its Capital Stock; or

  •
  with respect to any other interest or participation in, or measured by, its profits;

  (2)
  pay any Indebtedness owed to us or any of our Restricted Subsidiaries;

  (3)
  make loans or advances to us or any of our Restricted Subsidiaries; or

  (4)
  transfer any of its properties or assets to us or any of our Restricted Subsidiaries,

except for such encumbrances or restrictions existing under or by reason of:

  (a)
  the Congress Credit Facility and the indenture to the senior subordinated notes of Operating Corp., as in effect as of the Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Congress Credit Facility or the indenture to the senior subordinated notes of Operating Corp., as the case may be, as in effect on the Issue Date;

  (b)
  the Indenture and the notes;

  (c)
  applicable law or any applicable rule, regulation or order;

  (d)
  any agreement or instrument governing Indebtedness or Capital Stock of a Person acquired by us or any of our Restricted Subsidiaries as in effect at the time of such acquisition, except to the extent such agreement or instrument was created or entered into in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

  (e)
  by reason of customary non-assignment provisions in leases, licenses, encumbrances, contracts or similar assets entered into or acquired in the ordinary course of business and consistent with past practices;

  (f)
  purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (3) above on the property so acquired;

  (g)
  any Purchase Money Note, or other Indebtedness or contractual requirements incurred with respect to a Qualified Receivables Transaction relating to a Receivables Subsidiary;

  (h)
  Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced; and

  (i)
  contracts for the sale of assets containing customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

    Limitation on Merger, Consolidation or Sale of Assets

        We will not consolidate or merge with or into Holdings, whether or not we are the surviving entity.

        We will not consolidate or merge with or into (whether or not we are the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless:

  (1)
  either:

  (a)
  we are the surviving corporation; or

    (b)
    the Person formed by or surviving any such consolidation or merger (if other than us) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made:

    •
    is a corporation or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia; and

    •
    assumes all of our obligations under the exchange notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

  (2)
  immediately after such transaction no Default or Event of Default exists; and

  (3)
  except in the case of a our merger with or into a Wholly Owned Restricted Subsidiary of us (other than a Receivables Subsidiary), we or the entity or Person formed by or surviving any such consolidation or merger (if other than us), or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock."

        For purposes of this covenant, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more of our Subsidiaries, which properties and assets, if held by us instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of us on a consolidated basis, will be deemed to be the transfer of all or substantially all of our properties and assets.

        The foregoing clause (3) of this covenant will not prohibit:

  (a)
  a merger between us and any of our Wholly Owned Subsidiaries created for the purpose of holding our Capital Stock;

  (b)
  a merger between us and any of our Wholly Owned Restricted Subsidiaries; or

  (c)
  a merger between us and an Affiliate incorporated solely for the purpose of reincorporating us in another State of the United States so long as, in each case, the amount of Indebtedness of us and our Restricted Subsidiaries is not increased thereby.

    Transactions with Affiliates

        We will not, and will not permit any of our Restricted Subsidiaries to:

  •
  make any payment to any Affiliate;

  •
  make any Investment in any Affiliate;

  •
  sell, lease, transfer or otherwise dispose of any of our or Restricted Subsidiaries' properties or assets to any Affiliate;

  •
  purchase any property or assets from any affiliate; or

  •
  enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

  (1)
  such Affiliate Transaction is on terms that are no less favorable to us or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by us or such Restricted Subsidiary with an unrelated Person; and

  (2)
  we deliver to the Trustee the following:

  •
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of our Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of our Board of Directors; and

  •
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing;

provided that each of the following will not be deemed an Affiliate Transaction:

  (a)
  transactions with suppliers or other purchasers or sales of goods or services, in each case, in the ordinary course of business, including, without limitation, pursuant to joint venture agreements, and otherwise in accordance with the terms of the Indenture which are fair to us, in the good faith determination of our Board of Directors or our senior management and are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

  (b)
  any employment agreements, stock option or other compensation agreements or plans (and the payment of amounts or the issuance of securities thereunder) and other reasonable fees, compensation, benefits and indemnities paid or entered into by us or any of our Restricted Subsidiaries in the ordinary course of business of us or such Restricted Subsidiary to or with our or our Restricted Subsidiaries' officers, directors or employees;

  (c)
  transactions between or among us and/or our Restricted Subsidiaries;

  (d)
  sales or other transfers or dispositions of accounts receivable and other related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Subsidiary in a Qualified Receivables Transaction, and acquisitions of Permitted Investments in connection with a Qualified Receivables Transaction; and

  (e)
  Restricted Payments, other than Restricted Investments, that are permitted by the provisions of the Indenture described above under the caption "—Limitation on Restricted Payments."

    Limitations on Lines of Business

        We will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses.

  Reports to Holders

        Whether or not required by the rules and regulations of the SEC, so long as any exchange notes are outstanding, we will make available to the holders of exchange notes:

  •
  all annual and quarterly financial information that would be required to be contained in a filing with the Commission on Forms 10-K and 10-Q if we were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of us and our consolidated Subsidiaries and, with respect to the annual information only, a report thereon by our certified independent accountants; and

  •
  all current reports that would be required to be filed with the Commission on Form 8-K if we were required to file such reports,

in each case, within the time periods set forth in the Commission's rules and regulations.

        In addition, whether or not required by the rules and regulations of the Commission, at any time after the effective date of the Exchange Offer Registration Statement, of which this prospectus is a part of, we will file a copy of all such information and reports with the Commission for public availability within the time periods set forth in the Commission's rules and regulations, unless the Commission will not accept such a filing, and make such information available to securities analysts and prospective investors upon request.

        In addition, at all times that the Commission does not accept the filings provided for in the preceding paragraph, we have agreed that, for so long as any exchange notes remain outstanding, we will furnish to the holders of the exchange notes and to securities analysts and prospective investors, upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

        Each of the following constitutes an Event of Default:

  (1)
  default for 30 days in the payment when due of interest on, or additional interest with respect to, the exchange notes;

  (2)
  default in payment when due of the principal of or premium, if any, on the exchange notes;

  (3)
  failure by us or any of our Restricted Subsidiaries for 30 days after notice by the Trustee or by the holders of at least 25% in principal amount of exchange notes then outstanding to comply with the provisions described under the captions "—Repurchase at the Option of Holders—Change of Control Offer" or "—Repurchase at the Option of Holders—Asset Sale Offer" or "—Certain Covenants—Limitation on Restricted Payments" or "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock";

  (4)
  failure by us or any of our Restricted Subsidiaries for 60 days after notice by the Trustee or by the holders of at least 25% in principal amount of exchange notes then outstanding to comply with any of its other agreements in the Indenture or the exchange notes;

  (5)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by us or any of our Restricted Subsidiaries (or the payment of which is guaranteed by us or any of our

    Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default:

    •
    is caused by a failure to pay principal of such Indebtedness after giving effect to any grace period provided in such Indebtedness (a "Payment Default"); or

    •
    results in the acceleration of such Indebtedness prior to its stated maturity; and

    in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

  (6)
  failure by us or any of our Subsidiaries to pay final judgments aggregating in excess of $20.0 million (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing), which judgments are not paid, discharged or stayed for a period of 60 days;

  (7)
  we or any our Significant Subsidiaries or any group of Subsidiaries that, taken as a whole would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

  (A)
  commence a voluntary case,

  (B)
  consent to the entry of an order for relief against it in an involuntary case,

  (C)
  consent to the appointment of a Custodian of it or for all or substantially all of its property,

  (D)
  make a general assignment for the benefit of its creditors, or

  (E)
  generally are not paying its debts as they become due;

  (8)
  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

  (A)
  is for relief against us or any of our Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case,

  (B)
  appoints a Custodian of us or any of our Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of us or our Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

  (C)
  orders the liquidation of us or any of our Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 consecutive days;

  (9)
  default by Holdings in payment when due of the principal of the senior discount debentures of Holdings; and

  (10)
  default by Holdings for 30 days in the payment when due of interest on the senior discount debentures of Holdings.

        If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding exchange notes may declare all of the notes to be due and payable immediately in an amount equal to:

  •
  the Accreted Value of the exchange notes outstanding on the date of acceleration, if such acceleration occurs prior to November 15, 2005; or

  •
  all principal of and accrued and unpaid interest on the exchange notes outstanding on the date of acceleration, if such acceleration occurs on or after November 15, 2005.

        If an Event of Default specified in clause (7) above occurs, then the unpaid principal of and premium, if any, and accrued and unpaid interest on all of the exchange notes will become immediately due and payable in an amount equal to:

  •
  the Accreted Value of the exchange notes outstanding on the date of acceleration, if such acceleration occurs prior to November 15, 2005; or

  •
  all principal of and accrued and unpaid interest on the exchange notes outstanding on the date of acceleration, if such acceleration occurs on or after November 15, 2005 without any declaration or other act on the part of the Trustee or any holder of the exchange notes.

        Holders of the exchange notes may not enforce the Indenture or the exchange notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding exchange notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the exchange notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

        In the event of a declaration of acceleration of the exchange notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (5) of the fourth preceding paragraph, the declaration of acceleration of the exchange notes will be automatically annulled if the holders of any Indebtedness described in such clause (5) have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if:

  •
  the annulment of the acceleration of exchange notes would not conflict with any judgment or decree of a court of competent jurisdiction; and

  •
  all existing Events of Default, except nonpayment of principal or interest on the exchange notes that became due solely because of the acceleration of the notes, have been cured or waived.

        The holders of a majority in aggregate principal amount of the exchange notes then outstanding by notice to the Trustee may on behalf of the holders of all of the exchange notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the exchange notes.

        We are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and we are required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        None of our directors, officers, employees, organizers or members, as such, will have any liability for any of our obligations under the exchange notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of exchange notes by accepting an exchange note waives and releases all such personal liability. Such waiver is not effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

        We may, at our option and at any time, elect to have all of our obligations discharged with respect to the outstanding exchange notes ("Legal Defeasance") except for:

  •
  the rights of holders of outstanding exchange notes to receive payments in respect of the principal of, premium, if any, and interest, including additional interest, on such exchange notes when such payments are due from the trust referred to below;

  •
  our obligations with respect to the exchange notes concerning issuing temporary exchange notes, registration of exchange notes, mutilated, destroyed, lost or stolen exchange notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  •
  the rights, powers, trusts, duties and immunities of the Trustee, and our obligations in connection therewith; and

  •
  the Legal Defeasance provisions of the Indenture.

        In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations will not constitute a Default or Event of Default with respect to the exchange notes. In the event Covenant Defeasance occurs, certain events (other than non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "—Events of Default and Remedies" will no longer constitute an Event of Default with respect to the exchange notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  we must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the exchange notes, cash in U.S. dollars, non-callable government securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest, including additional interest, on the outstanding exchange notes on the stated maturity or on the applicable redemption date, as the case may be, and we must specify whether the exchange notes are being defeased to maturity or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, we must deliver to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

  •
  we have received from, or there has been published by, the Internal Revenue Service a ruling; or

  •
  since the Issue Date, there has been a change in the applicable federal income tax law;

    in either case, to the effect that, and based thereon such opinion of counsel must confirm that, subject to customary assumptions and exclusions, the holders of the outstanding exchange notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, we must deliver to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the holders of the outstanding exchange notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default will have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the financing of amounts to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument, other than the Indenture, to which we or any of our Subsidiaries is a party or by which we or any of our Subsidiaries is bound;

  (6)
  we must deliver to the Trustee an opinion of counsel to the effect that, subject to customary assumptions and exclusions, which assumptions and exclusions must not relate to the operation of Section 547 of the United States Bankruptcy Code or any analogous New York State law provision, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

  (7)
  we must deliver to the Trustee an officers' certificate stating that the deposit was not made by us with the intent of preferring the holders of exchange notes over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or others; and

  (8)
  we must deliver to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Transfer and Exchange

        A holder may transfer or exchange the exchange notes in accordance with the Indenture. The Registrar and the Trustee may require a holder to, among other things, furnish appropriate endorsements and transfer documents, and we may require a holder to pay any taxes and fees required by law or permitted by the Indenture. We are not required to transfer or exchange any exchange notes selected for redemption. Also, we are not required to transfer or exchange any exchange notes for a period of 15 days before a selection of exchange notes to be redeemed.

        The registered holder of exchange notes will be treated as the owner of it for all purposes.

Amendment, Supplement and Waiver

        Subject to certain exceptions, the Indenture or the exchange notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the exchange notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the exchange notes), and any existing default or compliance with any provision of the Indenture or the exchange notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding exchange notes, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the exchange notes.

        However, without the consent of each holder of an outstanding note affected, an amendment or waiver may not (with respect to any exchange notes held by a non-consenting holder):

  •
  reduce the principal amount of exchange notes whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the principal of or change the fixed maturity of any exchange notes or alter the provisions with respect to the redemption of the exchange notes, other than provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders", or amend or modify the calculation of the Accreted Value so as to reduce the amount of the Accreted Value of the exchange notes;

  •
  reduce the rate of or change the time for payment of interest on any exchange note;

  •
  waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the exchange notes except a rescission of acceleration of the exchange notes by the holders of at least a majority in aggregate principal amount at maturity of the exchange notes and a waiver of the payment default that resulted from such acceleration;

  •
  make any exchange note payable in money other than that stated in the exchange notes;

  •
  make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of exchange notes to receive payments of principal of or premium, if any, or interest on the exchange notes;

  •
  waive a redemption payment with respect to any exchange note other than a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders"; or

  •
  make any change in the foregoing amendment and waiver provisions.

        Notwithstanding the foregoing, we and the Trustee may amend or supplement the Indenture or the exchange notes without the consent of any holder of exchange notes:

  •
  to cure any ambiguity, defect or inconsistency;

  •
  to provide for uncertificated exchange notes in addition to or in place of certificated exchange notes;

  •
  to provide for the assumption of our obligations to holders of exchange notes in the case of a merger or consolidation;

  •
  to make any change that would provide any additional rights or benefits to the holders of exchange notes or that does not adversely affect the legal rights under the Indenture of any such holder; or

  •
  to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

        The consent of the holders of the exchange notes will not be necessary to approve the particular form of any proposed amendment or waiver. It will be sufficient if such consent approves the substance of the proposed amendment or waiver.

        After an amendment, supplement or waiver becomes effective, we are required to mail to the holders of the notes a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all holders, or any defect therein, will not impair or affect the validity of the amendment, supplement or waiver.

Concerning the Trustee

        U.S. Bank National Association is to be the Trustee under the Indenture and has been appointed by us as Registrar and Paying Agent with regard to the notes.

        The Indenture contains certain limitations on the rights of the Trustee, should it become our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

        The holders of a majority in principal amount at maturity of the then outstanding exchange notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs which is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of exchange notes, unless such holder will have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Book-Entry, Delivery and Form

        The exchange notes are being offered in exchange for the initial notes. Except as set forth below, the exchange notes will be issued in registered, global form in minimum denominations of $1 and integral multiples in excess thereof.

        The exchange notes will be represented by one or more notes in registered, global form without interest coupons (collectively, the "Global Notes"). The Global Notes will be deposited upon issuance with the Trustee as custodian for the Depository Trust Company ("DTC") in New York, New York and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below. Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to DTC or another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See "—Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of the notes in certificated form.

Depository Procedures

        The following description of the operations and procedures of DTC, Euroclear and Clearstream, Luxembourg are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

        We have been advised by DTC, Clearstream, Luxembourg and Euroclear, respectively, as follows:

        DTC.    DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

        Euroclear.    Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

        Euroclear is operated by the Euroclear operator, under contract with Euroclear plc, a U.K. corporation. The Euroclear operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

        The Euroclear operator is a Belgian bank. The Belgian Banking SEC and the National Bank of Belgium regulate and examine the Euroclear operator.

        The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear operator. Specifically, these terms and conditions govern:

  •
  transfers of securities and cash within Euroclear;

  •
  withdrawal of securities and cash from Euroclear; and

  •
  receipt of payments with respect to securities in Euroclear.

        All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

        Distributions with respect to exchange notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear operator.

        Clearstream, Luxembourg.    Clearstream, Luxembourg has advised us that it was incorporated as a limited liability company under Luxembourg law. Clearstream, Luxembourg is owned by Cedel International, société anonyme, and Deutsche Börse AG. The shareholders of these two entities are banks, securities dealers and financial institutions.

        Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thus eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in many currencies, including United States dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg interfaces with domestic markets in a number of countries. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of Euroclear, or the Euroclear operator, to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

        As a registered bank in Luxembourg, Clearstream, Luxembourg is subject to regulation by the Luxembourg SEC for the Supervision of the Financial Sector. Clearstream, Luxembourg customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream, Luxembourg customers are limited to securities brokers and dealers and banks. Other institutions that maintain a custodial relationship with a Clearstream, Luxembourg customer may obtain indirect access to Clearstream, Luxembourg. Clearstream, Luxembourg is an indirect participant in DTC.

        Distributions with respect to the exchange notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream, Luxembourg.

        Investors in the Global Notes that are participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Notes that are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream, Luxembourg) which are participants in such system. Euroclear and Clearstream, Luxembourg will hold interests in the Global Notes on behalf of their participants and customers through customers' securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank, S.A./N.V., as operator of Euroclear, and Citibank N.A., as operator of Clearstream, Luxembourg. These depositories, in turn, will hold these positions in their names on the books of DTC. All interests in a Global Note, including those held through Euroclear or Clearstream, Luxembourg, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream, Luxembourg may also be subject to the procedures and requirements of those systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of a person having beneficial interests in a Global Note to pledge interests to persons that do not participate in the DTC system, or otherwise take actions in respect of these interests, may be affected by the lack of a physical certificate evidencing these interests.

        Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

        Payments in respect of the principal of, and interest and premium and additional interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the issuer and the Trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuer, nor the Trustee, nor any agent of the Issuer or Trustee has or will have any responsibility or liability for:

  •
  any aspect of DTC's records or any participant's or indirect participant's records relating to or payments made on account of the beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the Global Notes; or

  •
  any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

        DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the exchange notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the Trustee or the issuer. Neither the issuer nor the Trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the notes, and the issuer and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between Euroclear participants and Clearstream, Luxembourg customers will be effected in accordance with their respective rules and operating procedures.

        Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the participants in DTC, on the one hand, and Euroclear participants or Clearstream, Luxembourg customers, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its respective U.S. depositary; however, these cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream, Luxembourg customers may not deliver instructions directly to their respective U.S. depositaries.

        Because of time-zone differences, credits of notes received in Euroclear or Clearstream, Luxembourg as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such notes settled during such processing will be reported to the relevant Euroclear participants or Clearstream, Luxembourg customers on such business day. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of notes by or through a Euroclear participant or a Clearstream, Luxembourg customer to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day following settlement in DTC.

        DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which the participant or participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its participants.

        Although DTC, Euroclear and Clearstream, Luxembourg have agreed to the foregoing procedures to facilitate transfers of interests in the relevant Global Notes among participants in DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or to continue to perform those procedures, and may discontinue those procedures at any time. Neither the issuer, nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations. We or the trustee for the exchange notes may conclusively rely on, and will be protected in relying on, instructions from DTC, Euroclear or Clearstream, Luxembourg, for all purposes.

Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for definitive notes in registered certificated form ("Certificated Notes") if:

  •
  DTC (a) notifies us that it is unwilling or unable to continue as depository for the Global Notes and we fail to appoint a successor depository or (b) has ceased to be a clearing agency registered under the Exchange Act;

  •
  we, at our option, instruct the Trustee in accordance with the Indenture that such Global Note shall be so exchangeable; or

  •
  there has occurred and is continuing an Event of Default with respect to the notes and the Registrar has received a request from DTC.

Registration Rights; Additional Interest

        In connection with the issuance of the initial notes, we entered into a Registration Rights Agreement. The following summary of selected provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to the Registration Rights Agreement. Copies of the Registration Rights Agreement will be available upon request as described under "Where You Can Find More Information."

        Pursuant to the Registration Rights Agreement, we agreed, at our expense:

  •
  by the 120th day after May 6, 2003 to file a registration statement, of which this prospectus forms a part of, (the "exchange offer registration statement") with the Commission with respect to a registered exchange offer to exchange the initial notes for the exchange notes, which will have terms substantially identical in all material respects except that exchange notes will not contain terms with respect to transfer restrictions and payment of additional interest; and

  •
  by the 180th day after May 6, 2003, to use our best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act.

        Upon the effectiveness of the exchange offer registration statement, pursuant to the registered exchange offer, we will offer to the holders of the initial notes the opportunity to exchange their exchange notes for the exchange notes. We will use our best efforts to keep the registered exchange offer effective for not less than 30 days (or longer if required by applicable law) after the date notice of the registered exchange offer is mailed to the holders of the exchange notes. We will consummate the registered exchange offer not later than 210th day after May 6, 2003. For each initial note surrendered to us pursuant to the registered exchange offer, the holder of such initial note will receive an exchange note having a principal amount equal to that of the surrendered initial note.

        Based on existing interpretations of the Securities Act by the staff of the Commission set forth in several no-action letters to third parties, we believe that the exchange notes would in general be freely transferable after the completion of the registered exchange offer without further compliance with the registration and prospectus delivery requirements of the Securities Act. However, any holder of the exchange notes who is our affiliate or who intends to participate in the registered exchange offer for the purpose of distributing the exchange notes:

  •
  will not be able to rely on these interpretations of the staff of the Commission;

  •
  will not be entitled to tender its initial notes in the registered exchange offer; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the initial notes unless such sale or transfer is made pursuant to an exemption from such requirements.

        We do not intend to seek our own no-action letter, and we cannot assure you that the staff of the SEC would make a similar determination with respect to the exchange notes as it has in its no action letters to other third parties.

        Each holder of initial notes that wishes to exchange its initial notes for exchange notes in the registered exchange offer will be required to make certain representations, including representations that:

  •
  any exchange notes to be received by it will be acquired in the ordinary course of its business;

  •
  it has no arrangement or understanding with any person to participate in the distribution of the exchange notes; and

  •
  it is not our "affiliate," as defined in Rule 405 under the Securities Act, or if it is our affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

        In addition, in connection with any resales of the exchange notes, any broker-dealer which acquired initial notes for its own account as a result of market-making or other trading activities, which we refer to as "exchanging broker-dealers," must deliver a prospectus meeting the requirements of the Securities Act. The Commission has taken the position that exchanging broker-dealers may fulfill their prospectus delivery requirements with respect to the exchange notes with the prospectus contained in the exchange offer registration statement. Under the Registration Rights Agreement, we are required to allow exchanging broker-dealers and other persons, if any, subject to similar prospectus delivery requirements, to use the prospectus contained in the exchange offer registration statement in connection with the resale of the exchange notes.

        If applicable interpretations of the staff of the SEC do not permit us to effect such a registered exchange offer, or if for any other reason the exchange offer registration statement is not effective by the 180th day after May 6, 2003, we will, at our expense:

  •
  as promptly as practicable, but not later than 120 days after being so required or requested, file a shelf registration statement covering resales of the securities;

  •
  use our best efforts to cause the shelf registration statement to be declared effective under the Securities Act, but not later than 180 days after being so required or requested; and

  •
  use our best efforts to keep effective the shelf registration statement until two years after the date of effectiveness of the shelf registration statement.

        If we are required to file the shelf registration statement as described above, we will provide to each holder of the initial notes copies of the prospectus, which is a part of the shelf registration statement, notify each such holder when the shelf registration statement for the exchange notes has become effective and take certain other actions as are required to permit unrestricted resales of the initial notes. A holder of initial notes who sells the securities pursuant to the shelf registration statement generally would be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder (including certain indemnification obligations).

        Additional interest with respect to the notes will be payable if any of the following events occur:

  •
  if we fail to file any of the exchange offer registration statement or the shelf registration statement required by the Registration Rights Agreement on or before the date specified for such filing;

  •
  if any of the exchange offer registration statement or the shelf registration statement is not declared effective by the SEC on or prior to the date specified for such effectiveness;

  •
  if we fail to consummate the registered exchange offer within 210 days after May 6, 2003, or

  •
  if the exchange offer registration statement or the shelf registration statement is declared effective but:

  (1)
  such registration statement ceases to be effective, prior to expiration of the time periods described in the Registration Rights Agreement, if so required; or

  (2)
  such registration statement ceases to be useable in connection with resales of securities prior to expiration of the time periods described in the Registration Rights Agreement, if so required.

        Additional interest will accrue at a rate of $0.05 per week per $1,000 principal amount of initial notes for the first 90-day period from and including the date on which any of the previous events occur. The amount of additional interest will increase by an additional $0.05 per week per $1,000 principal amount of initial notes with respect to each subsequent 90-day period until all such events have been cured, up to a maximum additional interest of $0.25 per week per $1,000 principal amount of initial notes. We will pay any additional interest on regular interest payment dates. This additional interest will be in addition to any other interest payable from time to time with respect to the initial notes and the exchange notes. Following the cure of all of the events described in the immediately preceding paragraph, additional interest will cease to accrue.

        The Registration Rights Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

        The information set forth above concerning certain interpretations and positions taken is not intended to constitute legal advice, and you should consult your own legal advisors with respect to these matters.

Certain Definitions

        Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Accreted Value" means, as of any date of determination prior to November 15, 2005, with respect to any note, the sum of:

  (1)
  the initial offering price (which will be calculated by discounting the aggregate principal amount at maturity (not including any contingent principal and accreted interest thereon) of such note at a rate of 16.0% per annum, compounded semi-annually on each May 15 and November 15 from November 15, 2005, to the Issue Date) of such new note;

  (2)
  the portion of excess of the aggregate principal amount at maturity (not including any contingent principal and accreted interest thereon) of such note over the initial offering price of such note which will have been accreted thereon through such date, such amount to be so accreted on a daily basis at a rate of 16.0% per annum of the initial offering price of such note, compounded semi-annually on each May 15 and November 15 from the Issue Date through the date of determination, computed on the basis of a 360-day year of twelve 30-day months;

  (3)
  the applicable initial offering price (which will be calculated by discounting the aggregate principal amount at maturity of each contingent principal, if any, at a rate of 16.0% per annum, compounded semi-annually on each May 15 and November 15 from November 15, 2005, to the applicable date of original issuance) of each such contingent principal, if any; and

  (4)
  the portion of excess of the aggregate principal amount at maturity of each contingent principal, if any, over the applicable initial offering price of such contingent principal which will have been accreted thereon through such date, such amount to be so accreted on a daily basis at a rate of 16.0% per annum of the applicable initial offering price of such contingent principal, compounded semi-annually on each May 15 and November 15 from the applicable date of original issuance of such contingent principal through the date of determination, computed on the basis of a 360-day year of twelve 30-day months.

        "Acquired Debt" means, with respect to any specified Person:

  (1)
  Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person; and

  (2)
  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person or assumed in connection with the acquisition of any asset used or useful in a Permitted Business acquired by such specified Person; provided that such Indebtedness was not incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, or such acquisition, as the case may be.

        "Additional Notes" has the meaning set forth under "—Additional Notes" above.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. Beneficial ownership of 10% or more of the voting securities of a Person will be deemed to be control.

        "Asset Sale" means, in the case of either clause (1) or (2) below, whether in a single transaction or a series of related transactions that have a fair market value (as determined in good faith by our Board of Directors) in excess of $1.0 million or for net cash proceeds in excess of $1.0 million:

  (1)
  the sale, lease (other than an operating lease), conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than in the ordinary course of business consistent with past practices, provided that the sale, lease (other than an operating lease), conveyance or other disposition of all or substantially all of our and our Restricted Subsidiaries' assets taken as a whole will be governed by the provisions of the Indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control Offer" and/or the provisions described above under the caption "—Certain Covenants—Limitation on Merger, Consolidation or Sale of Assets" and not by the provisions described above under the caption, "Repurchase at the Option of Holders—Asset Sale Offer"); and

  (2)
  the sale by us and the issue or sale by any of our Restricted Subsidiaries of Equity Interests of any of our Subsidiaries.

Notwithstanding the foregoing none of the following will be deemed to be Asset Sales:

  (a)
  a transfer of assets by us to our Wholly Owned Restricted Subsidiary (other than a Receivables Subsidiary) or by our Wholly Owned Restricted Subsidiary (other than a Receivables Subsidiary) to us or to our Wholly Owned Restricted Subsidiary (other than a Receivables Subsidiary);

  (b)
  an issuance of Equity Interests by our Restricted Subsidiary to us or to our Wholly Owned Restricted Subsidiary (other than a Receivables Subsidiary);

  (c)
  a Restricted Payment that is permitted by the covenant described above under the caption "—Certain Covenants—Limitation on Restricted Payments";

  (d)
  the sale and leaseback of any assets within 90 days of the acquisition of such assets;

  (e)
  foreclosures on assets;

  (f)
  the clearance of inventory; and

  (g)
  the sale, conveyance or other disposition of accounts receivables and related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Subsidiary or by a Receivables Subsidiary in connection with a Qualified Receivables Transaction.

        "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

        "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participation, rights or other equivalents, however designated, of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership or membership interest, whether general or limited; and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Cash Equivalents" means:

  (1)
  securities issued or unconditionally and fully guaranteed or insured by the full faith and credit of the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition;

  (2)
  obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's");

  (3)
  certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Congress Credit Facility or with any domestic commercial bank having capital and surplus in excess of $250.0 million;

  (4)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1) and (3), above entered into with any financial institution meeting the qualifications specified in clause (3) above;

  (5)
  commercial paper having one of the two of the highest ratings obtainable from either Moody's or S&P and in each case maturing within one year after the date of acquisition; and

  (6)
  investments in funds investing exclusively in investments of the types described in clauses (1) through (5) above.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the sale, lease, transfer, conveyance or other disposition (other than by merger or consolidation), in one or a series of related transactions, of all or substantially all of our and our Subsidiaries' assets taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), other than the Principals and their Related Parties;

  (2)
  the adoption of a plan relating to our liquidation or dissolution;

  (3)
  the consummation of any transaction (including any merger or consolidation) the result of which is that:

  (a)
  any "person" (as defined above), other than the Principal and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of 40% or more of our Voting Stock (measured by voting power rather than number of shares); and

  (b)
  the Principals and their Related Parties beneficially own, directly or indirectly, in the aggregate a lesser percentage of our Voting Stock than such other "person";

  (4)
  the first day on which a majority of the members of our Board of Directors are not Continuing Directors; or

  (5)
  we consolidate with, or merge with or into, any Person, or any Person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock is converted into or exchanged for cash, securities or other property, other than any such transaction where:

  (a)
  our Voting Stock outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person; and

  (b)
  the "beneficial owners" (as defined above) of our Voting Stock immediately prior to such transaction own, directly or indirectly through one or more subsidiaries, not less than a majority of the total Voting Stock of the surviving or transferee corporation immediately after such transaction.

        Under New York law, which governs the Indenture, the determination of whether a transaction involves "all or substantially all" of our Subsidiaries' assets will depend primarily on whether the assets involved are central to our corporate purposes and objectives.

        "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

  (1)
  plus an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income of such Person and its Restricted Subsidiaries);

  (2)
  plus provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income;

  (3)
  plus consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income;

  (4)
  plus depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash charge that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income;

  (5)
  plus any interest expense on Indebtedness of another Person that is Guaranteed by such Person or any of its Restricted Subsidiaries or secured by a Lien on assets of such Person or any of its Restricted Subsidiaries, in each case, to the extent that such interest expense is deducted in computing such Consolidated Net Income;

  (6)
  minus non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, provided that:

  (1)
  the Net Income, but not loss, of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof;

  (2)
  the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded; and

  (3)
  the cumulative effect of a change in accounting principles will be excluded.

        "Continuing Directors" means, as of any date of determination, any member of our Board of Directors who:

  (1)
  was a member of such Board of Directors on the Issue Date; or

  (2)
  was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were either members of such Board at the time of such nomination or election or are successor Continuing Directors appointed by such Continuing Directors, or their successors.

        "Credit Facilities" means, with respect to us, one or more debt facilities (including, without limitation, the Congress Credit Facility and the TPG-MD Investment Notes Payable) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Indebtedness under Credit Facilities outstanding on the Issue Date will be deemed to have been incurred on such date in reliance on the exceptions provided by clauses (1) and (2) of the definition of Permitted Debt.

        "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the notes mature; provided, however, that

  (1)
  a class of Capital Stock will not be Disqualified Stock hereunder solely as the result of any maturity or redemption that is conditioned upon, and subject to, compliance with the covenant described above under the caption "—Certain Covenants—Limitation on Restricted Payments;" and

  (2)
  Capital Stock issued to any plan for the benefit of our employees or our subsidiaries or by any such plan to such employees will not constitute Disqualified Stock solely because it may be required to be repurchased by us in order to satisfy applicable statutory or regulatory obligations.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

        "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

  (1)
  the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations; provided, however, that in no event will any amortization of deferred financing costs incurred in connection with the Recapitalization be included in Fixed Charges;

  (2)
  the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

  (3)
  any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; and

  (4)
  the product of:

  (a)
  (without duplication) (i) all dividends paid or accrued in respect of Disqualified Stock which are not included in the interest expense of such Person for tax purposes for such period; and (ii) all cash dividend payments on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in our Equity Interests (other than Disqualified Stock); times

  (b)
  a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

        "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that we or any of our Restricted Subsidiaries incur, assume, Guarantee, repay or redeem any Indebtedness (other than revolving credit borrowings) or issue or redeem preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above:

  (1)
  acquisitions that have been made by us or any of our Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow and Fixed Charges for such reference period will be calculated without giving effect to clause (2) of the proviso set forth in the definition of Consolidated Net Income and will reflect any pro forma expense and cost reductions attributable to such acquisitions (to the extent such expense and cost reduction would be permitted by the SEC to be reflected in pro forma financial statements included in a registration statement filed with the SEC);

  (2)
  the Consolidated Cash Flow and Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded and Consolidated Cash Flow will reflect any pro forma expense or cost reductions relating to such discontinuance or disposition (to the extent such expense or cost reductions would be permitted by the SEC to be reflected in pro forma financial statements included in a registration statement filed with the SEC); and

  (3)
  the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date; provided, however, that all reports and other financial information provided by us to the holders of the notes, the Trustee and/or the SEC must be prepared in accordance with GAAP, as in effect on the date of such report or other financial information.

        "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

  (1)
  interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

  (2)
  other agreements or arrangements designed to protect such Person against fluctuations in interest rates or the value of foreign currencies.

        "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date will be:

  (1)
  the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest; and

  (2)
  the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons, including Affiliates, in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If we or any of our Restricted Subsidiaries sell or otherwise dispose of any Equity Interests of any of our direct or indirect Restricted Subsidiaries such that, after giving effect to any such sale or disposition, such Person is no longer our Restricted Subsidiary, we will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Limitation on Restricted Payments."

        "Issue Date" means the date on which initial notes were first issued and authenticated under the Indenture.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, and any option or other agreement to sell or give a security interest therein.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

  (1)
  any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with:

  (a)
  any Asset Sale (including dispositions pursuant to sale and leaseback transactions) or

  (b)
  the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and

  (2)
  any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

        "Net Proceeds" means the aggregate cash proceeds received by us or any of our Restricted Subsidiaries in respect of any Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any payments that are required to be made under the Tax Sharing Agreement), amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under the Credit Facilities) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

        "Non-Recourse Debt" means Indebtedness:

  (1)
  as to which neither we nor any of our Restricted Subsidiaries:

  (a)
  provide(s) credit support of any kind, including any undertaking, agreement or instrument that would constitute Indebtedness; or

  (b)
  are/is directly or indirectly liable (as a guarantor or otherwise); and

  (2)
  as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of us or any of our Restricted Subsidiaries, including the stock of such Unrestricted Subsidiary.

        "Obligations" means, with respect to any Indebtedness, any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Permitted Business" means the design, manufacture, importing, exporting, distribution, marketing, licensing and wholesale and retail sale of apparel, housewares, home furnishings and related items, and businesses reasonably related thereto.

        "Permitted Investments" means:

  (1)
  any Investment in us or in our Restricted Subsidiary (other than a Receivables Subsidiary);

  (2)
  any Investment in Cash and Cash Equivalents;

  (3)
  any Investment by us or any Restricted Subsidiary in a Person, if as a result of such Investment:

  (a)
  such Person becomes our Restricted Subsidiary (other than a Receivables Subsidiary); or

  (b)
  such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, us or our Restricted Subsidiary (other than a Receivables Subsidiary);

  (4)
  any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sale Offer" or any transaction not constituting an Asset Sale by reason of the $1.0 million threshold contained in the definition thereof;

  (5)
  any acquisition of assets solely in exchange for the issuance of our Equity Interests (other than Disqualified Stock);

  (6)
  Hedging Obligations entered into in the ordinary course of our business or our Restricted Subsidiaries' businesses and otherwise in compliance with the Indenture;

  (7)
  loans and advances to employees and officers of us and our Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $5.0 million at any one time outstanding;

  (8)
  additional Investments not to exceed $25.0 million at any one time outstanding;

  (9)
  Investments in securities of trade creditors or customers received in settlement of obligations or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; and

  (10)
  Investments by us or a Restricted Subsidiary in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person, in each case, in connection with a Qualified Receivables Transaction, provided that any Investment in any such Person is in the form of a Purchase Money Note, any equity interest or interests in accounts receivable and related assets generated by us or a Restricted Subsidiary and transferred to any Person in connection with a Qualified Receivables Transaction or any such Person owning such accounts receivable.

        "Permitted Liens" means:

  (1)
  Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

  (2)
  Liens on assets of Restricted Subsidiaries securing Indebtedness of Restricted Subsidiaries permitted to be incurred under the Indenture;

  (3)
  Liens securing the notes;

  (4)
  Liens securing our obligations under the Congress Credit Facility;

  (5)
  Liens of us or a Wholly Owned Restricted Subsidiary on assets of any of our Restricted Subsidiaries;

  (6)
  Liens securing Permitted Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the indenture, provided, however, that such Liens:

  (a)
  are not materially less favorable to the holders of the notes and are not materially more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced; and

  (b)
  do not extend to or cover any property or assets of us or any of our Restricted Subsidiaries not securing the Indebtedness so refinanced;

  (7)
  Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which we or our Restricted

    Subsidiaries will have set aside on our/its books such reserves as may be required pursuant to GAAP;

  (8)
  statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, supplies, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent for a period of more than 60 days or being contested in good faith, if such reserve or other appropriate provision, if any, as will be required by GAAP will have been made in respect thereof;

  (9)
  Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance an other types of social security or similar obligations, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

  (10)
  judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment will not have been finally terminated or the period within which such proceedings may be initiated will not have expired;

  (11)
  easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of us or any of our Restricted Subsidiaries;

  (12)
  any interest or title of a lessor under any lease, whether or not characterized as capital or operating; provided that such Liens do not extend to any property or assets which is not leased property subject to such lease;

  (13)
  Liens securing Capital Lease Obligations and purchase money Indebtedness incurred in accordance with the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock;" provided, however, that:

  (a)
  the Indebtedness does not exceed the cost of such property or assets being acquired or constructed and is not be secured by any property or assets of us or any of our Restricted Subsidiaries other than the property and assets being acquired or constructed; and

  (b)
  the Lien securing such Indebtedness is created within 90 days of such acquisition or construction;

  (14)
  Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

  (15)
  Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

  (16)
  Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of us or any of our Restricted Subsidiaries, including rights of offset and set-off;

  (17)
  Liens securing Hedging Obligations which Hedging Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

  (18)
  Liens securing Acquired Debt incurred in accordance with the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock;" provided that:

  (a)
  such Liens secured such Acquired Debt at the time of and prior to the incurrence of such Acquired Debt by us or our Restricted Subsidiary and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Debt by us or our Restricted Subsidiary; and

  (b)
  such Liens do not extend to or cover any property or assets of us or any of our Restricted Subsidiaries other than the property or assets that secured the Acquired Debt prior to the time such Indebtedness became Acquired Debt of us or our Restricted Subsidiary and are not more favorable to the lienholders than those securing the Acquired Debt prior to the incurrence of such Acquired Debt by us or our Restricted Subsidiary;

  (19)
  leases or subleases granted to others not interfering in any material respect with our business or the business of our Restricted Subsidiaries;

  (20)
  Liens arising out of consignment or similar arrangements for the sale of goods entered into by us or any Restricted Subsidiary in the ordinary course of business; and

  (21)
  Liens or assets of a Receivables Subsidiary arising in connection with a Qualified Receivables Transaction.

        "Permitted Refinancing Indebtedness" means any Indebtedness of us or any of our Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, prepay, retire, renew, replace, defease or refund Indebtedness of us or any of our Subsidiaries (other than such Indebtedness described in clauses (1), (6), (7), (8), (9), (10), (11), (13) and (14) of the covenant described above under the caption "—Certain Covenants—Limitation Incurrence of Indebtedness and Issuance of Preferred Stock"); provided that:

  (1)
  the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, prepaid, retired, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith including premiums paid, if any, to the holders thereof);

  (2)
  such Permitted Refinancing Indebtedness has a final maturity date at or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, prepaid, retired, replaced, defeased or refunded;

  (3)
  if the Indebtedness being extended, refinanced, renewed, prepaid, retired, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

  (4)
  such Indebtedness is incurred either by us or by our Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

        "Principals" means TPG Partners II, L.P., a Delaware limited partnership.

        "Purchase Money Note" means a promissory note evidencing a line of credit, or evidencing other Indebtedness owed to us or any Restricted Subsidiary in connection with a Qualified Receivables Transaction, which note will be repaid from cash available to the maker of such note, other than amounts required to be established as reserves pursuant to agreement, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

        "Qualified Proceeds" means any of the following or any combination of the following:

  (1)
  cash;

  (2)
  Cash Equivalents;

  (3)
  long-term assets that are used or useful in a Permitted Business; and

  (4)
  the Capital Stock of any Person engaged primarily in a Permitted Business if, in connection with the receipt by us or any of our Restricted Subsidiaries of such Capital Stock, (A) such Person becomes a Wholly-Owned Restricted Subsidiary or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, us or any of our Wholly-Owned Restricted Subsidiaries.

        "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by us or any Restricted Subsidiary pursuant to which we or any Restricted Subsidiary may sell, convey or otherwise transfer to (1) a Receivables Subsidiary (in the case of a transfer by us or any Restricted Subsidiary) and (2) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of us or any Restricted Subsidiary and any asset related thereto including all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving accounts receivable.

        "Receivables Subsidiary" means a Wholly Owned Restricted Subsidiary which engages in no activities other than in connection with the financing of accounts receivables and which is designated by our Board of Directors (as provided below) as a Receivables Subsidiary:

  (1)
  no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which:

  (a)
  is guaranteed by us or any other Restricted Subsidiary, excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings;

  (b)
  is recourse to or obligates us or any other Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings; or

  (c)
  subjects any property or asset of us or any other Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

  (2)
  with which neither we nor any other Restricted Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to us or such other Restricted Subsidiary than those that might be obtained at the time from persons that are not our Affiliates, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

  (3)
  to which neither we nor any other Restricted Subsidiary has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

        Any such designation by our Board of Directors must be evidenced by us by filing with the Trustee a certified copy of the resolution of our Board of Directors giving effect to such designation and an officers' certificate certifying, to the best of such officer's knowledge and belief after consulting with counsel, that such designation complied with the foregoing conditions.

        "Related Party" with respect to any Principal means (1) any controlling stockholder or a majority of (or more) owned Subsidiary of such Principal or, in the case of an individual, any spouse or immediate family member of such Principal; or (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority (or more) controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (1).

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" means any Subsidiary of us other than an Unrestricted Subsidiary.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the Issue Date.

        "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by us or any Restricted Subsidiary which are reasonably customary in an accounts receivable transaction.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any Person:

  (1)
  any corporation, association or other business entity of which more than 50% of the total Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (2)
  any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

        "Tax Sharing Agreement" means the tax sharing agreement in effect as of the Issue Date among us, Holdings and any one or more of our subsidiaries, as amended from time to time, so long as the amount of our (or any Restricted Subsidiaries') payments for which we and our Restricted Subsidiaries are responsible, or the time when such payments are required to be made thereunder or any other of our rights, duties, and obligations thereunder are no less favorable to us than as provided in such agreement as in effect on the Issue Date, as determined in good faith by (1) a majority of the independent members of our Board of Directors if there are more than two independent members of our Board of Directors, or (2) if there are not more than two independent members of our Board of Directors, then a majority of the members of our Board of Directors and the independent members of our Board of Directors, if applicable.

        "Unrestricted Subsidiary" means any Subsidiary of us that is designated by our Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary:

  (1)
  is not party to any agreement, contract, arrangement or understanding with us or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to us or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not our Affiliates;

  (2)
  is a Person with respect to which neither we nor any of our Restricted Subsidiaries have/has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

  (3)
  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of us or any of our Restricted Subsidiaries.

Any such designation by our Board of Directors must be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "—Certain Covenants—Limitation on Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date. Our Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness and issuance of preferred stock by our Restricted Subsidiary of any outstanding Indebtedness or outstanding issue of preferred stock of such Unrestricted Subsidiary and such designation will only be permitted if:

    (a)
    such Indebtedness and preferred stock is permitted under the covenant described under the caption "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock"; and

    (b)
    no Default or Event of Default would exist following such designation.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying:

  (a)
  the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof; by

  (b)
  the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

  (2)
  the then outstanding principal amount of such Indebtedness.

        "Wholly Owned Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) must at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

DESCRIPTION OF OTHER INDEBTEDNESS

Congress Credit Facility

        On December 23, 2002, Operating Corp. and its wholly owned subsidiaries, J. Crew Inc., Grace Holmes, Inc. and H.F.D. No. 55, Inc., as borrowers, and Holdings and J. Crew International, Inc., a wholly owned subsidiary of Holdings, as guarantors, entered into the Congress Credit Facility which provides for a maximum credit availability of up to $180.0 million. The Congress Credit Facility provides for:

  •
  revolving loans of up to $160.0 million (including letter of credit accommodations and real property availability of $5.8 million); and

  •
  supplemental loans of up to $20.0 million each year during the period from April 15 to September 15.

        The Congress Credit Facility expires in December 2005. The total amount of availability is limited to the sum of 85% of eligible receivables, 90% of the net recovery percentage of inventories (as determined by inventory appraisal) for the period of August 1 through November 30, 85% of the net recovery percentage of inventories for the period December 1 through July 31 and the real estate availability of $5.8 million. The borrowers' obligations under the Congress Credit Facility are guaranteed by the guarantors and the Congress Credit Facility is secured by all of the assets of each of borrowers and guarantors.

        The Congress Credit Facility places several restrictions on the borrowers and the guarantors, including the incurrence of additional indebtedness, the payment of dividends and other distributions, the making of investments, the granting of loans and the making of capital expenditures. Under the Congress Credit Facility, Holdings and its subsidiaries are also required to maintain minimum levels of EBITDA, if excess availability is less than $15.0 million for any 30 consecutive day period.

        The Congress Credit Facility permits restricted payments (by way of dividends or other distributions) with respect to, among other things, the Company's capital stock payable solely in additional shares of its capital stock, the Company's tax sharing agreement, the Series A Preferred Stock of Holdings, the Series B Preferred Stock of Holdings and the 13 1/8% Senior Discount Debentures due 2008 of Holdings. The ability of the Company to declare dividends on its capital stock is also limited by Delaware law, which permits a company to pay dividends on its capital stock only out of its surplus or, in the even that it has no surplus, out of its net profits for the year in which a dividend is declared or for the immediately preceding fiscal year. Under the Congress Credit Facility, the assets of Operating Corp. and its subsidiaries are restricted. At February 1, 2003, Operating Corp. and its subsidiaries had $342,570,000 in total assets and $10,325,000 in stockholders' equity.

        The revolving loan facility bears interest at the prime rate plus 0.5% or the Eurodollar rate plus 2.5%. Supplemental loans bear interest at the prime rate plus 3.0%.

        The Congress Credit Facility was amended on February 7, 2003 to provide for an exclusion from the definition of "consolidated net income" of severance and other one-time employment-related charges of up to $6.7 million in the last quarter of fiscal 2002 and an exclusion of severance charges of up to $3.0 million in the first quarter of fiscal 2003. Holdings incurred pre-tax charges for severance and other one-time employment related expenses of $13.7 million in fiscal 2002.

        The Congress Credit Facility was again amended on April 4, 2003 to (a) consent to the formation of J. Crew Intermediate LLC and the issuance of the initial notes; (b) carve-out a $9.0 million one-time charge for non-current inventory from the EBITDA covenant; (c) reduce the minimum required EBITDA covenant levels, provided that not less than $94.5 million aggregate principal amount of outstanding senior discount debentures of Holdings were tendered in exchange for the initial notes as of May 6, 2003, and (d) eliminate the supplemental loan availability in fiscal 2003. Under the Congress

Credit Facility, "EBITDA" is defined to mean, with respect to any period, an amount equal to: (a) consolidated net income, plus (b) depreciation and amortization and other non-cash charges including imputed interest and deferred compensation (to the extent deducted in the computation of consolidated net income), all in accordance with generally accepted accounting principles, plus (c) interest expense (to the extent deducted in the computation of consolidated net income), plus (d) any provision for taxes (to the extent deducted in the computation of consolidated net income). As of August 2, 2003, there were $5.5 million of borrowings outstanding under the Congress Credit Facility.

TPG-MD Investment Notes Payable

        On February 4, 2003, Operating Corp. entered into a credit agreement with TPG-MD Investment, LLC which provides for a Tranche A loan in an aggregate principal amount of $10.0 million and a Tranche B loan in an aggregate principal amount of $10.0 million. The loans are due on February 5, 2008 and bear interest at 5.0% per annum payable semi-annually in arrears on January 31 and July 31, commencing on July 31, 2003. Interest will compound and be capitalized and added to the principal amount on each interest payment date. Payment of the loans is subordinated in right of payment to the prior payment of all senior debt and on the same terms as the senior subordinated notes of Operating Corp. The loans are guaranteed by certain subsidiaries of Operating Corp.

        The lender has the right, exercisable at anytime prior to the maturity date, to exchange the principal amount of and accrued and unpaid interest on the loans into shares of common stock of Holdings at an exercise price of $6.82 per share. The lender also has the right to require Operating Corp. to prepay the Tranche B loan without premium or penalty if Mr. Millard S. Drexler, Holdings' Chief Executive Officer, is terminated by Holdings and Operating Corp. without cause or Mr. Drexler resigns for good reason and certain minimum EBITDA targets are met by Holdings and its subsidiaries as more fully described in the credit agreement. Such prepayment is also subject to certain minimum excess availability requirements and the terms of existing debt agreements of Holdings and Operating Corp. In addition, the loans are subject to mandatory prepayment without premium or penalty in the event of a change of control (as defined in the credit agreement) or the consummation of an initial public offering of Holdings, subject in the latter event to certain minimum excess availability requirements immediately prior to prepayment.

Senior Subordinated Notes of Operating Corp.

        Operating Corp. issued the 10 3/8% senior subordinated notes due 2007, which we refer to as the "senior subordinated notes of Operating Corp.," on October 17, 1997 in an aggregate principal amount of $150.0 million under the indenture to the senior subordinated notes of Operating Corp. These notes are senior subordinated unsecured obligations of Operating Corp. and will mature on October 15, 2007. Cash interest on these notes accrues at the rate of 10 3/8% per annum and is payable semiannually in arrears on each April 15 and October 15 of each year to holders of record on the immediately preceding April 1 and October 1.

        Operating Corp. may redeem the senior subordinated notes of Operating Corp., in whole at any time or in part from time to time, at the following redemption prices, expressed as percentages of the principal amount thereof, if redeemed during the 12-month period commencing on October 15 of the years set forth below:

Year	Percentage
2003	103.458%
2004	101.729%
2005 and thereafter	100.000%

        In the event of a change of control (as defined in the indenture to the senior subordinated notes of Operating Corp.), each holder of senior subordinated notes of Operating Corp. has the right to require Operating Corp. to purchase such holder's notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date.

        The indenture to the senior subordinated notes of Operating Corp. contains covenants that, among other things:

  •
  limit the ability of Operating Corp. to enter into certain mergers or consolidations;

  •
  limit the ability of Operating Corp. to incur certain liens;

  •
  limit the ability of Operating Corp. and its subsidiaries to incur additional indebtedness;

  •
  limit the ability of Operating Corp. and its subsidiaries to pay dividends and make certain other restricted payments (as defined in the indenture to the senior subordinated notes of Operating Corp.); and

  •
  limit the ability of Operating Corp. and its subsidiaries to engage in certain transactions with affiliates.

        Under certain circumstances, Operating Corp. is required to make an offer to purchase senior subordinated notes of Operating Corp. at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase, with the proceeds of certain asset sales (as defined in the indenture to the senior subordinated notes of Operating Corp.).

        The indenture to the senior subordinated notes Operating Corp. contains certain customary events of default, which include:

  •
  the failure to pay interest and principal;

  •
  the failure to comply with certain covenants in the senior subordinated notes of Operating Corp. or such indenture;

  •
  a default under certain indebtedness;

  •
  the imposition of certain final judgments or warrants of attachment; and

  •
  certain events occurring under bankruptcy laws.

 MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes the U.S. federal income tax consequences of the acquisition, ownership and disposition of the notes that we believe to be material. This discussion does not describe all of the tax consequences that may be relevant to particular holders in light of their particular circumstances (including tax rules that are generally known or are of general application) or to holders subject to special rules, such as:

  •
  certain financial institutions;

  •
  insurance companies;

  •
  dealers in securities or foreign currencies;

  •
  persons holding initial notes or exchange notes as part of a "straddle," "hedge," or "conversion" transaction;

  •
  U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

  •
  partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

  •
  persons subject to the alternative minimum tax;

  •
  subchapter S corporations; and

  •
  tax exempt entities.

        This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, in each case as of the date hereof, changes to any of which subsequent to the date of this document may affect the tax consequences described herein, possibly with retroactive effect. This summary assumes that investors hold their initial notes, and will hold their exchange notes, as "capital assets" (generally, property held for investment) under the Code.

        Prospective purchasers of the exchange notes are urged to consult their tax advisors concerning the United States federal income tax consequences to them of acquiring, owning and disposing of the notes in light of their particular circumstances, as well as any consequences arising under the laws of any state, local and foreign taxing jurisdictions.

Tax Treatment of U.S. Holders

        As used herein, the term "U.S. Holder" means a beneficial owner of an initial note or exchange note that is for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a U.S. domestic corporation; or

  •
  any other person that is subject to tax on a net basis in respect of its income, gains and losses from this transaction.

  The Exchange Offer

        The exchange of initial notes for exchange notes in the exchange offer, as described under the heading "The Exchange Offer," will not constitute a taxable event for U.S. Holders.

  Classification and Issue Price of the Notes

        As a result of their contingent principal features, the notes are expected to be, and we intend to treat the notes as, subject to the Treasury regulations governing contingent payment debt instruments

(the "Contingent Payment Debt Regulations"). As described in more detail below, the application of the Contingent Payment Debt Regulations to the notes and the issue price of the notes depend on whether a substantial amount of the 13 1/8% Senior Discount Debentures due 2008 of J. Crew Group, Inc., which we refer to as the "senior discount debentures of Holdings," or the initial notes are treated as "traded on an established market" within the meaning of the applicable Treasury regulations during the 60-day period ending 30 days after the date of the exchange of the senior discount debentures of Holdings for initial notes ("publicly traded"). Debt instruments are generally treated as publicly traded if the debt instruments are listed on a major securities exchange, appear on a quotation medium of general circulation or, subject to certain safe harbor exceptions, are readily quotable by dealers, brokers or traders.

        If the notes and the senior discount debentures of Holdings are not treated as publicly traded, the issue price of the notes would be the notes' noncontingent principal payments (i.e., their initial principal amount). While the matter is not free from doubt, we believe that the notes and the senior discount debentures of Holdings will likely not be treated as publicly traded because although they are readily quotable by dealers, they appear to fall within the safe harbor exceptions. Furthermore, pursuant to the terms of the Indenture, we and each holder of the notes agree to treat (in the absence of an administrative determination or judicial ruling to the contrary), for U.S. federal income tax purposes, the notes as being subject to the Contingent Payment Debt Regulations that apply to debt instruments that are not treated as publicly traded or as issued for cash, and the remainder of this discussion assumes that the notes will be so treated.

  Treatment of the Notes

        Under the Contingent Payment Debt Regulations that apply to debt instruments that are not treated as publicly traded or as issued for cash, the accrual of interest income on the notes will be determined by separating the notes into two separate components: the noncontingent component and the contingent component.

        Under this method, the noncontingent payments will be treated as a separate debt instrument (the "noncontingent component"), the issue price of which is equal to the issue price of the notes. No payments on the noncontingent component will be treated as "qualified stated interest." As a result, the difference between the issue price and the stated redemption price at maturity (generally including all noncontingent payments) of the noncontingent component will be treated as OID.

        In general, a U.S. Holder (regardless of whether such holder uses the cash or the accrual method of tax accounting) will be required to include in ordinary gross income the sum of the "daily portions" of OID on the noncontingent component for all days during the taxable year that such holder owned such instrument. The daily portions of OID are determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that period. Accrual periods may be any length and may vary in length over the term of the noncontingent component, so long as no accrual period is longer than one year and each scheduled payment occurs on the first or last day of an accrual period. A U.S. Holder's amount of OID allocable to each accrual period is determined by: multiplying the "adjusted issue price" (as defined below) of the noncontingent component at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity (as defined below) of noncontingent component and the denominator of which is the number of accrual periods in a year.

        The "adjusted issue price" of the noncontingent component at the beginning of any accrual period will generally be the sum of its issue price and the amount of OID allocable to all prior accrual periods, reduced by the amount of all noncontingent payments. All noncontingent payments on the noncontingent component will generally be viewed first as payments of previously accrued OID, with payments considered made from the earliest accrual periods first, and then as a payment of principal. The "annual yield to maturity" of the noncontingent component is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the noncontingent component to equal its issue price.

        A U.S. Holder's initial tax basis in the noncontingent component generally will be equal to the U.S. Holder's original purchase price for the note ("aggregate basis"), subject to a maximum amount equal to the adjusted issue price of the noncontingent component. Any difference between a U.S. Holder's tax basis and the adjusted issue price of the noncontingent component would be taken into account under the rules for "market discount" and "acquisition premium" that would apply to a noncontingent debt instrument for U.S. federal income tax purposes. A U.S. Holder's adjusted tax basis in the noncontingent component will generally equal its initial tax basis, increased by any OID and accrued market discount included in income by such U.S. Holder and reduced by any amortized premium and payments received by such U.S. Holder.

        A second component will account for contingent payments due on the notes (the "contingent component"). A U.S. Holder's initial tax basis in the contingent component will equal the U.S. Holder's "aggregate basis" remaining after the allocation of the tax basis to the noncontingent component, as described above. Contingent payments made on the notes will be treated as principal in an amount equal to the present value of the payment, determined using a discount rate equal to the "applicable federal rate" as prescribed under applicable Treasury regulations. Payments of principal will first be treated as a return of capital in an amount not to exceed a U.S. Holder's adjusted tax basis in the contingent component. Payments of principal in excess of a U.S. Holder's adjusted tax basis in the contingent component will be treated as gain from the sale or exchange of the contingent component. A U.S. Holder's adjusted tax basis in the contingent component will be reduced by payments of principal that are treated as a return of capital. The amount of the contingent payment in excess of the amount treated as principal will be treated as the payment of ordinary interest income. The distinction between capital gain or loss and ordinary income or loss is potentially significant because limitations apply to a U.S. Holder's ability to offset capital losses against ordinary income and because capital gain recognized by U.S. Holders that are individuals with respect to capital assets held for more than one year generally will be subject to a lower maximum rate of taxation.

        Upon the sale or exchange of a note, or redemption of a note, a U.S. Holder generally will recognize gain or loss. A U.S. Holder will determine gain or loss on a taxable sale, exchange or redemption separately for each of the noncontingent component and the contingent component. The amount of gain or loss for each component will equal the difference between (1) the amount of cash plus fair market value of any other property received by the U.S. Holder allocated under the Treasury regulations to each component and (2) the U.S. Holder's adjusted tax basis in each component. Amounts received by a U.S. Holder on a taxable sale, exchange or redemption will first be allocated to the noncontingent component in an amount not to exceed the adjusted issue price of the noncontingent component. A U.S. Holder will allocate the remaining amounts received, if any, to the contingent component. Any gain or loss recognized will be long-term capital gain or loss if the notes have been held for more than one year, except to the extent attributable (as discussed below) to accrued market discount not previously included in income (which would likely include any accrued market discount on the senior discount debentures of Holdings to the extent not included in income on the exchange of the senior discount debentures of Holdings for the initial notes) or to interest in respect of the contingent component (determined as described in the preceding paragraph).

        An exception to the capital gain treatment described above may apply to a U.S. Holder who purchased notes at a "market discount." In general, market discount is the excess, if any, of (1) the "adjusted issue price" of the notes (i.e., the sum of the original issue price of such notes and the amount of OID allocable to all prior accrual periods, reduced by the amount of all cash payments made with respect to such notes in all prior accrual periods), over (2) the U.S. Holder's tax basis therein at the time of acquisition (unless the amount of such excess is less than a specified de minimis amount, in which case market discount is considered to be zero). In general, unless the U.S. Holder has elected to include market discount in income currently as it accrues, any gain realized by a U.S. Holder on the sale of notes having market discount in excess of a de minimis amount would be treated as ordinary interest income to the extent of the lesser of (a) the gain recognized or (b) the portion of the market discount that has accrued (on a straight-line basis or, at the election of the U.S. Holder, on a constant yield basis) while such notes were held by the U.S. Holder.

        In the event that the Internal Revenue Service were to take the position that the notes or the senior discount debentures of Holdings were publicly traded during the 60-day period ending 30 days after the date of the exchange of the senior discount debentures of Holdings for initial notes, the notes would be subject to the Contingent Payment Debt Regulations that apply to debt instruments that are treated as publicly traded or as issued for cash (the "Noncontingent Bond Method"). In that event, among other matters, (i) the issue price of the notes would be their fair market value on the date of the exchange of the senior discount debentures of Holdings for initial notes, (ii) the amount of interest income accrued on the notes each year may differ from the amount accrued on the notes under the method described below under "—Treatment of the Notes," and (iii) upon a sale, exchange or redemption of a note, any gain would generally be treated as ordinary interest income; any loss would be ordinary loss to the extent of interest previously included in income, and thereafter, capital loss (which will be long-term if the note is held for more than one year). You are urged to consult your tax advisor regarding the possible application of the Noncontingent Bond Method to the notes and the U.S. federal income tax consequences to you of acquiring, owning and disposing of the notes if the notes are subject to the Noncontingent Bond Method.

Tax Treatment of Non-U.S. Holders

  Exchange Offer

        The exchange of initial notes for exchange notes in the exchange offer, as described under "The Exchange Offer," will not constitute a taxable event for a holder of the notes that is, with respect to the United States, a foreign corporation or non-resident alien individual (a "Non-U.S. Holder").

  Payments of Interest (other than Payments of Contingent Principal)

        In general, and subject to the discussion of payments of contingent principal and backup withholding set forth below, payments of principal, interest and accrued OID on the notes to a Non-U.S. Holder will not be subject to withholding of United States federal income tax, provided that, with respect to payments of interest, including gain on the disposition of a note that is treated as interest, and amounts attributable to OID on the notes, (1) the Non-U.S. Holder does not actually or constructively own 10 percent or more of the combined voting power of all classes of our stock and is not a controlled foreign corporation related to us through stock ownership and (2) the beneficial owner provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a Non-U.S. Holder in compliance with applicable requirements by completing a Form W-8BEN, or otherwise satisfies certain documentary evidence requirements for establishing that it is a Non-U.S. Holder.

        Subject to the discussion of withholding tax described above and the discussion of backup withholding set forth below, a Non-U.S. Holder will not be subject to U.S. federal income tax with respect to payments of principal, interest or OID (other than payments in respect of contingent principal, as discussed below) on the notes unless such amounts are effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States.

  Payments of Contingent Principal

        Upon the payment of current interest coupons, redemption of the notes, or the sale or exchange of the notes, a Non-U.S. Holder will be subject to U.S. withholding tax with respect to amounts paid that are considered as interest for U.S. federal income tax purposes and are attributable to the contingent principal (which may include all or a portion of any actual interest coupon payments made in respect of the contingent principal, the principal paid on such contingent principal and the payments of OID accruals on such contingent principal). Therefore, we intend to withhold U.S. federal withholding tax on the entire amount of any contingent principal payment (including interest coupon payments made in respect of the contingent principal, the principal paid in cash on such contingent principal and the payments of OID accruals on such contingent principal) at a rate of 30%, subject to any exemption or reduction under an applicable treaty or upon the receipt of a Form W-8ECI from a Non-U.S. Holder claiming that such payments are effectively connected with the conduct of a United States trade or business.

        In the case of a sale or exchange, a withholding agent is required to withhold U.S. federal withholding tax to the extent the withholding agent has actual knowledge or reason to know that the sale or exchange is part of a plan the principal purpose of which is to avoid tax. Absent withholding by a withholding agent in the case of a sale or exchange, the seller of a note is obligated to file and remit U.S. federal withholding tax with respect to amounts received that are considered as interest for U.S. federal income tax purposes and are attributable to the contingent principal (which may include all or a portion of any actual interest coupon payments made in respect of the contingent principal, the principal paid on such contingent principal and the payments of OID accruals on such contingent principal). To the extent amounts are withheld in respect of contingent principal payments that are not considered as interest for U.S. federal income tax purposes, such amounts so withheld generally would be refunded by the Internal Revenue Service or allowed as a credit against the holder's U.S. federal income tax, provided the holder makes a timely filing of an appropriate tax return or refund claim.

  Gain or Loss on Disposition

        In general, except as discussed above under "Payments of Contingent Principal," a Non-U.S. Holder will not be subject to U.S. federal income tax on gain realized on the sale, exchange, maturity or redemption of a note unless (1) the gain is effectively connected with the conduct by the holder of a trade or business in the United States or (2) in the case of gain realized by an individual holder, the holder is present in the United States for 183 days or more in the taxable year of the sale and either (a) the gain or income is attributable to an office or other fixed place of business maintained in the United States by the holder or (b) the holder has a tax home in the United States.

Information Reporting and Backup Withholding

        Payments on the notes and proceeds of a sale of notes that are paid within the United States or through certain U.S.-related financial intermediaries are subject to information reporting and may be subject to backup withholding unless the holder (1) is a corporation or other exempt recipient or (2) provides a taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred. Any amounts so withheld from payments in respect of the notes generally would be refunded by the Internal Revenue Service or allowed as a credit against the holder's U.S. federal income tax, provided the holder makes a timely filing of an appropriate tax return or refund claim. Non-U.S. Holders generally are not subject to U.S. information reporting requirements or U.S. backup withholding. However a non-U.S. Holder may be required to certify as to its non-U.S. status in order to establish its exception.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for initial notes where such initial notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the expiration date of the exchange offer, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

        The Company will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the expiration date of the exchange offer the Company will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. The Company has agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes including any broker-dealers against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        The validity of the exchange notes will be passed upon for us by Cleary, Gottlieb, Steen & Hamilton, New York, New York.

EXPERTS

        The consolidated financial statements and schedule of Holdings and its subsidiaries and of Operating Corp. and its subsidiaries, as of February 1, 2003 and February 2, 2002, and for each of the years in the three-year period ended February 1, 2003, included elsewhere in this prospectus, have been included herein in reliance upon the reports of KPMG LLP, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

INDEX TO FINANCIAL STATEMENTS

Page
HOLDINGS
INDEPENDENT AUDITORS' REPORT	F-2
CONSOLIDATED FINANCIAL STATEMENTS OF HOLDINGS AS OF FEBRUARY 2, 2002 AND FEBRUARY 1, 2003 AND FOR EACH OF THE THREE FISCAL YEARS IN THE PERIOD ENDED FEBRUARY 1, 2003:
Consolidated Balance Sheets as of February 2, 2002 and February 1, 2003	F-3
Consolidated Statements of Operations for the Fiscal Years Ended February 3, 2001, February 2, 2002 and February 1, 2003	F-4
Consolidated Statements of Cash Flows for the Fiscal Years Ended February 3, 2001, February 2, 2002 and February 1, 2003	F-5
Consolidated Statements of Changes in Stockholders' Deficit for the Fiscal Years Ended February 3, 2001, February 2, 2002 and February 1, 2003	F-6
Notes to Consolidated Financial Statements	F-7
UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF HOLDINGS AS OF AUGUST 2, 2003 AND FOR THE TWENTY-SIX WEEKS ENDED AUGUST 2, 2003 AND AUGUST 3, 2002:
Condensed Consolidated Balance Sheets as of February 1, 2003 and August 2, 2003	F-24
Condensed Consolidated Statements of Operations for the Twenty-six Week Periods Ended August 3, 2002 and August 2, 2003	F-25
Consolidated Statements of Cash Flows for the Twenty-six Week Periods Ended August 3, 2002 and August 2, 2003	F-26
Notes to Unaudited Condensed Consolidated Financial Statements	F-27
OPERATING CORP.
INDEPENDENT AUDITORS' REPORT	F-30
CONSOLIDATED FINANCIAL STATEMENTS OF OPERATING CORP. AS OF FEBRUARY 2, 2002 AND FEBRUARY 1, 2003 AND FOR EACH OF THE THREE FISCAL YEARS IN THE PERIOD ENDED FEBRUARY 1, 2003:
Consolidated Balance Sheets as of February 2, 2002 and February 1, 2003	F-31
Consolidated Statements of Operations for the Fiscal Years Ended February 3, 2001, February 2, 2002 and February 1, 2003	F-32
Consolidated Statements of Cash Flows for the Fiscal Years Ended February 3, 2001, February 2, 2002 and February 1, 2003	F-33
Notes to Consolidated Financial Statements	F-34
UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF OPERATING CORP. AS OF AUGUST 2, 2003 AND FOR THE TWENTY-SIX WEEKS ENDED AUGUST 2, 2003 AND AUGUST 3, 2002:
Condensed Consolidated Balance Sheets as of February 1, 2003 and August 2, 2003	F-49
Condensed Consolidated Statements of Operations for the Twenty-six Week Periods Ended August 3, 2002 and August 2, 2003	F-50
Consolidated Statements of Cash Flows for the Twenty-six Week Periods Ended August 3, 2002 and August 2, 2003	F-51
Notes to Unaudited Condensed Consolidated Financial Statements	F-52

 Independent Auditors' Report

The Board of Directors and Stockholders
J. Crew Group, Inc. and Subsidiaries:

        We have audited the consolidated financial statements of J. Crew Group, Inc. and subsidiaries (the "Company") as listed in the accompanying Index. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedule listed in the accompanying index. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of J. Crew Group, Inc. and subsidiaries as of February 1, 2003 and February 2, 2002 and the results of their operations and their cash flows for each of the years in the three-year period ended February 1, 2003, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the related financial statement schedule when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects the information set forth therein.

KPMG LLP

March 25, 2003 except as to note 17, which is as of April 4, 2003

J. CREW GROUP, INC. AND
SUBSIDIARIES

Consolidated Balance Sheets

(in thousands)

	February 1, 2003	February 2, 2002
	(as restated—see note 7)
Assets
Current assets:
Cash and cash equivalents	$18,895	$16,201
Merchandise inventories	107,318	138,918
Prepaid expenses and other current assets	24,886	27,026
Refundable income taxes	6,278	—

Total current assets	157,377	182,145

Property and equipment—at cost:
Land	1,710	1,610
Buildings and improvements	11,705	11,700
Furniture, fixtures and equipment	102,108	105,292
Leasehold improvements	182,226	170,195
Construction in progress	3,161	4,903

	300,910	293,700
Less accumulated depreciation and amortization	129,363	106,427

	171,547	187,273

Deferred income tax assets	5,000	18,071
Other assets	14,954	13,831

Total assets	$348,878	$401,320

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$54,921	$66,703
Other current liabilities	61,463	61,788
Income taxes payable	2,978	8,840
Deferred income tax liabilities	—	5,650

Total current liabilities	119,362	142,981

Deferred credits	65,141	67,235

Long-term debt	292,000	279,687

Redeemable preferred stock	171,238	137,660

Stockholders' deficit	(298,863)	(226,243)

Total liabilities and stockholders' deficit	$348,878	$401,320

See accompanying notes to consolidated financial statements.

J. CREW GROUP, INC. AND
SUBSIDIARIES

Consolidated Statements of Operations

(in thousands)

	Years ended
	February 1, 2003	February 2, 2002	February 3, 2001
Revenues:
Net sales	$732,279	$741,280	$787,658
Other	34,103	36,660	38,317

	766,382	777,940	825,975
Operating costs and expenses:
Cost of goods sold, including buying and occupancy costs	478,700	462,371	463,909
Selling, general and administrative expenses	291,518	295,568	301,865
Write down of assets and other charges in connection with discontinuance of Clifford & Wills	—	—	4,130

	770,218	757,939	769,904

Income/(loss) from operations	(3,836)	20,001	56,071
Interest expense—net	40,954	36,512	36,642
Income/(loss) before income taxes	(44,790)	(16,511)	19,429
(Provision) benefit for income taxes	4,200	5,500	(7,500)

Net income/(loss)	$(40,590)	$(11,011)	$11,929

See accompanying notes to consolidated financial statements.

J. CREW GROUP, INC. AND
SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

	Years ended
	February 1, 2003	February 2, 2002	February 3, 2001
Cash flows from operating activities:
Net income/(loss)	$(40,590)	$(11,011)	$11,929
Adjustments to reconcile net income/(loss) to net cash
provided by operating activities:
Depreciation and amortization	34,451	31,718	22,600
Amortization of deferred financing costs	4,435	1,997	2,793
Non-cash interest expense	12,313	15,395	13,608
Deferred income taxes	7,421	(3,460)	27
Non-cash compensation expense	(589)	1,574	649
Write down of assets and other charges in connection with discontinued catalog	—	—	4,130
Changes in operating assets and liabilities:
Merchandise inventories	31,600	1,749	(10,739)
Prepaid expenses and other current assets	2,140	(3,286)	6,343
Other assets	(2,470)	(3,416)	(2,788)
Net assets held for disposal	—	—	4,797
Accounts payable	(11,782)	16,998	8,754
Other liabilities	495	(13,767)	5,263
Income taxes payable	(12,140)	(8,741)	2,894

Net cash provided by operating activities	25,284	25,750	70,260

Cash flows from investing activities:
Capital expenditures	(26,920)	(61,862)	(55,694)
Proceeds from construction allowances	6,502	19,287	13,519

Net cash used in investing activities	(20,418)	(42,575)	(42,175)

Cash flows from financing activities:
Costs incurred in refinancing Credit Facility	(3,256)	—	—
Repayment of long-term debt	—	—	(34,000)
Proceeds from the issuance of common stock	1,084	96	178
Repurchase of common stock	—	—	(26)

Net cash provided by/(used in) financing activities	(2,172)	96	(33,848)

Increase (decrease) in cash and cash equivalents	2,694	(16,729)	(5,763)
Cash and cash equivalents at beginning of year	16,201	32,930	38,693

Cash and cash equivalents at end of year	$18,895	$16,201	$32,930

Supplementary cash flow information:
Income taxes paid	$453	$6,442	$4,279

Interest paid	$19,380	$19,389	$20,513

Noncash financing activities:
Dividends on redeemable preferred stock	$33,578	$30,442	$26,484

See accompanying notes to consolidated financial statements.

J. CREW GROUP, INC. AND
SUBSIDIARIES

Consolidated Statements of Changes in Stockholders' Deficit

(in thousands, except shares)
(As restated—see note 7)

		Common stock
	Series A Preferred Stock			Additional paid-in capital	Retained earnings (deficit)	Treasury stock	Deferred compensation	Stockholders' deficit
		Shares	Amount
Balance at January 29, 2000	$92,800	12,214,265	$1	$70,537	$(331,178)	$(2,325)	$(1,628)	$(171,793)

Net loss		—	—	—	11,929	—	—	11,929
Preferred stock dividends		—	—	—	(26,484)	—	—	(26,484)
Issuance of common stock		18,400	—	178	—	—	—	178
Amortization of restricted stock		—	—	—	—	—	649	649
Repurchase of common stock		—	—	—	—	(26)	—	(26)

Balance at February 3, 2001	92,800	12,232,665	1	70,715	(345,733)	(2,351)	(979)	(185,547)

Net loss		—	—	—	(11,011)	—	—	(11,011)
Preferred stock dividends		—	—	—	(30,442)	—	—	(30,442)
Issuance of common stock		5,524	—	96	—	—	—	96
Amortization of restricted stock		—	—	—	—	—	661	661

Balance at February 2, 2002	92,800	12,238,189	1	70,811	(387,186)	(2,351)	(318)	(226,243)

Net loss		—	—	—	(40,590)	—	—	(40,590)
Preferred stock dividends		—	—	—	(33,578)	—	—	(33,578)
Issuance of common stock		12,318	—	284	—	—	—	284
Issuance of restricted stock		1,109,266	—	1,111	—	—	(311)	800
Amortization of restricted stock		—	—	—	—	—	464	464

Balance at February 1, 2003	92,800	13,359,773	1	72,206	(461,354)	(2,351)	(165)	(298,863)

See accompanying notes to consolidated financial statements.

J. CREW GROUP, INC. AND
SUBSIDIARIES

Notes to Consolidated Financial Statements

Years ended February 1, 2003, February 2, 2002 and February 3, 2001

(1)    Nature Of Business And Summary Of Significant Accounting Policies

(a)    Principles of Consolidation

        The accompanying consolidated financial statements include the accounts of J. Crew Group, Inc. ("Holdings") and its wholly-owned subsidiaries (collectively, the "Company"). All significant intercompany balances and transactions have been eliminated in consolidation.

(b)    Business

        The Company designs, contracts for the manufacture of, markets and distributes men's and women's apparel, shoes and accessories under the J.Crew brand name. The Company's products are marketed, primarily in the United States, through various channels of distribution, including retail and factory stores, catalogs, and the Internet. The Company is also party to a licensing agreement which grants the licensee exclusive rights to use the Company's trademarks in connection with the manufacture and sale of products in Japan. The license agreement provides for payments based on a specified percentage of net sales.

        The Company is subject to seasonal fluctuations in its merchandise sales and results of operations. The Company expects its sales and operating results generally to be lower in the first and second quarters than in the third and fourth quarters (which include the back-to-school and holiday seasons) of each fiscal year.

        A significant amount of the Company's products are produced in the Far East through arrangements with independent contractors. As a result, the Company's operations could be adversely affected by political instability resulting in the disruption of trade from the countries in which these contractors are located or by the imposition of additional duties or regulations relating to imports or by the contractor's inability to meet the Company's production requirements.

(c)    Segment Information

        The Company operates in one reportable business segment. All of the Company's identifiable assets are located in the United States. Export sales are not significant.

(d)    Fiscal Year

        The Company's fiscal year ends on the Saturday closest to January 31. The fiscal years 2002, 2001, and 2000 ended on February 1, 2003 (52 weeks), February 2, 2002 (52 weeks), and February 3, 2001 (53 weeks).

(e)    Cash Equivalents

        For purposes of the consolidated statements of cash flows, the Company considers all highly liquid debt instruments, with maturities of 90 days or less when purchased, to be cash equivalents. Cash equivalents, which were $11,224,000 and $7,895,000 at February 1, 2003 and February 2, 2002, are stated at cost, which approximates market value.

(f)    Merchandise Inventories

        Merchandise inventories are stated at the lower of average cost or market. The Company capitalizes certain design, purchasing and warehousing costs in inventory.

(g)    Advertising and Catalog Costs

        Direct response advertising which consists primarily of catalog production and mailing costs, are capitalized and amortized over the expected future revenue stream. The Company accounts for catalog costs in accordance with the AICPA Statement of Position ("SOP") 93-7, "Reporting on Advertising Costs." SOP 93-7 requires that the amortization of capitalized advertising costs be the amount computed using the ratio that current period revenues for the catalog cost pool bear to the total of current and estimated future period revenues for that catalog cost pool. The capitalized costs of direct response advertising are amortized, commencing with the date catalogs are mailed, over the duration of the expected revenue stream, which was four months for the fiscal years 2001, 2002 and 2003. Deferred catalog costs, included in prepaid expenses and other current assets, as of February 1, 2003 and February 2, 2002 were $6,197,000 and $7,959,000. Catalog costs, which are reflected in selling and administrative expenses, for the fiscal years 2002, 2001, and 2000 were $56,695,000 $65,477,000 and $69,000,000.

        All other advertising costs, which are not significant, are expensed as incurred.

(h)    Property and Equipment

        Property and equipment are stated at cost and are depreciated over the estimated useful lives by the straight-line method. Buildings and improvements are depreciated over estimated useful lives of twenty years. Furniture, fixtures and equipment are depreciated over estimated useful lives, ranging from three to ten years. Leasehold improvements are amortized over the shorter of their useful lives or related lease terms.

        Significant systems development costs are capitalized and amortized on a straight-line basis over periods ranging from three to five years. Approximately $.6 million and $8.5 million of system development costs were capitalized in fiscal years 2002 and 2001.

        The Company receives construction allowances upon entering into certain store leases. These construction allowances are recorded as deferred credits and are amortized over the term of the related lease (deferred landlord contributions were $52,061,000 and $54,492,000 at February 1, 2003 and February 1, 2002, respectively).

(i)    Debt Issuance Costs

        Debt issuance costs (included in other assets) of $6,743,000 and $6,906,000 at February 1, 2003 and February 2, 2002 are amortized over the term of the related debt agreements.

(j)    Income Taxes

        The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". This statement requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred taxes are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The provision for income taxes includes taxes currently payable and deferred taxes resulting from the tax effects of temporary differences between the financial statement and tax bases of assets and liabilities.

(k)    Revenue Recognition

        Revenue is recognized for catalog and internet sales when merchandise is shipped to customers and at the time of sale for retail sales. The Company accrues a sales return allowance for estimated returns of merchandise subsequent to the balance sheet date that relate to sales prior to the balance sheet date. Amounts billed to customers for shipping and handling fees related to catalog and internet sales are included in other revenues at the time of shipment. Royalty revenue is recognized as it is earned based on contractually specified percentages applied to reported sales. Advance royalty payments are deferred and recorded as revenue when the related sales occur.

(l)    Operating Expenses

        Cost of goods sold (including buying and occupancy costs) includes the direct cost of purchased merchandise, inbound freight, design, buying and manufacturing costs, occupancy costs related to store operations and all shipping and handling and delivery costs associated with our direct business.

        Selling, general and administrative expenses costs include all operating expenses not included in cost of goods sold, primarily catalog production and mailing costs, certain warehousing expenses, store expenses other than occupancy costs, depreciation and amortization expenses and credit card fees.

(m)    Store Preopening Costs

        Costs associated with the opening of new retail and outlet stores are expensed as incurred.

(n)    Derivative Financial Instruments

        Derivative financial instruments are used by the Company from time to time to manage its interest rate and foreign currency exposures. For interest rate swap agreements, the net interest paid is recorded as interest expense on a current basis. Gains or losses resulting from market fluctuations are not recognized. The Company from time to time enters into forward foreign exchange contracts as hedges relating to identifiable currency positions to reduce the risk from exchange rate fluctuations.

(o)    Use of Estimates in the Preparation of Financial Statements

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(p)    Impairment of Long-Lived Assets

        The Company reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company assesses the recoverability of such assets based upon estimated cash flow forecasts.

(q)    Stock Based Compensation

        The Company accounts for stock-based compensation using the intrinsic value method of accounting for employee stock options as permitted by SFAS No. 123, "Accounting for Stock-Based Compensation". Accordingly, compensation expense is not recorded for options granted if the option price is equal to or in excess of the fair market price at the date of grant. If the Company had adopted the fair value recognition provisions of SFAS No. 123, the effect on net income would not be material.

        Restricted stock awards result in the recognition of deferred compensation, which is charged to expense over the vesting period of the awards. Deferred compensation is presented as a reduction of stockholders' equity. Total compensation expense recorded in respect of stock-based compensation, all of which related to restricted stock awards, amounted to $464,000, $661,000 and $649,000 in 2002, 2001 and 2000, respectively.

(2)    Events of September 11, 2001

        The terrorist events of September 11, 2001 resulted in the destruction of the Company's retail store located at the World Trade Center in New York City, resulting in the loss of inventories and store fixtures, equipment and leasehold improvements. These losses and the resulting business interruption are covered by insurance policies maintained by the Company.

        The statement of operations for the year ended February 2, 2002 included losses of $1.9 million relating to inventories and stores fixtures, equipment and leasehold improvements. Insurance recoveries in fiscal 2001 were recorded to the extent of the losses recognized. The statement of operations for the year ended February 1, 2003 includes a gain of $1,420,000, as a result of additional insurance recoveries during fiscal 2002. This gain was classified as a reduction of selling, general and administrative expenses. Additional insurance recoveries, which may be received in the future including recoveries for business interruption, will be recorded at the time of settlement.

(3)    Disposal of a Business

        In 1998, management of the Company made a decision to exit the catalog and outlet store operations of Clifford & Wills ("C&W"). Revenues and expenses of C&W for fiscal 2000 were not material and as a result have been netted in the accompanying consolidated statements of operations.

        In February 2000, the Company sold certain intellectual property assets to Spiegel Catalog Inc. for $3.9 million. In connection with this sale the Company agreed to cease the fulfillment of catalog orders but retained the right to operate C&W outlet stores and conduct other liquidation sales of inventories through December 31, 2000. After consideration of the proceeds from the sale of assets and other terms of the agreement the Company provided $4,000,000 to write down inventories to net realizable value as of January 29, 2000. At February 3, 2001, the Company determined that the realizable value of the remaining net assets of C&W, primarily inventories, was less than their carrying amounts and an additional charge of $4,130,000 was taken.

(4)    Other Current Liabilities

        Other current liabilities consist of:

	February 1, 2003	February 2, 2002
Customer liabilities	$9,993,000	$11,381,000
Accrued catalog and marketing costs	2,536,000	3,655,000
Taxes, other than income taxes	2,670,000	2,930,000
Accrued interest	9,598,000	4,690,000
Accrued occupancy	1,024,000	1,036,000
Reserve for sales returns	5,313,000	6,475,000
Accrued compensation	7,475,000	1,697,000
Other	22,854,000	29,924,000

	$61,463,000	$61,788,000

(5)    Lines of Credit

        On December 23, 2002 the Company entered into a Loan and Security Agreement with Wachovia Bank, N.A., as arranger, Congress Financial Corporation, as administrative and collateral agent, and a syndicate of lenders which provides for a maximum credit availability of up to $180.0 million (the "Congress Credit Facility"). The Congress Credit Facility replaced a revolving credit facility which was scheduled to expire in October 2003.

        The Congress Credit Facility provides for revolving loans of up to $160.0 million; supplemental loans of up to $20.0 million each year during the period from April 15 to September 15; and letter of credit accommodations. The Congress Credit Facility expires in December 2005. The total amount of availability is subject to limitations based on specified percentages of eligible receivables, inventories and real property. Real property availability is limited to $5.8 million and will be reduced at a rate of $97,000 per month commencing June 1, 2003. As of February 1, 2003, there was $32.1 million in availability under the Congress Credit Facility.

        Borrowings are secured by a perfected first priority security interest in all the assets of the Company's subsidiaries and bear interest, at the Company's option, at the prime rate plus 0.5% or the Eurodollar rate plus 2.5%. Supplemental loans bear interest at the prime rate plus 3.0%.

        The Congress Credit Facility includes restrictions, including the incurrence of additional indebtedness, the payment of dividends and other distributions, the making of investments, the granting of loans and the making of capital expenditures. The Congress Credit Facility permits restricted payments (by way of dividends or other distributions) with respect to, among other things, the Company's capital stock payable solely in additional shares of its capital stock, the Company's tax sharing agreement, the Series A Preferred Stock of Holdings, the Series B Preferred Stock of Holdings and the 13 1/8% Senior Discount Debentures due 2008 of Holdings. The ability of the Company to declare dividends on its capital stock is also limited by Delaware law, which permits a company to pay dividends on its capital stock only out of its surplus or, in the event that it has no surplus, out of its net profits for the year in which a dividend is declared or for the immediately preceding fiscal year. Under the Congress Credit Facility, the Company is required to maintain minimum levels of earnings before interest, taxes, depreciation, amortization and certain non-cash items, ("EBITDA") if excess availability is less than $15.0 million for any 30 consecutive day period. Under the Congress Credit Facility, the assets of Operating Corp. and its subsidiaries are restricted. At February 1, 2003, Operating Corp. and its subsidiaries had $342,570,000 in total assets and $10,325,000 in stockholders' equity.

        The Congress Credit Facility was amended on February 7, 2003 to provide for an exclusion from the definition of consolidated net income of severance and other one-time employment-related charges of up to $6.7 million in the last quarter of fiscal 2002 and $3.0 million in the first quarter of fiscal 2003.

        Maximum borrowings under revolving credit agreements were $63,000,000, $95,000,000 and $34,000,000 during fiscal years 2002, 2001 and 2000 and average borrowings were $40,400,000, $43,100,000 and $9,800,000. There were no borrowings outstanding at February 1, 2003 and February 2, 2002.

        Outstanding letters of credit established primarily to facilitate international merchandise purchases at February 1, 2003 and February 2, 2002 amounted to $45,900,000 and $46,300,000.

(6)    Long-Term Debt

        Long term debt consists of:

	February 1, 2003	February 2, 2002
10 3/8% senior subordinated notes(a)	$150,000,000	$150,000,000
13 1/8% senior discount debentures(b)	142,000,000	129,687,000

Total	$292,000,000	$279,687,000

(a)
The senior subordinated notes are unsecured general obligations of J. Crew Operating Corp. ("Operating Corp."), a subsidiary of Holdings, and are subordinated in right of payment to all senior debt. Interest on the notes accrues at the rate of 10 3/8% per annum and is payable semi-annually in arrears on April 15 and October 15. The notes mature on October 15, 2007 and may be redeemed at the option of the issuer subsequent to October 15, 2002 at prices ranging from 105.188% of principal in 2002 to 100% in 2005 and thereafter. The indenture to the senior subordinated notes restrict, among other things, the incurrence of additional indebtedness, the payments of dividends and other distributions, the making of investments, the granting of loans and the making of capital expenditures. Under the indenture to the senior subordinated notes, Operating Corp. may declare cash dividends to Holdings in an amount sufficient to enable Holdings to make the regularly scheduled payment of interest in respect of the senior discount debentures of Holdings only if (i) such interest payments are made with the proceeds of such dividends, (ii) no default or event of default has occurred and is continuing under the indenture to the senior subordinated notes of Operating Corp. and (iii) immediately before and immediately after giving effect to such declaration of dividends, Operating Corp.'s fixed charge coverage ratio would have been at least 2.0 to 1.0 on a pro forma basis for its most recently ended four fiscal quarters immediately preceding the date of such declaration, as if such declaration had been incurred at the beginning of such four-quarter period).

  The ability of Operating Corp. to declare dividends on its capital stock is also limited by Delaware law, which permits a company to pay dividends on its capital stock only out of its surplus or, in the even that it has no surplus, out of its net profits for the year in which a dividend is declared or for the immediately preceding fiscal year. In order to pay dividends in cash, Operating Corp. must have surplus or net profits equal to the full amount of the cash dividend at the time such dividend is declared. In determining Operating Corp.'s ability to pay dividends, Delaware law permits the board of directors of Operating Corp. to revalue its assets and liabilities from time to time to their fair market values in order to create a surplus.

  Under the indenture governing the senior subordinated notes, the assets of Operating Corp. and its subsidiaries are restricted. At February 1, 2003, Operating Corp. and its subsidiaries had $342,570,000 in total assets and $10,325,000 in stockholders' equity. As of February 1, 2003, there was $32.1 million in availability under the Congress Credit Facility.

(b)
The senior discount debentures were issued in aggregate principal amount of $142.0 million at maturity and mature on October 15, 2008. These debentures are senior unsecured obligations of Holdings. Cash interest did not accrue prior to October 15, 2002. However, the Company recorded non-cash interest expense as an accretion of the principal amount of the debentures at a rate of 13 1/8% per annum. Interest will be payable in arrears on April 15 and October 15 of each year subsequent to October 15, 2002. The senior discount debentures may be redeemed at the option of Holdings on or after October 15, 2002 at prices ranging from 106.563% of principal to 100% in 2005 and thereafter.

        Long term debt of $150,000,000 matures in fiscal 2007.

(7)    Redeemable Preferred Stock

        The restated certificate of incorporation authorizes Holdings to issue up to:

    (a)
    1,000,000 shares of Series A cumulative preferred stock; par value $.01 per share; and

    (b)
    1,000,000 shares of Series B cumulative preferred stock; par value $.01 per share.

        At February 1, 2003, 92,800 shares of Series A Preferred Stock and 32,500 shares of Series B Preferred Stock were outstanding.

        The Preferred Stock accumulates dividends at the rate of 14.5% per annum (payable quarterly) for periods ending on or prior to October 17, 2009. Dividends compound to the extent not paid in cash. A default in the payment of the Series A preferred stock redemption price will trigger dividends accruing and compounding quarterly at a rate of (i) 16.50% per annum with respect to periods ending on or before October 17, 2009 and (ii) 18.50% with respect to periods starting after October 17, 2009. A default in the payment of the Series B preferred stock redemption price will trigger dividends accruing and compounding quarterly at rate of 16.50% per annum.

        On October 17, 2009, Holdings is required to redeem the Series B Preferred Stock and to pay all accumulated but unpaid dividends on the Series A Preferred Stock. Thereafter, the Series A Preferred Stock will accumulate dividends at the rate of 16.5% per annum. Subject to restrictions imposed by certain indebtedness of the Company, Holdings may redeem shares of the Preferred Stock at any time at redemption prices ranging from 103% of liquidation value plus accumulated and unpaid dividends at October 17, 1998 to 100% of liquidation value plus accumulated and unpaid dividends at October 17, 2000 and thereafter. The liquidation value of the Series A preferred stock, which aggregates $92.8 million, is not mandatorily redeemable and the consolidated balance sheets at February 1, 2003 and February 2, 2002 have been restated to reclassify this amount to the stockholders' deficit as follows:

	As of February 2, 2002		As of February 1, 2003
	As Reported	As Restated	As Reported	As Restated
Redeemable preferred stock	$230,460	$137,660	$264,038	$171,238
Stockholders' deficit	$(319,043)	$(226,243)	$(391,663)	$(298,863)

        In certain circumstances (including a change of control of Holdings), subject to restrictions imposed by certain indebtedness of the Company, Holdings may be required to repurchase shares of the Preferred Stock at liquidation value plus accumulated and unpaid dividends. If Holdings liquidates, dissolves or winds up, whether voluntary or involuntary, no distribution shall be made either (i) to those holders of stock ranking junior to the Preferred Stock, unless prior thereto the holders of the Preferred Stock receive the total value for each share of Preferred Stock plus an amount equal to all accrued dividends thereon as of the date of such payment or (ii) to the holders of stock ranking pari passu with the Preferred Stock (which we refer to as the "parity stock"), except distributions made ratably on the Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon liquidation, dissolution or winding up of Holdings.

        Accumulated but unpaid dividends amounted to $138,738,000 at February 1, 2003. Dividends are recorded as an increase to redeemable preferred stock and a reduction of retained earnings.

(8)    Common Stock

        The restated certificate of incorporation authorizes Holdings to issue up to 100,000,000 shares of common stock; par value $.01per share. At February 1, 2003, shares issued were 13,359,773 and shares outstanding were 12,870,373. During 2000, 2001 and 2002 directors converted fees into 18,400, 5,524 and 12,318 shares of Holdings common stock.

(9)    Commitments and Contingencies

(a)    Operating Leases

        As of February 1, 2003, the Company was obligated under various long-term operating leases for retail and outlet stores, warehouses, office space and equipment requiring minimum annual rentals. These operating leases expire on varying dates through 2014. At February 1, 2003 aggregate minimum rentals in future periods are, as follows:

Fiscal year	Amount
2003	52,372,000
2004	49,867,000
2005	47,396,000
2006	45,192,000
2007	43,636,000
Thereafter	143,875,000

        Certain of these leases include renewal options and escalation clauses and provide for contingent rentals based upon sales and require the lessee to pay taxes, insurance and other occupancy costs.

        Rent expense for fiscal 2002, 2001, and 2000 was $50,403,000, $46,573,000 and $45,138,000 including contingent rent based on store sales of $1,187,000, $1,023,000, and $1,974,000.

(b)    Employment Agreements

        The Company is party to employment agreements with certain executives which provide for compensation and certain other benefits. The agreements also provide for severance payments under certain circumstances.

(c)    Litigation

        The Company is subject to various legal proceedings and claims that arise in the ordinary conduct of its business. Although the outcome of these claims cannot be predicted with certainty, management does not believe that it is reasonably possible that resolutions of these legal proceedings will result in unaccrued losses that would be material.

(10)    Employee Benefit Plan

        The Company has a thrift/savings plan pursuant to Section 401 of the Internal Revenue Code whereby all eligible employees may contribute up to 15% of their annual base salaries subject to certain limitations. The Company's contribution is based on a percentage formula set forth in the plan agreement. Company contributions to the thrift/savings plan were $1,834,000, $1,334,000 and $1,241,000 for fiscal 2002, 2001 and 2000.

(11)    License Agreement

        The Company has a licensing agreement through January 2005 with Itochu Corporation, a Japanese trading company. The agreement permits Itochu to distribute J. Crew merchandise in Japan.

The Company earns royalty payments under the agreement based on the sales of its merchandise. Royalty income, which is included in other revenues, for fiscal 2002, 2001, and 2000 was $2,280,000, $2,560,000 and $3,020,000.

(12)    Interest Expense—Net

        Interest expense, net consists of the following:

	2002	2001	2000
Interest expense	$36,548,000	$34,810,000	$34,390,000
Amortization of deferred financing costs	4,435,000	1,997,000	2,793,000
Interest income	(29,000)	(295,000)	(541,000)

Interest expense, net	$40,954,000	$36,512,000	$36,642,000

        Deferred financing costs of $1,800,000 were written off in connection with the refinancing of our revolving credit facility in December 2002.

(13)    Other Revenues

        Other revenues consist of the following:

	2002	2001	2000
Shipping and handling fees	$31,823,000	$34,100,000	$35,297,000
Royalties	2,280,000	2,560,000	3,020,000

	$34,103,000	$36,660,000	$38,317,000

(14)    Financial Instruments

        The following disclosure about the fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, "Disclosures About Fair Value of Financial Instruments." The fair value of the Company's long-term debt is estimated to be approximately $238,692,000 and $187,191,000 at February 1, 2003 and February 2, 2002, and is based on dealer quotes or quoted market prices of the same or similar instruments. The carrying amounts of long-term debt were $292,000,000 and 279,687,000 at February 1, 2003 and February 2, 2002. The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, notes payable-bank, accounts payable and other current liabilities approximate fair value because of the short-term maturity of those financial instruments. The estimates presented herein are not necessarily indicative of amounts the Company could realize in a current market exchange.

(15)    Income Taxes

        The income tax provision/benefit consists of:

	2002	2001	2000
Current:
Foreign	$193,000	$260,000	$300,000
Federal	(12,014,000)	(2,400,000)	6,253,000
State and local	200,000	100,000	920,000

	(11,621,000)	(2,040,000)	7,473,000

Deferred	7,421,000	(3,460,000)	27,000

Total	$(4,200,000)	$(5,500,000)	$7,500,000

        A reconciliation between the provision/(benefit) for income taxes based on the U.S. Federal statutory rate and the Company's effective rate is as follows.

	2002	2001	2000
Federal income tax rate	(35.0)%	(35.0)%	35.0%
State and local income taxes, net
of federal benefit	—	(2.3)	7.6
Valuation allowance	47.0	—	—
Reversal of prior tax accruals	(20.9)	—	—
Nondeductible expenses and other	(.5)	4.0	(4.0)

Effective tax rate	(9.4)%	(33.3)%	38.6%

        The tax effect of temporary differences which give rise to deferred tax assets and liabilities are:

	February 1, 2003	February 2, 2002
Deferred tax assets:
Original issue discount	$24,896,000	$20,836,000
Federal NOL carryforwards	7,100,000	—
State and local NOL carryforwards	1,400,000	1,900,000
Reserve for sales returns	2,202,000	2,603,000
Other	3,873,000	3,826,000

	39,471,000	29,165,000

Valuation allowance	(21,046,000)	—

	18,425,000	29,165,000
Deferred tax liabilities:
Prepaid catalog and other prepaid expenses	(9,872,000)	(8,841,000)
Difference in book and tax basis for property and equipment	(3,553,000)	(7,903,000)

	(13,425,000)	(16,744,000)

Net deferred income tax asset	$5,000,000	$12,421,000

        The Company has significant deferred tax assets resulting from net operating loss carryforwards and deductible temporary differences, which will reduce taxable income in future periods. SFAS No. 109 "Accounting for Income Taxes" states that a valuation allowance is required when it is more likely than not that all or a portion of a deferred tax asset will not be realized. A review of all available positive and negative evidence needs to be considered, including a company's current and past performance, the market environment in which a company operates, length of carryback and carryforward periods, existing contracts or sales backlog that will result in future profits, etc. Forming a conclusion that a valuation allowance is not needed is difficult when there is negative evidence such as cumulative losses in recent years. Cumulative losses weigh heavily in the overall assessment. As a result of our assessment, we established a valuation allowance for the net deferred tax assets at February 1, 2003. The Company does not expect to recognize any tax benefits in future results of operations until an appropriate level of profitability is sustained.

        The Company has state and local income tax net operating loss carryforwards of varying amounts.

(16)    Stock Compensation Plans

1997 Stock Option Plan

        Under the terms of the 1997 Stock Option Plan, an aggregate of 1,910,000 shares are available for grant to certain key employees or consultants. The options have terms of seven to ten years and become exercisable over a period of five years. Options granted under the Option Plan are subject to various conditions, including under some circumstances, the achievement of certain performance objectives.

        A summary of stock option activity for the 1997 Plan was, as follows:

	2002		2001		2000
	Shares	Weighted average exercise price	Shares	Weighted average exercise price	Shares	Weighted average exercise price
Outstanding, beginning of year	1,808,790	$9.97	1,788,750	$9.15	1,532,800	$8.87
Granted	395,500	7.64	283,000	14.53	374,700	10.17
Exercised	—	—	—	—	(2,000)	6.82
Cancelled	(597,560)	10.29	(262,960)	9.31	(116,750)	8.72

Outstanding, end of year	1,606,730	$9.27	1,808,790	$9.97	1,788,750	$9.15

Options exercisable at end of year	842,340	$9.81	728,950	$9.21	583,000	$9.24

        The following table summarizes information about stock options outstanding as of February 1, 2003.

	Outstanding			Exercisable
			Weighted average remaining contractual life
Range	Number of options	Weighted average option price		Number of options	Weighted average option price
$ 6.82 - $ 8.53	791,640	$6.89	70 months	330,920	$6.99
$10.00 - $20.81	815,090	$11.59	83 months	511,420	$11.67
$ 6.82 - $20.81	1,606,730	$9.27	77 months	842,340	$9.81

2003 Equity Incentive Plan

        In January 2003, the Board of Directors of Holdings approved the adoption of the 2003 Equity Incentive Plan. Under the terms of the 2003 Plan, an aggregate of 4,798,160 shares of common stock are available for award to key employees and consultants in the form of non-qualified stock options and restricted shares as follows:

  •
  1,115,812 shares are reserved for the issuance of stock options at an exercise price of $6.82 or fair market value, whichever is greater;

  •
  1,115,812 shares are reserved for the issuance of stock options at an exercise price of $25.00 or fair market value, whichever is greater;

  •
  1,115,812 shares are reserved for the issuance of stock options at an exercise price of $35.00 or fair market value, whichever is greater;

  •
  1,450,724 shares are reserved for the issuance of restricted shares.

        The options have terms of ten years and become exercisable over the period provided in each grant agreement.

        During fiscal 2002, Holdings granted 836,889 options with an exercise price of $6.82, 1,015,425 options with an exercise price of $25.00 and 1,015,425 options with an exercise price of $35.00, and issued 1,004,266 restricted shares under the 2003 plan. None of the options granted during fiscal year 2002 were exercised or cancelled and none are exercisable at February 1, 2003.

        The following table summarizes information about stock options outstanding as of February 1, 2003.

	Outstanding
Range	Number of options	Weighted average option price	Weighted average remaining contractual life
$ 6.82	836,889	$6.82	120 months
$25.00 - $35.00	2,030,850	$30.00	120 months
$ 6.82 - $35.00	2,867,739	$23.24	120 months

(17)    Subsequent Events

TPG—MD Investment Loans

        On February 4, 2003, Operating Corp. entered into a credit agreement with TPG-MD Investment, LLC, a related party, which provides for a Tranche A loan to Operating Corp. in an aggregate principal amount of $10.0 million and a Tranche B loan to Operating Corp. in an aggregate principal amount of $10.0 million. The loans are due in February 2008 and bear interest at 5.0% per annum payable semi-annually in arrears on January 31 and July 31, commencing on July 31, 2003. Interest will compound and be capitalized and added to the principal amount on each interest payment date. The outstanding amount of these loans is convertible into shares of common stock of Holdings at $6.82 per share. The loans are subordinated in right of payment to the prior payment of all senior debt and on the same terms as the 10 3/8% senior subordinated notes due 2008 of Operating Corp.

Exchange Offer

        On April 4, 2003, Holdings commenced through J. Crew Intermediate LLC, its newly formed wholly-owned subsidiary ("Intermediate"), an offer to exchange the outstanding 13 1/8% Senior Discount Debentures due 2008 issued by Holdings for Intermediate's unissued 16.0% Senior Discount Contingent Principal Notes due 2008.

        Holdings will not pay accrued and unpaid interest on the existing debentures on the scheduled interest payment date of April 15, 2003. Rather, Holdings will pay such interest on the settlement date of the exchange offer (which is expected to occur on or about May 6, 2003) together with interest thereon at a rate of 13 1/8% per annum from April 15, 2003 to the settlement date, to the holders of the existing debentures who do not tender their existing debentures in the exchange offer.

Congress Credit Facility

        The Congress Credit Facility was amended on April 4, 2003 to (a) consent to the formation of J.Crew Intermediate LLC and the Exchange Offer; (b) carve-out a $9.0 million one-time charge for non-current inventory from the EBITDA covenant; (c) reduce the minimum required EBITDA covenant levels, provided that not less than $94.5 million aggregate principal amount of outstanding 13 1/8% Senior Discount Debentures due 2008 issued by Holdings were tendered in exchange for the 16.0% Senior Discount Contingent Principal Notes due 2008 issued by Intermediate as of the issue date of such new notes and (d) eliminate the supplemental loan availability in fiscal 2003.

(18)    Recent Accounting Pronouncements

        In June 2001, the Financial Accounting Standards Board, ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 143, "Accounting for Asset Retirement Obligations". SFAS No. 143 requires the Company to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets and a corresponding asset which is depreciated over the life of the asset. Subsequent to the initial measurement of the asset retirement obligation, the obligation will be adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. Management does not believe that the adoption of SFAS No. 143 will have a significant impact on the Company's financial statements.

        In July 2001, the FASB issued SFAS No. 141, "Business Combinations" and SFAS No. 142., "Goodwill and Other Intangible Assets". SFAS No. 141 eliminates the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001 and modifies the application of the purchase accounting method effective for transactions that are completed after June 30, 2001. SFAS No. 142 eliminated the requirement to amortize goodwill and intangible assets having indefinite useful lives but requires testing at least annually for impairment. Intangible assets that have finite lives will continue to be amortized over their useful lives. SFAS No. 142 applies to goodwill and intangible assets arising from transactions completed before and after the statement's effective dated of January 1, 2002. The adoption of these statements in fiscal 2002 did not have any effect on the Company's financial statements.

        In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 addresses financial accounting and reporting for the impairment of disposal of long-lived assets and requires companies to separately report discontinued operations and extends that reporting to a component of an entity that either has been disposed of or is classified as held for sale. This statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No. 144 was effective for fiscal years beginning after December 15, 2001. The adoption of SFAS No. 144 did not have a significant impact on the Company's financial statements.

        In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB statements No. 4, 44, and 64, Amendment of FASB Statement No 13, and Technical Corrections". SFAS No. 145 primarily affects the reporting requirements and classification of gains and losses from the extinguishment of debt, rescinds the transitional accounting requirement for intangible assets of motor carriers, and requires that certain lease modifications with economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-leaseback transactions. SFAS No. 145 is effective for financial statements issued after April 2003, with the exception of the provisions affecting the accounting for lease transactions, which should be applied for transactions entered into after May 15, 2002, and the provisions affecting classification of gains and losses from the extinguishment of debt, which should be applied in fiscal years after May 15, 2002. Management has classified the loss from the refinancing of its credit facility in December 2002 as a component of interest expense in the Company's financial statements.

        In June 2002, the FASB issued SFAS No. 146—"Accounting for Costs Associated with Exit or Disposal Activities". SFAS No. 146 addresses accounting and reporting for costs associated with exit or disposal activities. SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized and measured initially at fair value when the liability is incurred. SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of SFAS No. 146 in the fourth quarter of 2002 did not have an impact on the Company's financial statements.

        In November 2002, the FASB issued FASB interpretation ("FIN") No. 45—"Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others". This interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued and requires that they be recorded at fair value. The initial recognition and measurement provisions of this interpretation are to be applied on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements of this interpretation are effective for periods ending after December 15, 2002.

        In December 2002, the FASB issued SFAS No. 148,—"Accounting for Stock-Based Compensation—Transition and Disclosure, an amendment of FASB Statement No. 123". This Statement amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternate methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. This Statement also amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The amendments to SFAS 123 regarding disclosure are effective for fiscal years ending after December 15, 2002. The Company applies APB Opinion No. 25 in accounting for its employee stock option plans.

        In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities—and Interpretation of Accounting Research Bulletin No. 51". FIN No. 46 requires unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse the risks and rewards of ownership among their owners and other parties involved. The provisions of FIN No. 46 are applicable immediately to all variable interest entities created after January 31, 2003 and variable interest entities in which a company obtains an interest after that date. For variable interest entities created before January 31, 2003, the provisions of this interpretation are effective July 1, 2003. The adoption of FIN No. 46 is not expected to have any effect on the Company's financial statements.

(19)    Quarterly Financial Information (Unaudited)

	13 weeks ended 5/4/02(a)	13 weeks ended 8/3/02	13 weeks ended 11/2/02	13 weeks ended 2/1/03(b)	52 weeks ended 2/1/03
	($ in millions)
Net sales	$157.9	$160.9	$181.9	$231.6	$732.3
Gross profit	67.0	61.0	75.9	83.8	287.7
Net income (loss)	$(12.1)	$(7.1)	$(.7)	$(20.7)	$(40.6)
	13 weeks ended 5/5/01	13 weeks ended 8/4/01	13 weeks ended 11/3/01	14 weeks ended 2/2/02	53 weeks ended 2/2/02
	($ in millions)
Net sales	$158.9	$160.5	$187.1	$234.8	$741.3
Gross profit	68.2	60.5	82.8	104.1	315.6
Net income (loss)	$(9.3)	$(8.6)	$.3	$6.6	$(11.0)

(a)
Net income (loss) includes a pre-tax charge of $4.6 million related to severance costs for approximately 120 employees and the departure of Mark Sarvary, a former Chief Executive Officer in April 2002. The staff reductions occurred in the first quarter of fiscal 2002 and the related payments were incurred primarily in the second quarter of fiscal 2002.

(b)
Net income (loss) includes (a) pre-tax charges of $7.7 million related to severance costs and other one-time employment related expenses, primarily relating to the terminations of several executive employees, the termination of employment of Kenneth Pilot, a former Chief Executive Officer in January 2003 and a non-recoverable employment bonus for the Company's new President, Jeffrey Pfeifle, (b) $1.8 million to write-off deferred financing charges in connection with the refinancing of our credit facility (c) a $9 million inventory writedown as a result of the Company's decision to modify its strategy on the disposition of inventory to accelerate inventory clearing at the end of each selling season and (d) a tax provision of $6.5 million on a pre-tax loss of $14.2 million as a result of providing a valuation allowance against deferred tax assets at February 1, 2003.

 J. CREW GROUP, INC. AND
SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)
(unaudited)

	August 2, 2003	February 1, 2003
		(Restated—see note 4)
Assets
Current assets:
Cash and cash equivalents	$31,497	$18,895
Merchandise inventories	84,810	107,318
Prepaid expenses and other current assets	19.316	24,886
Refundable income taxes	6,278	6,278

Total current assets	140,901	157,377

Property and equipment—at cost	304,806	300,910
Less accumulated depreciation and amortization	(148,859)	(129,363)

	155,947	171,547

Deferred income tax assets	5,000	5,000
Other assets	15,457	14,954

Total assets	$317,305	$348,878

Liabilities and Stockholders' Deficit
Current liabilities:
Current portion of long-term debt	$1,164	$—
Accounts payable and other current liabilities	93,992	116,384
Federal and state income taxes	2,716	2,978

Total current liabilities	97,872	119,362

Deferred credits	61,068	65,141

Long-term debt	290,358	292,000

Redeemable preferred stock	190,770	171,238

Stockholders' deficit	(322,763)	(298,863)

Total liabilities and stockholders' deficit	$317,305	$348,878

See notes to unaudited condensed consolidated financial statements.

J. CREW GROUP, INC. AND
SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands)

(unaudited)

	Twenty-six weeks ended
	August 2, 2003	August 3, 2002
Revenues:
Net sales	$311,778	$318,829
Other	16,784	15,856

	328,562	334,685

Cost of goods sold including buying and occupancy costs	223,500	206,700
Selling, general and administrative expenses	127,746	138,425

Loss from operations	(22,684)	(10,440)
Interest expense—net	(22,790)	(19,133)
Gain on exchange of debt (net of related expenses of $2,992)	41,085	—

Loss before income taxes	(4,389)	(29,573)
Income tax benefit	—	10,350

Net loss	$(4,389)	$(19,223)

See notes to unaudited condensed consolidated financial statements.

J. CREW GROUP, INC. AND
SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Twenty-six weeks ended
	August 2, 2003	August 3, 2002
	(unaudited) (in thousands)
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(4,389)	$(19,223)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	16,329	16,496
Amortization of deferred financing costs	933	1,343
Non cash compensation expense	21	(594)
Non cash interest expense	11,722	8,621
Gain on exchange of debt	(41,085)	—
Changes in operating assets and liabilities:
Merchandise inventories	22,508	(8)
Prepaid expenses and other current assets	6,570	4,309
Other assets	11	(1,696)
Accounts payable and other liabilities	(17,893)	(33,115)
Federal and state income taxes	(262)	(10,796)

Net cash used in operating activities	(5,535)	(34,663)

CASH FLOW FROM INVESTING ACTIVITIES:
Capital expenditures	(5,800)	(18,787)
Proceeds from construction allowances	1,000	3,245

Net cash used in investing activities	(4,800)	(15,542)

CASH FLOW FROM FINANCING ACTIVITIES:
Increase in notes payable, bank	—	48,000
Additional long term debt	25,820	—
Repayment of long-term debt	(291)	—
Costs incurred in connection with debt financing	(2,592)	—

Net cash provided by financing activities	22,937	48,000

INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	12,602	(2,205)
CASH AND CASH EQUIVALENTS—BEGINNING OF PERIOD	18,895	16,201

CASH AND CASH EQUIVALENTS—END OF PERIOD	$31,497	$13,996

NON-CASH FINANCING ACTIVITIES:
Dividends on preferred stock	$19,532	$16,992

Interest payable on 13 1/8% Senior Discount Debentures at February 1, 2003 capitalized and added to the principal amount of debt	$4,416	$—

See notes to unaudited condensed consolidated financial statements.

 J. CREW GROUP, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Twenty-six weeks ended August 2, 2003 and August 3, 2002

1.    Basis of Presentation

        The accompanying unaudited condensed consolidated financial statements include the accounts of J. Crew Group, Inc. and its wholly-owned subsidiaries (collectively, "Holdings"). All significant intercompany balances and transactions have been eliminated in consolidation.

        The condensed consolidated balance sheet as of August 2, 2003 and the condensed consolidated statements of operations and cash flows for the thirteen and twenty-six week periods ended August 2, 2003 and August 3, 2002 have been prepared by Holdings and have not been audited. In the opinion of management, all adjustments, consisting of only normal recurring adjustments necessary for the fair presentation of the financial position of Holdings, the results of its operations and cash flows have been made.

        Certain information and footnote disclosure normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. These financial statements should be read in conjunction with the financial statements and notes thereto included in the Holdings consolidated financial statements for the fiscal year ended February 1, 2003.

        The results of operations for the twenty-six-week period ended August 2, 2003 are not necessarily indicative of the operating results for the full fiscal year.

2.    Exchange Offer

        On May 6, 2003, Holdings (through its newly-formed, wholly owned subsidiary, J. Crew Intermediate LLC ("Intermediate")) completed an offer to exchange 16% Senior Discount Contingent Principal Notes due 2008 of Intermediate (new notes) for its outstanding 13 1/8% Senior Discount Debentures due 2008 (existing debentures). Approximately 85% of the outstanding debentures were tendered for exchange. The new notes are the direct, unsecured and unconditional obligations of Intermediate.

        Intermediate exchanged $87,006,000 fair value of new notes for $131,083,000 face amount (including accrued interest of $10,750,000) of existing debentures. The difference between the fair value of the new notes and the carrying value of the existing debentures is included as a gain in the statement of operations for the period ended August 2, 2003. The new notes were initially recorded at their fair value and the debt issuance discount of $44,077,000 will be accreted to the principal amount over the life of the new notes as additional interest expense.

        Interest from October 15, 2002 through May 5, 2003 was paid on the existing debentures not exchanged at 13 1/8%. Interest from October 15, 2002 through May 5, 2003 on the existing debentures that were exchanged was added to the principal amount at 16% in accordance with the terms of the exchange offer.

        The new notes bear interest at 16% payable in arrears on May 15 and November 15. Interest from date of issuance through November 15, 2005 will be added to the principal amount of the new notes. Effective November 15, 2005, interest will accrue and become payable on each May 15 and November 15 thereafter through May 15, 2008.

        Commencing on May 15, 2004 and on each May 15 through May 15, 2008, the accreted value of the new notes will be increased by 10% of earnings before interest, taxes and depreciation and amortization [EBITDA] in excess of $50.0 million for the immediately preceding fiscal year. Interest at 16% will accrue on such increase in principal.

3.    Debt Financing

        (a) On February 4, 2003, Holdings and J. Crew Operating Corp. ("Operating Corp.") entered into a credit agreement with TPG-MD Investment, LLC, a related party, which provides for a Tranche A loan to Operating Corp. in an aggregate principal amount of $10.0 million and a Tranche B loan to Operating Corp. in an aggregate principal amount of $10.0 million. The loans are due in February 2008 and bear interest at 5.0% per annum payable semi-annually in arrears on January 31 and July 31, commencing on July 31, 2003. Interest will compound and be capitalized and added to the principal amount on each interest payment date. The outstanding amount of these loans is convertible into shares of common stock of Holdings at $6.82 per share. These loans are subordinated in right of payment to the prior payment of all senior debt and are on the same terms as the 10 3/8% Senior Subordinated Notes due 2008 of Operating Corp.

        (b) The Loan and Security Agreement dated December 23, 2002, as amended, by and among Wachovia Bank, N.A., as arranger, Congress Financial Corporation, as administrative and collateral agent and a syndicate of lenders (the "Congress Credit Facility") was further amended on April 4, 2003 to (a) consent to the formation of J.Crew Intermediate LLC and the exchange offer; (b) carve-out from the EBITDA covenant for fiscal 2002 a $9.0 million one-time charge for non-current inventory; (c) modify required EBITDA covenant levels and (d) eliminate the supplemental loan availability in fiscal 2003.

        (c) On April 8, 2003, Operating Corp. borrowed the real estate availability of $5.8 million under the Congress Credit Facility. This borrowing is repayable at $97,000 per month commencing June 1, 2003.

4.    Restatement—reclassification of Series A Preferred Stock

        The liquidation value of the Series B preferred stock and the accumulated and unpaid dividends related to the Series A and Series B preferred stock are redeemable on October 17, 2009. The liquidation value of the Series A preferred stock, which aggregates $92.8 million, is not mandatorily redeemable and the consolidated balance sheet at February 1, 2003 has been restated to reclassify this amount to stockholders' deficit, as follows:

	As of February 1, 2003
	As Reported	As Restated
Redeemable preferred stock	$264,038	$171,238

Stockholders' deficit	$(391,663)	$(298,863)

        The company is in the process of assessing the possible need for amending prior period filings as a result of the restatement.

5.    Recent Accounting Pronouncements

        In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." The provisions of this statement are effective for contracts entered into or modified after June 30, 2003 and hedging relationships designated after June 30, 2003. The provisions of the Statement related to Statement 133 implementation issues that have been effective for fiscal quarters that begin prior to June 15, 2003 should continue to be applied in accordance with their respective effective dates. The adoption of SFAS No. 149 will not have a significant effect on the Company's financial statements.

        In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. The provisions of this Statement are effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 will result in a reclassification of the liquidation value and accumulated and unpaid dividends of the Series B preferred stock and the accumulated and unpaid dividends related to the Series A preferred stock to liabilities. ($190.8 million as of August 2, 2003)

        In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities." The FASB believes that if a business enterprise has a controlling interest in a variable interest entity, the assets, liabilities and results of the variable interest entity should be included in the consolidated financial statements with those of the business enterprise. The Interpretation applies immediately to enterprises that hold a variable interest in variable interest entities created after January 31, 2003. It applies in the first fiscal year or interim period beginning after June 15, 2003 to enterprises that hold a variable interest in variable interest entities created before February 1, 2003. The adoption of FASB Interpretation No. 46 will not have a significant effect on the Company's financial statements.

        EITF Issue No. 02-16 "Accounting by Customer (including a Reseller) for Certain Consideration Received from a Vendor" is effective for fiscal periods beginning after December 15, 2002. This release addresses how a reseller of a vendor's products should account for cash consideration received from a vendor, and provides that cash consideration received by a customer from a vendor is presumed to be a reduction of the prices of the vendor's products or services, and should, therefore, be characterized as a reduction of cost of sales when recognized in the customer's income statement. However, the presumption is overcome when the consideration is either a payment for assets or services delivered to the vendor, or a reimbursement of costs incurred by the customer to sell the vendor's products. The adoption of EITF 02-16 did not have any effect on the Company's financial statements, since the Company sells all its merchandise under its own brand name and receives no incentives from vendors.

Independent Auditors' Report

The Board of Directors and Stockholders
J. Crew Operating Corp. and Subsidiaries:

        We have audited the consolidated financial statements of J. Crew Operating Corp. and subsidiaries (the "Company") as listed in the accompanying Index. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedule listed in the accompanying index. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of J. Crew Operating Corp. and subsidiaries as of February 1, 2003 and February 2, 2002 and the results of their operations and their cash flows for each of the years in the three-year period ended February 1, 2003, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

KPMG LLP

March 25, 2003,
except as to note 15, the date of which is April 4, 2003

J. CREW OPERATING CORP. AND
SUBSIDIARIES

Consolidated Balance Sheets

(in thousands)

	February 1, 2003	February 2, 2002
Assets
Current assets:
Cash and cash equivalents	$18,895	$16,201
Merchandise inventories	107,318	138,918
Prepaid expenses and other current assets	24,886	27,026
Refundable income taxes	6,278	—

Total current assets	157,377	182,145

Property and equipment—at cost:
Land	1,710	1,610
Buildings and improvements	11,705	11,700
Furniture, fixtures and equipment	102,108	105,292
Leasehold improvements	182,226	170,195
Construction in progress	3,161	4,903

	300,910	293,700
Less accumulated depreciation and amortization	129,363	106,427

	171,547	187,273

Other assets	13,646	12,310

Total assets	$342,570	$381,728

Liabilities and Stockholder's Equity
Current liabilities:
Accounts payable	$54,921	$66,703
Other current liabilities	56,255	61,788
Income taxes payable	2,978	10,109
Deferred income taxes	910	5,604

Total current liabilities	115,064	144,204

Long-term debt	150,000	150,000

Deferred credits	65,141	67,235

Due to J. Crew Group, Inc.	2,040	1,142

Stockholder's equity	10,325	19,147

Total liabilities and stockholder's equity	$342,570	$381,728

See accompanying notes to consolidated financial statements.

J. CREW OPERATING CORP. AND
SUBSIDIARIES

Consolidated Statements of Operations

(in thousands)

	Years ended
	February 1, 2003	February 2, 2002	February 3, 2001
Revenues:
Net sales	$732,279	$741,280	$787,658
Other	34,103	36,660	38,317

	766,382	777,940	825,975
Operating costs and expenses:
Cost of goods sold, including buying and occupancy costs	478,700	462,371	463,909
Selling, general and administrative expenses	291,054	294,907	301,216
Write down of assets and other charges in connection with discontinuance of Clifford & Wills	—	—	4,130

	769,754	757,278	769,255

Income/(loss) from operations	(3,372)	20,662	56,720
Interest expense—net	23,200	20,890	22,787
Income/(loss) before income taxes	(26,572)	(228)	33,933
(Provision) benefit for income taxes	17,750	167	(12,180)

Net income/(loss)	$(8,822)	$(61)	$21,753

See accompanying notes to consolidated financial statements.

J. CREW OPERATING CORP. AND
SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

	Years ended
	February 1, 2003	February 2, 2002	February 3, 2001
Cash flows from operating activities:
Net income/(loss)	$(8,822)	$(61)	$21,753
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation and amortization	34,451	31,718	22,600
Amortization of deferred financing costs	4,202	1,770	2,548
Deferred income taxes	(4,694)	1,873	4,706
Non-cash compensation expense	(1,053)	913	—
Write down of assets and other charges in connection with discontinued catalog	—	—	4,130
Changes in operating assets and liabilities:
Merchandise inventories	31,600	1,749	(10,739)
Prepaid expenses and other current assets	2,140	(3,286)	6,343
Other assets	(2,470)	(3,416)	(2,781)
Net assets held for disposal	—	—	4,797
Accounts payable	(11,782)	16,998	8,754
Other liabilities	(3,835)	(13,671)	5,407
Income taxes payable	(13,409)	(8,741)	2,894

Net cash provided by operating activities	26,368	25,846	70,412

Cash flows from investing activities:
Capital expenditures	(26,920)	(61,862)	(55,694)
Proceeds from construction allowances	6,502	19,287	13,519

Net cash used in investing activities	(20,418)	(42,575)	(42,175)

Cash flows from financing activities:
Costs incurred in refinancing Credit Facility	(3,256)	—	—
Repayment of long-term debt	—	—	(34,000)

Net cash used in financing activities	(3,256)	—	(34,000)

Increase (decrease) in cash and cash equivalents	2,694	(16,729)	(5,763)
Cash and cash equivalents at beginning of year	16,201	32,930	38,693

Cash and cash equivalents at end of year	$18,895	$16,201	$32,930

See accompanying notes to consolidated financial statements.

J. CREW OPERATING CORP. AND
SUBSIDIARIES

Notes to Consolidated Financial Statements

Years ended February 1, 2003, February 2, 2002 and February 3, 2001

(1)   Nature Of Business And Summary Of Significant Accounting Policies

(a)    Principles of Consolidation

        The accompanying consolidated financial statements include the accounts of J. Crew Operating Corp. ("Operating Corp.") and its wholly-owned subsidiaries (collectively, the "Company"). Operating Corp. is a wholly owned subsidiary of J. Crew Group, Inc. ("Holdings"). All significant intercompany balances and transactions have been eliminated in consolidation.

(b)    Business

        The Company designs, contracts for the manufacture of, markets and distributes men's and women's apparel, shoes and accessories under the J. Crew brand name. The Company's products are marketed, primarily in the United States, through various channels of distribution, including retail and factory stores, catalogs, and the Internet. The Company is also party to a licensing agreement which grants the licensee exclusive rights to use the Company's trademarks in connection with the manufacture and sale of products in Japan. The license agreement provides for payments based on a specified percentage of net sales.

        The Company is subject to seasonal fluctuations in its merchandise sales and results of operations. The Company expects its sales and operating results generally to be lower in the first and second quarters than in the third and fourth quarters (which include the back-to-school and holiday seasons) of each fiscal year.

        A significant amount of the Company's products are produced in the Far East through arrangements with independent contractors. As a result, the Company's operations could be adversely affected by political instability resulting in the disruption of trade from the countries in which these contractors are located or by the imposition of additional duties or regulations relating to imports or by the contractor's inability to meet the Company's production requirements.

(c)    Segment Information

        The Company operates in one reportable business segment. All of the Company's identifiable assets are located in the United States. Export sales are not significant.

(d)    Fiscal Year

        The Company's fiscal year ends on the Saturday closest to January 31. The fiscal years 2002, 2001, and 2000 ended on February 1, 2003 (52 weeks), February 2, 2002 (52 weeks), and February 3, 2001 (53 weeks).

(e)    Cash Equivalents

        For purposes of the consolidated statements of cash flows, the Company considers all highly liquid debt instruments, with maturities of 90 days or less when purchased, to be cash equivalents. Cash equivalents, which were $11,224,000 and $7,895,000 at February 1, 2003 and February 2, 2002, are stated at cost, which approximates market value.

(f)    Merchandise Inventories

        Merchandise inventories are stated at the lower of average cost or market. The Company capitalizes certain design, purchasing and warehousing costs in inventory.

(g)    Advertising and Catalog Costs

        Direct response advertising which consists primarily of catalog production and mailing costs, are capitalized and amortized over the expected future revenue stream. The Company accounts for catalog costs in accordance with the AICPA Statement of Position ("SOP") 93-7, "Reporting on Advertising Costs." SOP 93-7 requires that the amortization of capitalized advertising costs be the amount computed using the ratio that current period revenues for the catalog cost pool bear to the total of current and estimated future period revenues for that catalog cost pool. The capitalized costs of direct response advertising are amortized, commencing with the date catalogs are mailed, over the duration of the expected revenue stream, which was four months for the fiscal years 2001, 2002 and 2003. Deferred catalog costs, included in prepaid expenses and other current assets, as of February 1, 2003 and February 2, 2002 were $6,197,000 and $7,959,000. Catalog costs, which are reflected in selling and administrative expenses, for the fiscal years 2002, 2001, and 2000 were $56,695,000, $65,477,000 and $69,000,000.

        All other advertising costs, which are not significant, are expensed as incurred.

(h)    Property and Equipment

        Property and equipment are stated at cost and are depreciated over the estimated useful lives by the straight-line method. Buildings and improvements are depreciated over estimated useful lives of twenty years. Furniture, fixtures and equipment are depreciated over estimated useful lives, ranging from three to ten years. Leasehold improvements are amortized over the shorter of their useful lives or related lease terms.

        Significant systems development costs are capitalized and amortized on a straight-line basis over periods ranging from three to five years. Approximately $.6 million and $8.5 million of system development costs were capitalized in fiscal years 2002 and 2001.

        The Company receives construction allowances upon entering into certain store leases. These construction allowances are recorded as deferred credits and are amortized over the term of the related lease (deferred landlord contributions were $52,061,000 and $54,492,000 at February 1, 2003 and February 1, 2002, respectively).

(i)    Debt Issuance Costs

        Debt issuance costs (included in other assets) of $5,435,000 and $5,195,000 at February 1, 2003 and February 2, 2002 are amortized over the term of the related debt agreements.

(j)    Income Taxes

        The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". This statement requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred taxes are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The provision for income taxes includes taxes currently payable and deferred taxes resulting from the tax effects of temporary differences between the financial statement and tax bases of assets and liabilities.

(k)    Revenue Recognition

        Revenue is recognized for catalog and internet sales when merchandise is shipped to customers and at the time of sale for retail sales. The Company accrues a sales return allowance for estimated returns of merchandise subsequent to the balance sheet date that relate to sales prior to the balance sheet date. Amounts billed to customers for shipping and handling fees related to catalog and internet sales are included in other revenues at the time of shipment. Royalty revenue is recognized as it is earned based on contractually specified percentages applied to reported sales. Advance royalty payments are deferred and recorded as revenue when the related sales occur.

(l)    Operating Expenses

        Cost of goods sold (including buying and occupancy costs) includes the direct cost of purchased merchandise, inbound freight, design, buying and manufacturing costs, occupancy costs related to store operations and all shipping and handling and delivery costs associated with our direct business.

        Selling, general and administrative expenses costs include all operating expenses not included in cost of goods sold, primarily catalog production and mailing costs, certain warehousing expenses, store expenses other than occupancy costs, depreciation and amortization expenses and credit card fees.

(m)    Store Preopening Costs

        Costs associated with the opening of new retail and outlet stores are expensed as incurred.

(n)    Derivative Financial Instruments

        Derivative financial instruments are used by the Company from time to time to manage its interest rate and foreign currency exposures. For interest rate swap agreements, the net interest paid is recorded as interest expense on a current basis. Gains or losses resulting from market fluctuations are not recognized. The Company from time to time enters into forward foreign exchange contracts as hedges relating to identifiable currency positions to reduce the risk from exchange rate fluctuations.

(o)    Use of Estimates in the Preparation of Financial Statements

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(p)    Impairment of Long-Lived Assets

        The Company reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company assesses the recoverability of such assets based upon estimated cash flow forecasts.

(q)    Stock Based Compensation

        The Company accounts for stock-based compensation using the intrinsic value method of accounting for employee stock options as permitted by SFAS No. 123, "Accounting for Stock-Based Compensation". Accordingly, compensation expense is not recorded for options granted if the option price is equal to or in excess of the fair market price at the date of grant. If the Company had adopted the fair value recognition provisions of SFAS No. 123, the effect on net income would not be material.

(2)   Events of September 11, 2001

        The terrorist events of September 11, 2001 resulted in the destruction of the Company's retail store located at the World Trade Center in New York City, resulting in the loss of inventories and store fixtures, equipment and leasehold improvements. These losses and the resulting business interruption are covered by insurance policies maintained by the Company.

        The statement of operations for the year ended February 2, 2002 included losses of $1.9 million relating to inventories and stores fixtures, equipment and leasehold improvements. Insurance recoveries in fiscal 2001 were recorded to the extent of the losses recognized. The statement of operations for the year ended February 1, 2003 includes a gain of $1,420,000, as a result of additional insurance recoveries during fiscal 2002. This gain was classified as a reduction of selling, general and administrative expenses. Additional insurance recoveries, which may be received in the future including recoveries for business interruption, will be recorded at the time of settlement.

(3)   Disposal of a Business

        In 1998, management of the Company made a decision to exit the catalog and outlet store operations of Clifford & Wills ("C&W"). Revenues and expenses of C&W for fiscal 2000 were not material and as a result have been netted in the accompanying consolidated statements of operations.

        In February 2000, the Company sold certain intellectual property assets to Spiegel Catalog Inc. for $3.9 million. In connection with this sale the Company agreed to cease the fulfillment of catalog orders but retained the right to operate C&W outlet stores and conduct other liquidation sales of inventories through December 31, 2000. After consideration of the proceeds from the sale of assets and other terms of the agreement the Company provided $4,000,000 to write down inventories to net realizable value as of January 29, 2000. At February 3, 2001, the Company determined that the realizable value of the remaining net assets of C&W, primarily inventories, was less than their carrying amounts and an additional charge of $4,130,000 was taken.

(4)   Other Current Liabilities

        Other current liabilities consist of:

	February 1, 2003	February 2, 2002
Customer liabilities	$9,993,000	$11,381,000
Accrued catalog and marketing costs	2,536,000	3,655,000
Taxes, other than income taxes	2,670,000	2,930,000
Accrued interest	4,390,000	4,690,000
Accrued occupancy	1,024,000	1,036,000
Reserve for sales returns	5,313,000	6,475,000
Accrued compensation	7,475,000	1,697,000
Other	22,854,000	29,924,000

	$56,255,000	$61,788,000

(5)   Lines of Credit

        On December 23, 2002 the Company entered into a Loan and Security Agreement with Wachovia Bank, N.A., as arranger, Congress Financial Corporation, as administrative and collateral agent, and a syndicate of lenders which provides for a maximum credit availability of up to $180.0 million (the "Congress Credit Facility"). The Congress Credit Facility replaced a revolving credit facility which was scheduled to expire in October 2003.

        The Congress Credit Facility provides for revolving loans of up to $160.0 million; supplemental loans of up to $20.0 million each year during the period from April 15 to September 15; and letter of credit accommodations. The Congress Credit Facility expires in December 2005. The total amount of availability is subject to limitations based on specified percentages of eligible receivables, inventories and real property. Real property availability is limited to $5.8 million and will be reduced at a rate of $97,000 per month commencing June 1, 2003. As of February 1, 2003, there was $32.1 million in availability under the Congress Credit Facility.

        Borrowings are secured by a perfected first priority security interest in all the assets of the Company's subsidiaries and bear interest, at the Company's option, at the prime rate plus 0.5% or the Eurodollar rate plus 2.5%. Supplemental loans bear interest at the prime rate plus 3.0%.

        The Congress Credit Facility includes restrictions, including the incurrence of additional indebtedness, the payment of dividends and other distributions, the making of investments, the granting of loans and the making of capital expenditures. The Congress Credit Facility permits restricted payments (by way of dividends or other distributions) with respect to, among other things, the Company's capital stock payable solely in additional shares of its capital stock, the Company's tax sharing agreement, the Series A Preferred Stock of Holdings, the Series B Preferred Stock of Holdings and the 13 1/8% Senior Discount Debentures due 2008 of Holdings. The ability of the Company to declare dividends on its capital stock is also limited by Delaware law, which permits a company to pay dividends on its capital stock only out of its surplus or, in the even that it has no surplus, out of its net profits for the year in which a dividend is declared or for the immediately preceding fiscal year. Under the Congress Credit Facility, the Company is required to maintain minimum levels of earnings before interest, taxes, depreciation, amortization and certain non-cash items, ("EBITDA") if excess availability is less than $15.0 million for any 30 consecutive day period.

        The Congress Credit Facility was amended on February 7, 2003 to provide for an exclusion from the definition of consolidated net income of severance and other one-time employment-related charges of up to $6.7 million in the last quarter of fiscal 2002 and $3.0 million in the first quarter of fiscal 2003.

        Maximum borrowings under revolving credit agreements were $63,000,000, $95,000,000 and $34,000,000 during fiscal years 2002, 2001 and 2000 and average borrowings were $40,400,000, $43,100,000 and $9,800,000. There were no borrowings outstanding at February 1, 2003 and February 2, 2002.

        Outstanding letters of credit established primarily to facilitate international merchandise purchases at February 1, 2003 and February 2, 2002 amounted to $45,900,000 and $46,300,000.

(6)   Long-Term Debt

        Long term debt consists of:

	February 1, 2003	February 2, 2002
10 3/8% senior subordinated notes	$150,000,000	$150,000,000

        The senior subordinated notes are unsecured general obligations of J. Crew Operating Corp., a subsidiary of Holdings, and are subordinated in right of payment to all senior debt. Interest on the notes accrues at the rate of 10 3/8% per annum and is payable semi-annually in arrears on April 15 and October 15. The notes mature on October 15, 2007 and may be redeemed at the option of the issuer subsequent to October 15, 2002 at prices ranging from 105.188% of principal in 2002 to 100% in 2005 and thereafter.

        The senior subordinated notes restrict, among other things, the incurrence of additional indebtedness, the payments of dividends and other distributions, the making of investments, the granting of loans and the making of capital expenditures. Under the senior subordinated notes, Operating Corp. may declare cash dividends to Holdings in an amount sufficient to enable Holdings to make the regularly scheduled payment of interest in respect of the senior discount debentures of Holdings only if (i) such interest payments are made with the proceeds of such dividends, (ii) no default or event of default has occurred and is continuing under the indenture to the senior subordinated notes of Operating Corp. and (iii) immediately before and immediately after giving effect to such declaration of dividends, Operating Corp.'s fixed charge coverage ratio would have been at least 2.0 to 1.0 on a pro forma basis for its most recently ended four fiscal quarters immediately preceding the date of such declaration, as if such declaration had been incurred at the beginning of such four-quarter period).

        The ability of Operating Corp. to declare dividends on its capital stock is also limited by Delaware law, which permits a company to pay dividends on its capital stock only out of its surplus or, in the event that it has no surplus, out of its net profits for the year in which a dividend is declared or for the immediately preceding fiscal year. In order to pay dividends in cash, Operating Corp. must have surplus or net profits equal to the full amount of the cash dividend at the time such dividend is declared. In determining Operating Corp.'s ability to pay dividends, Delaware law permits the board of directors of Operating Corp. to revalue its assets and liabilities from time to time to their fair market values in order to create a surplus.

        Under the indenture governing the senior subordinates notes, the assets of Operating Corp. and its subsidiaries are restricted. Because substantially all of the net assets of Holdings consist of the assets of Operating Corp., substantially all of Holdings' net assets are restricted. At February 1, 2003, Operating Corp. and its subsidiaries had $342,570,000 in total assets and $10,325,000 in stockholders' equity. As of February 1, 2003, there was $32.1 million in availability under the Congress Credit Facility.

(7)   Commitments and Contingencies

(a)    Operating Leases

        As of February 1, 2003, the Company was obligated under various long-term operating leases for retail and outlet stores, warehouses, office space and equipment requiring minimum annual rentals. These operating leases expire on varying dates through 2014. At February 1, 2003 aggregate minimum rentals in future periods are, as follows:

Fiscal year	Amount
2003	52,372,000
2004	49,867,000
2005	47,396,000
2006	45,192,000
2007	43,636,000
Thereafter	143,875,000

        Certain of these leases include renewal options and escalation clauses and provide for contingent rentals based upon sales and require the lessee to pay taxes, insurance and other occupancy costs.

        Rent expense for fiscal 2002, 2001, and 2000 was $50,403,000, $46,573,000 and $45,138,000 including contingent rent based on store sales of $1,187,000, $1,023,000, and $1,974,000.

(b)    Employment Agreements

        The Company is party to employment agreements with certain executives which provide for compensation and certain other benefits. The agreements also provide for severance payments under certain circumstances.

(c)    Litigation

        The Company is subject to various legal proceedings and claims that arise in the ordinary conduct of its business. Although the outcome of these claims cannot be predicted with certainty, management does not believe that it is reasonably possible that resolutions of these legal proceedings will result in unaccrued losses that would be material.

(8)   Employee Benefit Plan

        The Company has a thrift/savings plan pursuant to Section 401 of the Internal Revenue Code whereby all eligible employees may contribute up to 15% of their annual base salaries subject to certain limitations. The Company's contribution is based on a percentage formula set forth in the plan agreement. Company contributions to the thrift/savings plan were $1,834,000, $1,334,000 and $1,241,000 for fiscal 2002, 2001 and 2000.

(9)   License Agreement

        The Company has a licensing agreement through January 2005 with Itochu Corporation, a Japanese trading company. The agreement permits Itochu to distribute J. Crew merchandise in Japan. The Company earns royalty payments under the agreement based on the sales of its merchandise. Royalty income, which is included in other revenues, for fiscal 2002, 2001, and 2000 was $2,280,000, $2,560,000 and $3,020,000.

(10)    Interest Expense—Net

        Interest expense, net consists of the following:

	2002	2001	2000
Interest expense	$19,027,000	$19,415,000	$20,780,000
Amortization of deferred financing costs	4,202,000	1,770,000	2,548,000
Interest income	(29,000)	(295,000)	(541,000)

Interest expense, net	$23,200,000	$20,890,000	$22,787,000

        Deferred financing costs of $1,800,000 were written off in connection with the refinancing of our revolving credit facility in December 2002.

(11)    Other Revenues

        Other revenues consist of the following:

	2002	2001	2000
Shipping and handling fees	$31,823,000	$34,100,000	$35,297,000
Royalties	2,280,000	2,560,000	3,020,000

	$34,103,000	$36,660,000	$38,317,000

(12)    Financial Instruments

        The following disclosure about the fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, "Disclosures About Fair Value of Financial Instruments." The fair value of the Company's long-term debt is estimated to be approximately $138,110,000 and $119,754,000 at February 1, 2003 and February 2, 2002, and is based on dealer quotes or quoted market prices of the same or similar instruments. The carrying amount of long-term debt was $150,000,000 at February 1,

2003 and February 2, 2002. The carrying amount reported in the consolidated balance sheets for cash and cash equivalents, notes payable-bank, accounts payable and other current liabilities approximate fair value because of the short-term maturity of those financial instruments. The estimates presented herein are not necessarily indicative of amounts the Company could realize in a current market exchange.

(13)    Income Taxes

        The income tax provision/benefit consists of:

	2002	2001	2000
Current:
Foreign	$193,000	$260,000	$300,000
Federal	(13,449,000)	(2,400,000)	6,253,000
State and local	200,000	100,000	920,000

	(13,056,000)	(2,040,000)	7,473,000

Deferred	(4,694,000)	1,873,000	4,707,000

Total	$(17,750,000)	$(167,000)	$12,180,000

        A reconciliation between the provision/(benefit) for income taxes based on the U.S. Federal statutory rate and the Company's effective rate is as follows.

	2002	2001	2000
Federal income tax rate	(35.0)%	(35.0)%	35.0%
State and local income taxes, net of federal benefit	—	134.6	3.2
Reversal of prior year tax accruals	(38.6)	—	—
Nondeductible expenses and other	6.8	(172.8)	(2.3)

Effective tax rate	(66.8)%	(73.2)%	35.9%

        The tax effect of temporary differences which give rise to deferred tax assets and liabilities are:

	February 1, 2003	February 2, 2002
Deferred tax assets:
Federal NOL carryforwards	$5,040,000	$—
State and local NOL carryforwards	1,400,000	1,900,000
Reserve for sales returns	2,202,000	2,603,000
Other	3,873,000	6,637,000

	12,515,000	11,140,000

Deferred tax liabilities:
Prepaid catalog and other prepaid expenses	(9,872,000)	(8,841,000)
Difference in book and tax basis for property and equipment	(3,553,000)	(7,903,000)

	(13,425,000)	(16,744,000)

Net deferred income tax liabilities	$(910,000)	$(5,604,000)

        The Company has state and local income tax net operating loss carryforwards of varying amounts.

(14)    Stock Compensation Plans

1997 Stock Option Plan

        Under the terms of the 1997 Stock Option Plan, an aggregate of 1,910,000 shares are available for grant to certain key employees or consultants. The options have terms of seven to ten years and become exercisable over a period of five years. Options granted under the Option Plan are subject to various conditions, including under some circumstances, the achievement of certain performance objectives.

        A summary of stock option activity for the 1997 Plan was, as follows:

	2002		2001		2000
	Shares	Weighted average exercise price	Shares	Weighted average exercise price	Shares	Weighted average exercise price
Outstanding, beginning of year	1,808,790	$9.97	1,788,750	$9.15	1,532,800	$8.87
Granted	395,500	7.64	283,000	14.53	374,700	10.17
Exercised	—	—	—	—	(2,000)	6.82
Cancelled	(597,560)	10.29	(262,960)	9.31	(116,750)	8.72

Outstanding, end of year	1,606,730	$9.27	1,808,790	$9.97	1,788,750	$9.15

Options exercisable at end of year	842,340	$9.81	728,950	$9.21	583,000	$9.24

        The following table summarizes information about stock options outstanding as of February 1, 2003.

	Outstanding			Exercisable
			Weighted average remaining contractual life
Range	Number of options	Weighted average option price		Number of options	Weighted average option price
$ 6.82 - $ 8.53	791,640	$6.89	70 months	330,920	$6.99
$10.00 - $20.81	815,090	$11.59	83 months	511,420	$11.67
$ 6.82 - $20.81	1,606,730	$9.27	77 months	842,340	$9.81

2003 Equity Incentive Plan

        In January 2003, the Board of Directors of Holdings approved the adoption of the 2003 Equity Incentive Plan. Under the terms of the 2003 Plan, an aggregate of 4,798,160 shares of common stock are available for award to key employees and consultants in the form of non-qualified stock options and restricted shares as follows:

  •
  1,115,812 shares are reserved for the issuance of stock options at an exercise price of $6.82 or fair market value, whichever is greater;

  •
  1,115,812 shares are reserved for the issuance of stock options at an exercise price of $25.00 or fair market value, whichever is greater;

  •
  1,115,812 shares are reserved for the issuance of stock options at an exercise price of $35.00 or fair market value, whichever is greater;

  •
  1,450,724 shares are reserved for the issuance of restricted shares.

        The options have terms of ten years and become exercisable over the period provided in each grant agreement.

        During fiscal 2002, Holdings granted 836,889 options with an exercise price of $6.82, 1,015,425 options with an exercise price of $25.00 and 1,015,425 options with an exercise price of $35.00, and issued 1,004,266 restricted shares under the 2003 plan. None of the options granted during fiscal year 2002 were exercised or cancelled and none are exercisable at February 1, 2003.

        The following table summarizes information about stock options outstanding as of February 1, 2003.

	Outstanding
Range	Number of options	Weighted average option price	Weighted average remaining contractual life
$ 6.82	836,889	$6.82	120 months
$25.00 - $35.00	2,030,850	$30.00	120 months
$ 6.82 - $35.00	2,867,739	$23.24	120 months

(15)    Stockholder's Equity

        The Company has authorized 100 shares of common stock par value $1 per share, all of which was issued and outstanding at February 1, 2003 and February 2, 2002.

        A reconciliation of stockholder's equity is, as follows:

	Year ended
	February 1, 2003	February 2, 2002
Balance, beginning of year	$19,147,000	$19,208,000
Net loss	(8,822,000)	(61,000)

Balance, end of year	$10,325,000	$19,147,000

(16)    Subsequent Events

TPG—MD Investment Loans

        On February 4, 2003, Operating Corp. entered into a credit agreement with TPG-MD Investment, LLC, a related party, which provides for a Tranche A loan to Operating Corp. in an aggregate principal amount of $10.0 million and a Tranche B loan to Operating Corp. in an aggregate principal amount of $10.0 million. The loans are due in February 2008 and bear interest at 5.0% per annum payable semi-annually in arrears on January 31 and July 31, commencing on July 31, 2003. Interest will compound and be capitalized and added to the principal amount on each interest payment date. The outstanding amount of these loans is convertible into shares of common stock of Holdings at $6.82 per share. The loans are subordinated in right of payment to the prior payment of all senior debt and on the same terms as the 10 3/8% senior subordinated notes due 2008 of Operating Corp.

Congress Credit Facility

        The Congress Credit Facility was amended on April 4, 2003 to (a) consent to the formation of J.Crew Intermediate LLC and the Exchange Offer; (b) carve-out a $9.0 million one-time charge for non-current inventory from the EBITDA covenant; (c) reduce the minimum required EBITDA covenant levels, provided that not less than $94.5 million aggregate principal amount of outstanding 13 1/8% Senior Discount Debentures due 2008 issued by Holdings were tendered in exchange for the 16.0% Senior Discount Contingent Principal Notes due 2008 issued by Intermediate as of the issue date of such new notes and (d) eliminate the supplemental loan availability in fiscal 2003.

(17)    Recent Accounting Pronouncements

        In June 2001, the Financial Accounting Standards Board, ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 143, "Accounting for Asset Retirement Obligations". SFAS No. 143 requires the Company to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets and a corresponding asset which is depreciated over the life of the asset. Subsequent to the initial measurement of the asset retirement obligation, the obligation will be adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. Management does not believe that the adoption of SFAS No. 143 will have a significant impact on the Company's financial statements.

        In July 2001, the FASB issued SFAS No. 141, "Business Combinations" and SFAS No. 142., "Goodwill and Other Intangible Assets". SFAS No. 141 eliminates the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001 and modifies the application of the purchase accounting method effective for transactions that are completed after June 30, 2001. SFAS No. 142 eliminated the requirement to amortize goodwill and intangible assets having indefinite useful lives but requires testing at least annually for impairment. Intangible assets that have finite lives will continue to be amortized over their useful lives. SFAS No. 142 applies to goodwill and intangible assets arising from transactions completed before and after the statement's effective dated of January 1, 2002. The adoption of these statements in fiscal 2002 did not have any effect on the Company's financial statements.

        In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 addresses financial accounting and reporting for the impairment of disposal of long-lived assets and requires companies to separately report discontinued operations and extends that reporting to a component of an entity that either has been disposed of or is classified as held for sale. This statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No. 144 was effective for fiscal years beginning after December 15, 2001. The adoption of SFAS No. 144 did not have a significant impact on the Company's financial statements.

        In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB statements No. 4, 44, and 64, Amendment of FASB Statement No 13, and Technical Corrections". SFAS No. 145 primarily affects the reporting requirements and classification of gains and losses from the extinguishment of debt, rescinds the transitional accounting requirement for intangible assets of motor carriers, and requires that certain lease modifications with economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-leaseback transactions. SFAS No. 145 is effective for financial statements issued after April 2003, with the exception of the provisions affecting the accounting for lease transactions, which should be applied for transactions entered into after May 15, 2002, and the provisions affecting classification of gains and losses from the extinguishment of debt, which should be applied in fiscal years after May 15, 2002. Management has classified the loss from the refinancing of its credit facility in December 2002 as a component of interest expense in the Company's financial statements.

        In June 2002, the FASB issued SFAS No. 146—"Accounting for Costs Associated with Exit or Disposal Activities". SFAS No. 146 addresses accounting and reporting for costs associated with exit or disposal activities. SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized and measured initially at fair value when the liability is incurred. SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of SFAS No. 146 in the fourth quarter of 2002 did not have an impact on the Company's financial statements.

        In November, 2002, the FASB issued FASB interpretation ("FIN") No. 45—"Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of

Indebtedness of Others". This interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued and requires that they be recorded at fair value. The initial recognition and measurement provisions of this interpretation are to be applied on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements of this interpretation are effective for periods ending after December 15, 2002.

        In December 2002, the FASB issued No. 148,—"Accounting for Stock-Based Compensation—Transition and Disclosure, an amendment of FASB Statement No. 123" ("SFAS 148"). This Statement amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternate methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. This Statement also amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The amendments to Statement 123 regarding disclosure are effective for fiscal years ending after December 15, 2002. The Company applies APB Opinion No. 25 in accounting for its employee stock option plans.

        In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities—an Interpretation of Accounting Research Bulletin No. 51". FIN No. 46 requires unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse the risks and rewards of ownership among their owners and other parties involved. The provisions of FIN No. 46 are applicable immediately to all variable interest entities created after January 31, 2003 and variable interest entities in which a company obtains an interest after that date. For variable interest entities created before January 31, 2003, the provisions of this interpretation are effective July 1, 2003. The adoption of FIN No. 46 is not expected to have any effect on the Company's financial statements.

(17)    Quarterly Financial Information (Unaudited)

	13 weeks ended 5/4/02(a)	13 weeks ended 8/3/02	13 weeks ended 11/2/02	13 weeks ended 2/1/03(b)	52 weeks ended 2/1/03
	($ in millions)
Net sales	$157.9	$160.9	$181.9	$231.6	$732.3
Gross profit	67.0	61.0	75.9	83.8	287.7
Net income (loss)	$(9.1)	$(4.1)	$2.1	$2.3	$(8.8)
	13 weeks ended 5/5/01	13 weeks ended 8/4/01	13 weeks ended 11/3/01	14 weeks ended 2/2/02	53 weeks ended 2/2/02
Net sales	$158.9	$160.5	$187.1	$234.8	$741.3
Gross profit	68.2	60.5	82.8	104.1	315.6
Net income (loss)	$(7.1)	$(6.1)	$2.7	$10.4	$(.1)

(a)
Net income (loss) includes a pre-tax charge of $4.6 million related to severance costs for approximately 120 employees and the departure of Mark Sarvary, a former Chief Executive Officer in April 2002. The staff reductions occurred in the first quarter of fiscal 2002 and the related payments were incurred primarily in the second quarter of fiscal 2002.

(b)
Net income (loss) includes pre-tax charges of (a) $7.7 million related to severance costs and other one-time employment related expenses, primarily relating to the terminations of several executive employees, the termination of employment of Kenneth Pilot, a former Chief Executive Officer in January 2003 and a non-recoverable employment bonus for the Company's new President, Jeffrey Pfeifle, (b) $1.8 million to write-off deferred financing charges in connection with the refinancing of our credit facility and (c) a $9 million inventory writedown as a result of the Company's decision to modify its strategy on the disposition of inventory to accelerate inventory clearing at the end of each selling season and (d) a tax benefit of $11.8 million on a pre-tax loss of $9.5 million as a result of the reversal of $10.3 million of prior year tax accruals at February 1, 2003.

 J. CREW OPERATING CORP. AND
SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)
(unaudited)

	August 2, 2003	February 1, 2003
Assets
Current assets:
Cash and cash equivalents	$31,497	$18,895
Merchandise inventories	84,810	107,318
Prepaid expenses and other current assets	18,316	24,886
Refundable income taxes	6,278	6,278

Total current assets	140,901	157,377
Property and equipment—at cost	304,806	300,910
less accumulated depreciation and amortization	(148,859)	(129,363)

	155,947	171,547

Other assets	12,877	13,646

Total assets	$309,725	$342,570

Liabilities and Stockholder's Deficit
Current liabilities:
Current portion of long-term debt	$1,164	$—
Accounts payable and other current liabilities	92,465	111,176
Federal and state income taxes	2,716	2,978
Deferred income tax liabilities	910	910

Total current liabilities	97,255	115,064

Deferred credits	61,068	65,141

Long-term debt	174,865	150,000

Due to affiliates	8,225	2,040

Stockholder's deficit	(31,688)	10,325

Total liabilities and stockholder's deficit	$309,725	$342,570

See notes to unaudited condensed consolidated financial statements.

 J. CREW OPERATING CORP. AND
SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands)
(unaudited)

	Twenty-six weeks ended
	August 2, 2003	August 3, 2002
Revenues:
Net sales	$311,778	$318,829
Other	16,784	15,856

	328,562	334,685
Cost of goods sold including buying and occupancy costs	223,500	206,700
Selling, general and administrative expenses	127,725	137,966

Loss from operations	(22,663)	(9,981)
Interest expense—net	(10,030)	(10,399)

Loss before income taxes	(32,693)	(20,380)
Income tax benefit	—	7,130

Net loss	$(32,693)	$(13,250)

See notes to unaudited condensed consolidated financial statements.

J. CREW OPERATING CORP. AND
SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)
(unaudited)

	Twenty-six weeks ended
	August 2, 2003	August 3, 2002
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(32,693)	$(13,230)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	16,329	16,496
Amortization of deferred financing costs	765	1,200
Non cash compensation expense	—	(1,053)
Non-cash interest expense	500	—
Changes in operating assets and liabilities:
Merchandise inventories	22,508	(8)
Prepaid expenses and other current assets	6,570	4,309
Other assets	11	(1,696)
Accounts payable and other liabilities	(18,628)	(33,115)
Federal and state income taxes	(262)	(7,566)

Net cash used in operating activities	(4,900)	(34,663)

CASH FLOW FROM INVESTING ACTIVITIES:
Capital expenditures	(5,800)	(18,787)
Proceeds from construction allowances	1,000	3,245

Net cash used in investing activities	(4,800)	(15,542)

CASH FLOW FROM FINANCING ACTIVITIES:
Increase in notes payable, bank	—	48,000
Additional long-term debt	25,820	—
Repayment of long term debt	(291)	—
Costs incurred in connection with debt financings	(92)	—
Transfers to affiliates	(3,135)	—

	22,302	48,000

INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	12,602	(2,205)
CASH AND CASH EQUIVALENTS—BEGINNING OF PERIOD	18,895	16,201

CASH AND CASH EQUIVALENTS—END OF PERIOD	$31,497	$13,996

See notes to unaudited condensed consolidated financial statements.

J. CREW OPERATING CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Twenty-six weeks ended August 2, 2003 and August 3, 2002

1.    Basis of Presentation

        The accompanying unaudited condensed consolidated financial statements include the accounts of J. Crew Operating Corp. and its wholly-owned subsidiaries (collectively, "Operating Corp."). All significant intercompany balances and transactions have been eliminated in consolidation.

        The condensed consolidated balance sheet as of August 2, 2003 and the condensed consolidated statements of operations and cash flows for the thirteen and twenty-six week periods ended August 2, 2003 and August 3, 2002 have been prepared by Operating Corp. and have not been audited. In the opinion of management all adjustments, consisting of only normal recurring adjustments, necessary for the fair presentation of the financial position of Operating Corp. the results of its operations and cash flows have been made.

        Certain information and footnote disclosure normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. These financial statements should be read in conjunction with the financial statements and notes thereto included in the Operating Corp. consolidated financial statements for the fiscal year ended February 1, 2003.

        The results of operations for the twenty-six-week period ended August 2, 2003 are not necessarily indicative of the operating results for the full fiscal year.

2.    Debt Financings

        (a) On February 4, 2003, Operating Corp. entered into a credit agreement with TPG-MD Investment, LLC, a related party, which provides for a Tranche A loan to Operating Corp. in an aggregate principal amount of $10.0 million and a Tranche B loan to Operating Corp. in an aggregate principal amount of $10.0 million. The loans are due in February 2008 and bear interest at 5.0% per annum payable semi-annually in arrears on January 31 and July 31, commencing on July 31, 2003. Interest will compound and be capitalized and added to the principal amount on each interest payment date. The outstanding amount of these loans is convertible into common stock of Holdings at $6.82 per shares. These loans are subordinated in right of payment to the prior payment of all senior debt and are on the same terms as the 10 3/8% Senior Subordinated Notes due 2008 of Operating Corp.

        (b) The Loan and Security Agreement dated December 23, 2002, as amended, by and among Wachovia Bank, N.A., as arranger, Congress Financial Corporation, as administrative and collateral agent and a syndicate of lenders (the "Congress Credit Facility") was further amended on April 4, 2003 to (a) consent to the formation of J. Crew Intermediate LLC and the exchange offer; (b) carve-out from the EBITDA covenant for fiscal 2002 a $9.0 million one-time charge for non-current inventory; (c) modify required EBITDA covenant levels and (d) eliminate the supplemental loan availability in fiscal 2003.

        (c) On April 8, 2003, Operating Corp. borrowed the real estate availability of $5.8 million under the Congress Credit Facility. This borrowing is repayable at $97,000 per month commencing June 1, 2003.

3.    Stockholder's Deficit

        On February 20, 2003, the Board of Directors of Operating Corp. declared a dividend of $9,320,000 payable to J. Crew Group, Inc.

        No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this Prospectus or in the accompanying Letter of Transmittal. You must not rely on any unauthorized information or representations. This Prospectus and the accompanying Letter of Transmittal are an offer to sell or to buy only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information in this Prospectus is accurate as of the date on the front cover of the Prospectus or the date of the document incorporated by reference. The information in the accompanying Letter of Transmittal is accurate as of its date.

        Manually signed facsimile copies of the Letter of Transmittal and consent will be accepted. The Letter of Transmittal and consent and any other required documents should be sent or delivered by each holder of initial notes or such holder's broker, dealer, commercial bank, trust company or other nominee to the exchange agent at one of its addresses set forth below.

The exchange agent for the exchange offer is:

U.S. Bank National Association

By registered, certified, overnight mail or by hand:
U.S. Bank Corporate Trust Services
60 Livingston Avenue
St. Paul, Minnesota 55107
Attention: Specialized Finance
Telephone: (651) 495-3513
Facsimile: (651) 495-8158

        You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the exchange offer.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

        Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to the standards and restrictions, if any, as are described in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        J. Crew Intermediate LLC (the "Registrant") was formed under the laws of the State of Delaware. The Limited Liability Company Agreement of the Registrant provides for indemnification of the Registrant's officers and directors or members, as the case may be. The Limited Liability Company Agreement of the Registrant provides for indemnification of its sole Member, J. Crew Group, Inc., its officers and directors if such persons acted in good faith on behalf of the Registrant and in a manner reasonably believed to be within the scope of authority conferred on such persons and not by reason of willful misconduct with respect to any acts or omissions.

        The Registrant maintains directors' and officers' liability insurance.

        The foregoing summary is necessarily subject to the complete text of the Delaware Limited Liability Act, our Certificate of Limited Liability and our insurance policy referred to above and are qualified in their entirety by reference thereto.

Item 21.    Exhibits and Financial Statement Schedules.

        Exhibits. A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

        Financial Statement Schedules. A list of the financial statement schedules included as a part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

Item 22.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plans annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d)   The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (e)   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        (f)    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, each registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on September 29, 2003.

J. CREW INTERMEDIATE LLC
By:	/s/ SCOTT GILBERTSON Scott Gilbertson President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SCOTT GILBERTSON Scott Gilbertson	President and Director (Principal Executive Officer)	September 29, 2003
/s/ NICHOLAS LAMBERTI Nicholas Lamberti	Vice President, Corporate Controller and Secretary (Principal Accounting Officer) (Acting Principal Financial Officer)	September 29, 2003

EXHIBIT INDEX

Exhibit No.	Exhibit Description
3.1	Certificate of Formation of J. Crew Intermediate LLC(3)
3.2	Limited Liability Company Agreement of J. Crew Intermediate LLC(3)
4.1
Indenture, dated as of October 17, 1997, between J. Crew Group, Inc. and State Street Bank and Trust Company (incorporated by reference from Exhibit 4.3 to Registration Statement No. 333-42427 filed with the Commission on December 16, 1997) (the "Holdings Registration Statement")
4.2
Indenture, dated as of October 17, 1997, between J. Crew Operating Corp. and State Street Bank and Trust Company (incorporated by reference from Exhibit 4.1 to Registration Statement No. 333-4243 filed with the Commission on December 16, 1997) (the "Operating Registration Statement")
4.3
Registration Rights Agreement, dated as of October 17, 1997, by and among J. Crew Group, Inc., Donaldson Lufkin & Jenrette Securities Corporation and Chase Securities Inc. (incorporated by reference from Exhibit 4.10 to the Holdings Registration Statement)
4.4	Indenture, dated as of May 6, 2003, between J. Crew Intermediate LLC and U.S. Bank National Association (Trustee)(3)
4.5	Registration Rights Agreement, dated as of May 6, 2003, between J. Crew Intermediate LLC and U.S. Bank National Association (Trustee)(3)
4.6	Form of 16% Senior Discount Contingent Principal Notes due 2008 of J. Crew Intermediate LLC (included as Exhibit A to the Indenture filed as Exhibit 4.4 hereto)
4.7	Cross-Reference Sheet showing the location in the Indenture of the provisions inserted pursuant to Sections 310 through 318(a) inclusive of the Trust Indenture Act of 1939(3)
4.8
Credit Agreement, dated as of February 4, 2003, by and between J. Crew Group, Inc., J. Crew Operating Corp., and certain subsidiaries thereof, and TPG-MD Investment, LLC (incorporated by reference from Exhibit 10.1 to Form 8-K filed with the Commission on February 7, 2003)
5.1	Opinion of Cleary Gottlieb Steen & Hamilton(1)
8	Tax opinion of Cleary Gottlieb Steen & Hamilton(1)
10.1	Certificate of Incorporation of J. Crew Operating Corp., as amended (incorporated by reference from Exhibits 3.1 and 3.2 to the Operating Registration Statement)
10.2
By-laws of J. Crew Operating Corp., as amended (incorporated by reference from Exhibit 3 to Form 10-Q for the period ended October 31, 1998 filed with the Commission on December 15, 1998 and Exhibit 3.14 to the Operating Registration Statement)
10.3(a)
Loan and Security Agreement, dated as of December 23, 2002, by and among J. Crew Operating Corp., J. Crew Inc., Grace Holmes, Inc. and H.F.D. No. 55, Inc. as Borrowers, J. Crew Group, Inc. and J. Crew International, Inc. as Guarantors, Wachovia Bank, National Association as Arranger, Congress Financial Corporation as Administrative and Collateral Agent, and the Lenders (incorporated by reference from Exhibit 10.1 to Form 8-K filed with the Commission on December 27, 2002)
10.3(b)	Amendment No. 1, dated as of February 7, 2003, to the Loan and Security Agreement (incorporated by reference from Exhibit 10.1 to Form 8-K filed with the Commission on February 14, 2003)

10.3(c)	Amendment No. 2, dated as of April 4, 2003, to the Loan and Security Agreement (incorporated by reference from Exhibit 10.1 to Form 8-K filed with the Commission on April 8, 2003)
10.4
Credit Agreement, dated as of February 4, 2003, by and between J. Crew Group, Inc., J. Crew Operating Corp., and certain subsidiaries thereof, and TPG-MD Investment, LLC (incorporated by reference from Exhibit 10.1 to Form 8-K filed with the Commission on February 7, 2003)
10.5
Stockholders' Agreement, dated as of October 17, 1997, between J. Crew Group, Inc. and the Stockholder signatories thereto (incorporated by reference from Exhibit 4.1 to the Holdings Registration Statement)
10.6
Stockholders' Agreement, dated as of October 17, 1997, among J. Crew Group, Inc., TPG Partners II, L.P. and Emily Woods thereto (incorporated by reference from Exhibit 10.1 to the Holdings Registration Statement)
10.7
Amendment to Stockholders' Agreement, dated as of February 3, 2003, among J. Crew Group, Inc., TPG Partners II, L.P. and Emily Woods (incorporated by reference from Exhibit 4.1 to Form 8-K filed with the Commission on February 7, 2003)
10.8
Stockholders' Agreement, dated as of September 9, 2002, among J. Crew Group, Inc., TPG Partners II, L.P. and Kenneth Pilot (incorporated by reference from Exhibit 4.6 to Form 10-K for the fiscal year ended February 1, 2003 filed with the Commission on April 22, 2003)
10.9
Stockholders' Agreement, dated as of January 24, 2003, among J. Crew Group, Inc., TPG Partners II, L.P. and Millard S. Drexler (incorporated by reference from Exhibit 4.1 to Form 8-K filed with the Commission on February 3, 2003)
10.10
Letter Agreement, dated as of February 3, 2003, among J. Crew Group, Inc., TPG Partners II, L.P. and Emily Woods (incorporated by reference from Exhibit 4.1 to Form 8-K filed with the Commission on February 7, 2003)
10.11
Stockholders' Agreement, dated as of February 12, 2003, among J. Crew Group, Inc., TPG Partners II, L.P. and Scott Gilbertson (incorporated by reference from Exhibit 4.1 to Form 8-K filed with the Commission on February 14, 2003)
10.12
Stockholders' Agreement, dated as of February 20, 2003, among J. Crew Group, Inc., TPG Partners II, L.P. and Jeffrey A. Pfeifle (incorporated by reference from Exhibit 4.1 to Form 8-K filed with the Commission on February 26, 2003)
10.13
Amended and Restated J. Crew Group, Inc. 1997 Stock Option Plan (incorporated by reference from Exhibit 10.1 to Form 10-Q for the period ended August 3, 2002 filed with the Commission on September 6, 2002)(2)
10.14	J. Crew Group, Inc. 2003 Equity Incentive Plan (incorporated by reference from Exhibit 10.4 to Form 10-K for the fiscal year ended February 1, 2003 filed with the Commission on April 22, 2003)(2)
10.15(a)
Employment Agreement, dated May 3, 1999, between J. Crew Group, Inc. and Mark Sarvary (incorporated by reference from Exhibit 10.1 to Form 10-Q for the period ended May 1, 1999 filed with the Commission on June 10, 1999)(2)
10.15(b)
Letter Agreement, dated August 9, 1999, between J. Crew Group, Inc. and Mark Sarvary (incorporated by reference from Exhibit 10.5(b) to Form 10-K for the fiscal year ended January 29, 2000 filed with the Commission on April 25, 2000)(2)

10.15(c)
Letter Agreement, dated January 15, 2002, between J. Crew Group, Inc. and Mark Sarvary (incorporated by reference from Exhibit 10.5(c) to Form 10-K for the fiscal year ended January 29, 2000 filed with the Commission on April 25, 2000)(2)
10.15(d)
Separation Agreement, dated April 29, 2002, between J. Crew Group, Inc. and Mark Sarvary (incorporated by reference from Exhibit 10.5(d) to Form 10-K for the fiscal year ended February 1, 2003 filed with the Commission on April 22, 2003)(2)
10.16(a)
Employment Agreement, dated May 17, 2001, between J. Crew Group, Inc. and Michael Scandiffio (incorporated by reference from Exhibit 10.12 to Form 10-K for the fiscal year ended February 2, 2002 filed with the Commission on April 19, 2002)(2)
10.16(b)
Separation Agreement, dated October 17, 2002, between J. Crew Group, Inc. and Michael Scandiffio (incorporated by reference from Exhibit 10.6(b) to Form 10-K for the fiscal year ended February 1, 2003 filed with the Commission on April 22, 2003)(2)
10.17(a)
Employment Agreement, dated December 12, 2001, between J. Crew Group, Inc. and Blair Gordon (incorporated by reference from Exhibit 10.13 to Form 10-K for the fiscal year ended February 2, 2002 filed with the Commission on April 19, 2002)(2)
10.17(b)
Separation Agreement, dated January 30, 2003, between J. Crew Group, Inc. and Blair Gordon (incorporated by reference from Exhibit 10.7(b) to Form 10-K for the fiscal year ended February 1, 2003 filed with the Commission on April 22, 2003)(2)
10.18(a)
Employment Agreement, dated August 26, 2002, between J. Crew Group, Inc. and Kenneth Pilot (incorporated by reference from Exhibit 10.2 to Form 10-Q for the period ended August 3, 2002 filed with the Commission on September 6, 2002)(2)
10.18(b)
Separation Agreement, dated January 29, 2003, between J. Crew Group, Inc. and Kenneth Pilot (incorporated by reference from Exhibit 10.8(b) to Form 10-K for the fiscal year ended February 1, 2003 filed with the Commission on April 22, 2003)(2)
10.19
Services Agreement, dated January 24, 2003, among J. Crew Group, Inc., J. Crew Operating Corp., Millard S. Drexler, Inc. and Millard S. Drexler (incorporated by reference from Exhibit 10.9 to Form 10-K for the fiscal year ended February 1, 2003 filed with the Commission on April 22, 2003)(2)
10.20
Employment Agreement, dated January 24, 2003, among J. Crew Group, Inc., J. Crew Operating Corp. and Jeffrey A. Pfeifle (incorporated by reference from Exhibit 10.10 to Form 10-K for the fiscal year ended February 1, 2003 filed with the Commission on April 22, 2003)(2)
10.21
Employment Agreement, dated January 27, 2003, among J. Crew Group, Inc., J. Crew Operating Corp. and Scott Gilbertson (incorporated by reference from Exhibit 10.11 to Form 10-K for the fiscal year ended February 1, 2003 filed with the Commission on April 22, 2003)(2)
10.22
Separation Agreement, dated March 7, 2003, among J. Crew Group, Inc., J. Crew Operating Corp. and Walter Killough (incorporated by reference from Exhibit 10.12 to Form 10-K for the fiscal year ended February 1, 2003 filed with the Commission on April 22, 2003)(2)
10.23
Form of Executive Severance Agreement between J. Crew Operating Corp. and certain executives thereof (incorporated by reference from Exhibit 10.14 to Form 10-K for the fiscal year ended February 2, 2002 filed with the Commission on April 19, 2002)(2)
21.1
List of Significant Subsidiaries of J. Crew Intermediate LLC (incorporated by referenced from Exhibit 21.1 to Form 10-K for the fiscal year ended February 1, 2003 filed with the Commission on April 22, 2003)

23.1	Consent of KPMG LLP, Independent Auditors(1)
23.2	Consent of Cleary Gottlieb Steen & Hamilton (included in its opinion filed as Exhibit 5.1 herein)(1)
25.1	Form T-1 with respect to the eligibility of U.S. Bank National Association, as Trustee(3)
99.1	Form of Letter of Transmittal(1)
99.2	Form of Notice of Guaranteed Delivery(1)
99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees(3)
99.4	Form of Letter to Clients(3)
99.5	Financial Statement Schedule—Valuation and Qualifying Accounts(1)

(1)
Filed herewith.

(2)
Management contract or compensatory plan, contract or arrangement.

(3)
Previously filed.

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TABLE OF CONTENTS
WHERE YOU CAN FIND MORE INFORMATION
FORWARD-LOOKING STATEMENTS
PROSPECTUS SUMMARY
The Exchange Offer
Description of Exchange Notes
SUMMARY OF FINANCIAL INFORMATION AND OTHER DATA OF HOLDINGS
Summary of Financial Information and Other Data of Operating Corp.
RISK FACTORS
THE EXCHANGE OFFER
USE OF PROCEEDS
CAPITALIZATION
SELECTED FINANCIAL INFORMATION AND OTHER DATA OF HOLDINGS
SELECTED FINANCIAL INFORMATION AND OTHER DATA OF OPERATING CORP.
RATIO OF EARNINGS TO FIXED CHARGES.
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF HOLDINGS
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF OPERATING CORP.
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISKS
BUSINESS
MANAGEMENT
OWNERSHIP OF CAPITAL STOCK
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
DESCRIPTION OF EXCHANGE NOTES
DESCRIPTION OF OTHER INDEBTEDNESS
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
INDEX TO FINANCIAL STATEMENTS
Independent Auditors' Report
J. CREW GROUP, INC. AND SUBSIDIARIES Consolidated Balance Sheets (in thousands)
J. CREW GROUP, INC. AND SUBSIDIARIES Consolidated Statements of Operations (in thousands)
J. CREW GROUP, INC. AND SUBSIDIARIES Consolidated Statements of Cash Flows (in thousands)
J. CREW GROUP, INC. AND SUBSIDIARIES Consolidated Statements of Changes in Stockholders' Deficit (in thousands, except shares) (As restated—see note 7)
J. CREW GROUP, INC. AND SUBSIDIARIES Notes to Consolidated Financial Statements Years ended February 1, 2003, February 2, 2002 and February 3, 2001
J. CREW GROUP, INC. AND SUBSIDIARIES Condensed Consolidated Balance Sheets (in thousands) (unaudited)
J. CREW GROUP, INC. AND SUBSIDIARIES Condensed Consolidated Statements of Operations (in thousands) (unaudited)
J. CREW GROUP, INC. AND SUBSIDIARIES Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited)
J. CREW GROUP, INC. AND SUBSIDIARIES NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS Twenty-six weeks ended August 2, 2003 and August 3, 2002
Independent Auditors' Report
J. CREW OPERATING CORP. AND SUBSIDIARIES Consolidated Balance Sheets (in thousands)
J. CREW OPERATING CORP. AND SUBSIDIARIES Consolidated Statements of Operations (in thousands)
J. CREW OPERATING CORP. AND SUBSIDIARIES Consolidated Statements of Cash Flows (in thousands)
J. CREW OPERATING CORP. AND SUBSIDIARIES Notes to Consolidated Financial Statements Years ended February 1, 2003, February 2, 2002 and February 3, 2001
J. CREW OPERATING CORP. AND SUBSIDIARIES Condensed Consolidated Balance Sheets (in thousands) (unaudited)
J. CREW OPERATING CORP. AND SUBSIDIARIES Condensed Consolidated Statements of Operations (in thousands) (unaudited)
J. CREW OPERATING CORP. AND SUBSIDIARIES Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited)
J. CREW OPERATING CORP. AND SUBSIDIARIES NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS Twenty-six weeks ended August 2, 2003 and August 3, 2002
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 20. Indemnification of Directors and Officers.
  Item 21. Exhibits and Financial Statement Schedules.
  Item 22. Undertakings.
SIGNATURES
EXHIBIT INDEX